UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

CLEARWAY ENERGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2025

Annual Meeting of Stockholders & Proxy Statement

Clearway Energy

DEFINITIVE PROXY STATEMENT
March 13, 2025
Dear Stockholder:
We are pleased to invite you to attend Clearway Energy, Inc.’s Annual Meeting of Stockholders, which will be held at 9 a.m., Eastern Time, on April 22, 2025. The Annual Meeting of Stockholders will be held in a virtual meeting format only, via live webcast on the Internet. Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. Information about voting methods is set forth in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
On behalf of Clearway Energy, Inc., I thank you for your ongoing interest and investment in Clearway Energy, Inc. We are committed to acting in your best interests. If you have any questions with respect to voting, please call our proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885.
Sincerely,
Jonathan Bram
Chairman of the Board
THIS PROXY STATEMENT AND PROXY CARD ARE
BEING DISTRIBUTED ON OR ABOUT MARCH 13, 2025.

Clearway Energy, Inc.
300 Carnegie Center, Suite 300, Princeton, New Jersey 08540
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
When:   Tuesday, April 22, 2025, 9:00 a.m., Eastern Time
Where:   Virtual via live webcast on the Internet at www.virtualshareholdermeeting.com/CWEN2025. No physical meeting will be held.
We are pleased to invite you to join our Board of Directors and senior leadership at the Clearway Energy, Inc. 2025 Annual Meeting of Stockholders.
ITEMS OF BUSINESS:
1.
To elect eleven directors.

2.
To approve, on a non-binding advisory basis, Clearway Energy, Inc.’s executive compensation.

3.
To ratify the appointment of PricewaterhouseCoopers LLP as Clearway Energy, Inc.’s independent registered public accounting firm for the 2025 fiscal year.

4.
To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement.

RECORD DATE:
You are entitled to vote if you were a stockholder of record of our Class A, Class B, Class C or Class D common stock at the close of business on February 28, 2025.
By Order of the Board of Directors
KEVIN P. MALCARNEY
Executive Vice President, General Counsel and
Corporate Secretary
Voting Information
HOW TO VOTE:
Even if you plan to attend the Annual Meeting virtually, please vote right away using one of the following advance voting methods. Make sure to have your proxy card or voting instruction form in hand and follow the instructions in the card or form.
Via the Internet:
You may vote by using the Internet at www.proxyvote.com, 24 hours a day, 7 days a week, up until 11:59 p.m. Eastern Time on April 21, 2025.
By phone:
If you live in the United States, you may vote 24 hours a day, 7 days a week, up until 11:59 p.m. Eastern Time on April 21, 2025, by calling 1-800-690-6903 from a touch-tone phone.
By mail:
If you received a paper copy of the materials, you may mark, sign, date and mail your proxy card or voting instruction card in the enclosed, postage-paid address envelope, as soon as possible as it must be received by the Company prior to April 22, 2025, the Annual Meeting date.
At the virtual meeting:
Stockholders of record at the close of business on February 28, 2025, or their legal proxy holders, will be able to access the Annual Meeting webcast, ask questions and vote online at www.virtualshareholdermeeting.com/CWEN2025 by entering their 16-digit control number provided on their proxy card. This website also will contain instructions to participate in the virtual Annual Meeting. Please see the Questions and Answers section beginning on page 78 for important information about participating in the virtual Annual Meeting. Additional questions may be directed to our proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885 or
proxy@mackenziepartners.com.

2025 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

i

PROXY STATEMENT HIGHLIGHTS
This summary highlights information contained elsewhere in this proxy statement (the “Proxy Statement”). This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement before voting. For information regarding Clearway Energy, Inc.’s 2024 performance, please review Clearway Energy, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Form 10-K”).
ROADMAP OF VOTING MATTERS
Stockholders are being asked to vote on the following matters at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”):
Board Recommendation
Proposal 1. Election of Directors (page 16)
The Board of Directors (the “Board”) and the Corporate Governance, Conflicts and Nominating Committee believe that the eleven director nominees possess the necessary qualifications, attributes, skills and experience to provide advice and counsel to the Company’s management and effectively oversee the business and the long-term interests of our stockholders.	FOR each director nominee
Proposal 2. Approval, on a non-binding advisory basis, of Clearway Energy, Inc.’s executive compensation (the “Say on Pay Proposal”) (page 24)
The Company seeks a non-binding advisory vote to approve the compensation of its named executive officers (the “NEOs”) as described in the Compensation Discussion and Analysis (the “CD&A”) beginning on page 44 and the compensation tables and respective narrative discussion. The Board values stockholders’ opinions, and the Compensation Committee will take into account the outcome of the Say on Pay Proposal when considering future executive compensation decisions.	FOR
Proposal 3. Ratification of the appointment of PricewaterhouseCoopers LLP as Clearway Energy, Inc.’s independent registered public accounting firm for the 2025 fiscal year (the “Ratification of PricewaterhouseCoopers LLP’s Appointment Proposal”) (page 25)
The Audit Committee and the Board believe that the retention of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2025 fiscal year is in the best interests of the Company and its stockholders. As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP.	FOR
CORPORATE GOVERNANCE HIGHLIGHTS
We are committed to maintaining high standards of corporate governance, which promote the long-term interests of our stockholders, strengthen Board and management accountability and help build public trust in the Company. The “Governance of the Company” section beginning on page 5 describes our corporate governance framework, which includes the following highlights:
• Separate Chairman and Chief Executive Officer	• Independent audit and governance committees
• 11 director nominees	• Regular executive sessions of independent directors
• 4 independent director nominees	• Anti-hedging and anti-pledging policies

• Risk oversight by full Board and committees	• Director orientation and continuing education program
• Annual self-evaluation of full Board and each committee	• Engagement on and oversight of environmental, social and governance (“ESG”) matters
• Lead Independent Director	• Board Diversity Policy
DIRECTOR NOMINEES
Name, Primary Occupation	Age	Director Since	Independent	Other Public Company Boards	Committee Memberships(1)
					A	C	GCN	ERM
Jonathan Bram	59	2018	NO	0		✓
Chairman of the Board of the Company, Founding Partner at Global Infrastructure Partners
Nathaniel Anschuetz	37	2018	NO	0				✓
Partner at Global Infrastructure Partners
Emmanuel Barrois	42	2022	NO	0				✓
Head of Renewables Portfolio Management for TotalEnergies
Brian R. Ford(2)	76	2013	YES	1	★	✓	✓
Former Chief Executive Officer of Washington Philadelphia Partners, LP
Olivier Jouny	44	2024	NO	0
Senior Vice President for TotalEnergies Renewables
Jennifer Lowry	56	2022	YES	2	✓	✓	✓	★
Former Vice President of Risk, Treasury and Corporate Finance for McCormick & Company, Inc.
Bruce MacLennan	58	2018	NO	0
Partner at Global Infrastructure Partners
Daniel B. More	68	2019	YES	1	✓	✓	★
Senior Advisor at Guggenheim Securities
E. Stanley O’Neal	73	2018	YES	2	✓	★
Former Chairman of the Board and Chief Executive Officer of Merrill Lynch & Co.
Craig Cornelius	45	2024	NO	0
President and Chief Executive Officer of the Company
Marc-Antoine Pignon	40	2024	NO	0
Chief Executive Officer of TotalEnergies Renewables USA

(1)
★ Chair ✓ Member

A = Audit Committee; C = Compensation Committee; GCN = Corporate Governance, Conflicts and Nominating Committee; ERM = Energy Risk Management Committee
(2)
Lead Independent Director

QUESTIONS AND ANSWERS
Please see the Questions and Answers section beginning on page 78 for important information about the proxy materials, voting and the Annual Meeting. Additional questions may be directed to our proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885 or proxy@mackenziepartners.com.
LEARN MORE ABOUT OUR COMPANY
You can learn more about the Company and view our governance materials and much more by visiting the “Corporate Governance” section of our website, www.clearwayenergy.com.
Please also visit our Annual Meeting website at www.proxyvote.com to easily access the Company’s proxy materials and vote through the Internet.

PROXY STATEMENT
We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Clearway Energy, Inc. for the Annual Meeting and for any adjournment or postponement of the Annual Meeting. The Annual Meeting will be held Tuesday, April 22, 2025, at 9 a.m., Eastern Time. The Annual Meeting will be held in a virtual meeting format only, via live webcast on the Internet. In this Proxy Statement, “we,” “us,” “our,” “Clearway Energy,” “Clearway,” “CWEN” and the “Company” refer to Clearway Energy, Inc.
You are receiving this Proxy Statement because you own shares of our Class A, Class B, Class C or Class D common stock, par value $0.01 per share, that entitle you to vote at the Annual Meeting. By use of a proxy, you can vote whether or not you attend the Annual Meeting. The Proxy Statement describes the matters on which we would like you to vote and provides information on those matters.
Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to be held on Tuesday, April 22, 2025
Each of the Notice of Annual Meeting, this Proxy Statement and our 2024 Form 10-K is available at www.proxyvote.com. If you would like to receive, without charge, a paper copy of our 2024 Form 10-K, including the financial statements and the financial statement schedules, please send your request to Investor Relations, 300 Carnegie Center, Suite 300, Princeton, New Jersey 08540.
GOVERNANCE OF THE COMPANY
CORPORATE GOVERNANCE GUIDELINES AND CHARTERS
The Board has adopted Corporate Governance Guidelines (the “Guidelines”) that, along with the Amended and Restated Certificate of Incorporation, the Fourth Amended and Restated Bylaws (the “Bylaws”) and the written charters of the committees of the Board (the “Committees”), provide the framework for the governance of the Company. The Board’s Corporate Governance, Conflicts and Nominating Committee is responsible for periodically reviewing the Guidelines and recommending any proposed changes to the Board for approval. The Guidelines are available on the Corporate Governance section of the Company’s website at www.clearwayenergy.com, along with the written charters of all of the Committees and the Company’s Code of Business Conduct and Ethics (the “Code of Conduct”). The Guidelines, the charters of all of the Committees and the Code of Conduct are also available in print to any stockholder upon request. Stockholders who desire to receive such items in print may request them from the Company’s Corporate Secretary by writing to Clearway Energy, Inc., 300 Carnegie Center, Suite 300, Princeton, New Jersey 08540.
CONTROLLED COMPANY
Clearway Energy Group LLC (“CEG”), which is equally owned by TotalEnergies SE (“TotalEnergies”) and funds comprising Global Infrastructure Partners III (“GIP”), controls more than 50% of the combined voting power of our common stock and has the voting power to elect the members of our Board. Thus, for purposes of the New York Stock Exchange (“NYSE”) rules, we are a “controlled company.” Controlled companies under those rules are companies of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company. As a controlled company, we may take advantage of certain exemptions from corporate governance requirements provided in the NYSE rules. Specifically, we are not required to have (a) a majority of independent directors, (b) a nominating/corporate governance committee composed entirely of independent directors, (c) a compensation committee composed entirely of independent directors or (d) an annual performance evaluation of the nominating/corporate governance and compensation committees. Therefore, our stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the applicable NYSE rules.
We currently avail ourselves of the majority of independent directors exemption and the entirely independent compensation committee exemption. However, we have elected to have a Corporate Governance, Conflicts and Nominating Committee consisting entirely of independent directors and we conduct an annual performance evaluation of each Committee. The controlled company exemption does not modify the independence requirements for the Audit Committee, and we comply with the requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the NYSE rules, which require that our Audit Committee be composed of at least three members, all of whom are independent.
BOARD STRUCTURE AND LEADERSHIP

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Chairman of the Board:   Jonathan Bram

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Number of directors:   11

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Number of regular meetings in 2024:   5

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Number of special meetings in 2024:   1

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Annual election of directors

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Separate Chairman and Chief Executive Officer

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Lead Independent Director:   Brian R. Ford

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Regular executive sessions of independent directors

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Audit and Corporate Governance, Conflicts and Nominating Committees composed of all independent directors

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Active engagement by all directors

Our Board is responsible for, among other things, overseeing the conduct of our business, reviewing and, where appropriate, approving our long-term strategic, financial and organizational goals and plans, and reviewing the performance of our Chief Executive Officer (the “CEO”) and any other members of senior management. Our Board conducts an annual self-evaluation, which includes a review of any areas in which the Board or management believes the Board can make a better contribution to our corporate governance, as well as a review of the committee structure and an assessment of the Board’s compliance with corporate governance principles. In fulfilling the Board responsibilities, directors have full access to our management and independent advisors.
During the 2024 fiscal year, all incumbent directors attended at least 75% of the meetings of the Board and Committees on which they served in 2024. Non-management directors meet in executive session regularly following Board meetings. Directors are encouraged to attend the annual meetings of stockholders. Seven of the 11 directors who served as such at the time of the meeting attended the 2024 Annual Meeting of Stockholders.
As stated in the Guidelines, the Board understands that there is no single, generally accepted approach to providing Board leadership and that it is in the best interests of the Company for the Board to make a determination regarding whether or not to separate the roles of Chairman and CEO based upon the present circumstances. Currently, Jonathan Bram, a non-executive director and Founding Partner at GIP, our shared majority voting stockholder, serves as Chairman of the Board. Irrespective of the Company’s current practice, the Board believes that an effective board leadership structure is highly dependent on the experience, skills and personal interaction between persons in leadership roles. Although our Board believes that the separation of the Chairman and CEO roles is appropriate under current circumstances, it will continue to review this issue periodically to determine whether, based on the relevant facts and circumstances, the combination of these offices would serve the Company’s best interests and the best interests of its stockholders.
Our President and CEO, Mr. Cornelius, and the Chairman, Mr. Bram, work together in complementary roles. Mr. Cornelius focuses on the day-to-day operations of the Company and establishes the Company’s strategic plan. Mr. Bram leads the Board’s responsibilities for reviewing, approving and monitoring fundamental financial and business strategies and major corporate actions, assessing major risks facing the Company and management, and he presides over the Board and its Committees as they perform their oversight functions. The Board believes that these complementary roles provide the appropriate governance structure for the Company.
When the Chairman is a director affiliated with GIP, TotalEnergies or a member of Company management, or when the independent directors determine that it is in the best interests of the Company, the independent directors will annually appoint from among themselves a Lead Independent Director. Mr. Ford is currently the Lead Independent Director. As Lead Independent Director, Mr. Ford is responsible for the activities of the independent directors and is authorized to call meetings of the independent directors, chairs executive sessions of the independent directors, and performs the other duties either specified in the Guidelines or as assigned from time to time by the Board.
GOVERNANCE PRACTICES
The Board has taken a proactive approach in applying leading governance practices. As described in the Guidelines, the Board follows a series of governance practices that it believes foster effective Board oversight and accountability to you, our stockholders. These practices include:
•
succession planning for the CEO and other senior management;

•
annual performance evaluations of the Board and each of its standing Committees, as well as periodic peer review for individual directors;

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director orientation and continuing education programs, including Company site visits and information sessions with Company management at relevant sites; and

•
access to and engagement of outside advisors and consultants to assist the Board and the Committees in the performance of their duties, as appropriate.

RISK OVERSIGHT
•
The Board has responsibility for overall risk oversight of the Company.

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The Audit Committee oversees financial risks.

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The Compensation Committee oversees risks related to compensation policies and practices.

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The Corporate Governance, Conflicts and Nominating Committee oversees risks related to governance practices, including ESG-related matters, conflicts of interest or changes of control and related person transactions.

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The Energy Risk Management Committee oversees risks related to the marketing and trading of fuel, transportation, energy and related products and services.

•
Risk oversight includes understanding the material risks to the business and what steps management is taking or should be taking to manage those risks, as well as understanding and determining the appropriate risk appetite for the Company.

•
To define the Company’s risk appetite, the Board reviews and approves the annual business plan, budget and long-term plan, strategic initiatives, individual development projects, capital raising, acquisitions and divestitures, and capital allocation plan.

Other than the Energy Risk Management Committee, the Board does not have a separate risk committee, but instead believes that the entire Board is responsible for overseeing the Company’s risk management with the assistance of management and the Committees. The Board performs its risk oversight function in several ways. The Board monitors, reviews and reacts to strategic and corporate risks through reports by management and Committees. The Chair of each of the Committees regularly report to the Board on all matters reviewed by their Committees, thereby providing the full Board with the opportunity to identify and discuss any risk-related issues or request additional information from management or the Committees that may assist the Board in its risk oversight role. To this end, risk-related issues presented to each Committee are routinely presented to the full Board to ensure proper oversight.
With the full Board providing the top level of risk oversight, the Committees have a more specific risk oversight role for matters that fall under their purview. The Audit Committee considers the Company’s policies with respect to risk assessment and risk management. The Audit Committee also oversees financial risks, which includes reviewing the effectiveness of our internal controls, conducting a detailed review of the financial portions of the Company’s SEC reports, approving the independent auditor and the annual audit plan, and receiving and considering periodic reports from the Company’s independent auditor, the Company’s internal auditor and the Company’s corporate compliance officer. In addition, the Audit Committee oversees risks related to information technology systems and cybersecurity matters.

The Compensation Committee oversees risks related to our compensation policies and practices with input from management, and reviews the Company’s compensation policies and practices to determine whether they subject the Company to unnecessary risk. As a result of the review, management and the Compensation Committee have concluded that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
The Corporate Governance, Conflicts and Nominating Committee oversees risks related to our governance practices, including but not limited to, Board and Committee membership and Board effectiveness, as well as risks related to perceived conflicts of interest or changes of control and acquisitions from, and agreements that we have in place with, CEG, and its affiliates, and other related person transactions. The Corporate Governance, Conflicts and Nominating Committee is also responsible for reviewing and assessing risks from ESG-related matters.
The Energy Risk Management Committee oversees risks related to management’s process for the identification, evaluation and mitigation of risks related to our marketing and trading of fuel, transportation, energy and related products and services.
DIRECTOR NOMINEE SELECTION PROCESS
The Corporate Governance, Conflicts and Nominating Committee is responsible for identifying individuals that the Committee believes are qualified to become Board members in accordance with criteria set forth in the Guidelines. These criteria include (1) relevant knowledge, diversity of background and experience in areas including business, finance, accounting, marketing, as well as “next-generational” experience, such as technology, cybersecurity and social communication; (2) personal qualities of leadership, character, judgment and whether the candidate possesses a reputation in the community at large of integrity, trust, respect, competence and adherence to the highest ethical standards; (3) roles and contributions valuable to the business community; and (4) whether the candidate is free of conflicts, including the candidate’s qualification as “independent” under the various standards applicable to the Board and its Committees, and has the time required for preparation, participation and attendance at meetings. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all Board members.
The Corporate Governance, Conflicts and Nominating Committee’s process for identifying and evaluating director nominees may also include consultation with all directors, solicitation of proposed nominees from all directors, the engagement of one or more professional search firms (if deemed appropriate), interviews with prospective nominees by the Committee (and other directors, if deemed appropriate) and recommendations regarding qualified candidates to the full Board.
In addition to the emphasis in the Guidelines on diversity of backgrounds and perspectives on the Board, the Board has adopted a formal diversity policy (the “Diversity Policy”). The Diversity Policy is driven by the Company’s view that the Board should include members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to the business of the Company. The Diversity Policy supports periodically adding new perspectives to the Board to help the Company adapt to changing business trends and affirms that this is a policy. The Corporate Governance, Conflicts and Nominating Committee seeks to achieve diversity within the Board and adheres to the Company’s philosophy of maintaining an environment free from discrimination on the basis of race, color, religion, sex, sexual orientation, gender identity, age, national origin, disability, veteran status or any protected category under applicable law. The composition of the current Board reflects diversity in business and professional experience and skills.
Stockholder-Recommended Director Candidates
The Corporate Governance, Conflicts and Nominating Committee considers nominations by stockholders who recommend candidates for election to the Board. A stockholder seeking to recommend a prospective candidate for the Committee’s consideration may do so by writing to the Corporate Secretary, at Clearway Energy, Inc., 300 Carnegie Center, Suite 300, Princeton, New Jersey 08540, and by following the requirements to submit nominees discussed under “Stockholder Proposals or Stockholder Nomination of Director to be brought at the 2025 Annual Meeting (without Inclusion in the Company’s Proxy Statement).”

Stockholder-Nominated Director Candidates
As discussed under “Requirements for Submission of Stockholder Proposals for the 2026 Annual Meeting of Stockholders,” stockholders intending to appear at the 2026 Annual Meeting in order to nominate a candidate for election by the stockholders at the meeting (in cases where the Board does not intend to nominate the candidate or where the Corporate Governance, Conflicts and Nominating Committee was not requested to consider his or her candidacy) must comply with the procedures in the Bylaws, a copy of which is available upon request to the Company’s Corporate Secretary.
BOARD COMMITTEES
The Board has the following four standing Committees:
•
Audit

•
Compensation

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Corporate Governance, Conflicts and Nominating

•
Energy Risk Management

The membership and the functions of each Committee are described below.
Audit Committee
•
Current Members:   Brian R. Ford (Chair), Jennifer Lowry, Daniel B. More, E. Stanley O’Neal

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Number of meetings in 2024:   4

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Audit Committee Financial Experts:   Brian R. Ford, Jennifer Lowry, Daniel B. More, E. Stanley O’Neal

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Primary Responsibilities:   appoints, retains, oversees, evaluates and compensates the independent auditors; reviews the annual audited and quarterly consolidated financial statements; and reviews major issues regarding accounting principles and financial statement presentations.

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Independence:   all members

The Audit Committee represents and provides assistance to the Board with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company and its subsidiaries, including assisting the Board in its oversight of the integrity of the Company’s financial statements, compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent auditors, the performance of the Company’s internal audit function, and effectiveness of the Company’s financial risk management.
Among other things, the Audit Committee:
(1)
appoints, retains, oversees, evaluates, compensates and terminates the independent auditors;

(2)
reviews the annual audited and quarterly consolidated financial statements with management and independent auditors;

(3)
reviews significant accounting and reporting issues, including significant changes in the Company’s selection or application of accounting principles and recent professional or regulatory pronouncements;

(4)
reviews major issues regarding accounting principles and financial statement presentations;

(5)
reviews earnings press releases and any financial information and earnings guidance provided to analysts and rating agencies;

(6)
reviews and pre-approves all audit and permitted non-audit services provided by the independent auditors;

(7)
resolves disagreements between management and independent auditors regarding financial reporting;

(8)
considers the adequacy and effectiveness of the Company’s internal control and reporting system, including the security for the Company’s information systems and the Company’s contingency plans in the event of a systems breakdown or cybersecurity breach;

(9)
reviews and approves the internal corporate audit staff functions and sets hiring policies for employees or former employees of the independent auditors;

(10)
reviews and concurs the appointment, replacement and dismissal of the Chief Audit Executive;

(11)
review and evaluates, and ensures the regular rotation of, the lead or coordinating audit partner;

(12)
discusses policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the effectiveness of the Company’s system for monitoring compliance with laws and regulations, and reviews the Company’s tax policies and findings of regulatory agencies and independent auditors;

(13)
reports regularly to the Board regarding its activities and prepares and publishes required annual Committee reports;

(14)
reviews updates from management and Company legal counsel regarding compliance matters that may be material to financial performance or reporting obligations;

(15)
discusses with management and the internal audit executive compliance by the Company and its subsidiaries with material applicable laws and regulations and the Code of Conduct;

(16)
establishes confidential and anonymous procedures for the receipt, retention and treatment of complaints and concerns regarding accounting, internal accounting controls or auditing matters;

(17)
oversees the internal audit and corporate compliance functions;

(18)
prepares the report required to be included in the Company’s proxy statement; and

(19)
annually evaluates the performance of the Audit Committee and the adequacy of its charter.

The Board has determined that all of the current Audit Committee members are independent according to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the listing standards of the NYSE with respect to audit committee membership.
Compensation Committee
•
Current Members:   E. Stanley O’Neal (Chair), Jonathan Bram, Brian R. Ford, Jennifer Lowry, Daniel B. More

•
Number of meetings in 2024:   4

•
Primary Responsibilities:   oversees the Company’s overall compensation structure, policies and programs; evaluates the performance of the CEO and other senior executives against goals and objectives relevant to their compensation; and reviews the compensation of directors for service on the Board and its Committees.

•
Independence:   4 members

The Compensation Committee provides leadership and guidance to the Board regarding the Company’s overall compensation strategy, structure, policies and programs.
Among other things, the Compensation Committee:
(1)
reviews and recommends to the Board for approval annual and long-term goals and objectives relevant to the compensation of the CEO, evaluates the performance of the CEO in light of those goals and objectives, and determines, approves and recommends to the Board for approval the CEO’s compensation level based on such evaluation;
(2)
reports to the Board with respect to the Chief Financial Officer (the “CFO”), any executive or senior vice presidents and any other officer designated by the Board and compensated by the Company (other than the CEO) on (i) the review of annual and long-term goals and objectives relevant to their compensation, (ii) the evaluations of their performance in light of those goals and objectives, (iii) the determination and approval of compensation levels based on such evaluations and (iv) the review and approval of any incentive awards and opportunities, employment arrangements, severance arrangements, change-in-control provisions affecting any elements of compensation and benefits and any special or supplemental compensation and benefits;

(3)
reviews and recommends to the Board the compensation, incentive compensation and equity-based plans that are subject to Board approval;

(4)
recommends to the Board stock option and other stock incentive awards for the CEO and approves stock option and other stock incentive awards for officers other than the CEO (the CEO and other officers may not be present during voting or deliberations with respect to his or her compensation);

(5)
reviews and discusses with management the CD&A to be included in the Company’s proxy statement or annual report on Form 10-K, and based on such review and discussions, recommends to the Board that the CD&A be included in the Company’s proxy statement or annual report on Form 10-K;

(6)
reviews and oversees the Company’s overall compensation strategy, structure, policies, programs, risk profile and any stockholder advisory votes on the Company’s compensation practices and assesses whether the compensation structure establishes appropriate incentives for management and employees;

(7)
establishes, reviews and approves any changes to the Company’s policy on recoupment of incentive compensation in the event of a financial restatement or other events that could require the recoupment or forfeiture of incentive compensation;

(8)
recommends and monitors officers’ and directors’ compliance regarding any stock ownership guidelines;

(9)
reviews the compensation of directors for service on the Board and its Committees and recommends changes in compensation to the Board;

(10)
retains and terminates any adviser to assist the Compensation Committee in the performance of its duties, but only after taking into consideration all factors relevant to the adviser’s independence from management; and

(11)
annually evaluates the performance of the Compensation Committee and the adequacy of its charter.

The Compensation Committee may delegate to one or more subcommittees such power and authority as the Compensation Committee deems appropriate. No subcommittee can consist of fewer than two members, and the Compensation Committee may not delegate to a subcommittee any power or authority that is required by any law, regulation or listing standard to be exercised by the Compensation Committee as a whole.
The Compensation Committee has the authority to retain, at the expense of the Company, such outside counsel, experts and other advisors as it determines appropriate to assist it in the full performance of its functions, including sole authority to retain and terminate any compensation consultant used to assist the Compensation Committee in the evaluation of directors, or, if applicable, CEO or senior executive compensation, and to approve the consultant’s fees and other retention terms. Pay Governance LLC (“Pay Governance”) served as the Compensation Committee’s independent compensation consultant for fiscal year 2024. The Compensation Committee’s independent compensation consultants, Pay Governance, worked with the Compensation Committee in connection with the director compensation, executive compensation programs and the CEO evaluation process.
The Board has determined that Mr. Ford, Ms. Lowry, Mr. More and Mr. O’Neal are independent under the listing standards of the NYSE and that they are “nonemployee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Corporate Governance, Conflicts and Nominating Committee
•
Current Members:   Daniel B. More (Chair), Brian R. Ford, Jennifer Lowry

•
Number of meetings in 2024:   18

•
Primary Responsibilities:   recommends director candidates to the Board; makes recommendations on Board and Committee structure and function and governance related matters; oversees the evaluation of the Board and Committees; reviews potential conflict transactions between the Company and any affiliated parties, including CEG, and any change of control of the Company; and reviews and makes recommendations to the Board regarding ESG matters.

•
Independence:   all members

The Corporate Governance, Conflicts and Nominating Committee provides leadership and guidance to the Board and to the Company regarding matters of corporate governance, transactions involving potential conflicts of interest or changes of control, the selection and evaluation of members of the Board, the annual performance reviews of the Board and its Committees and ESG matters.
Among other things, the Corporate Governance, Conflicts and Nominating Committee:
(1)
identifies and reviews the qualifications of potential nominees to the Board consistent with criteria approved by the Board, including the relative experience, strength and conviction of independent directors;

(2)
assesses the contributions and independence of incumbent directors in determining whether to recommend them for re-election;

(3)
develops, periodically evaluates and oversees compliance with the Guidelines and recommends any changes to the Guidelines to the Board;

(4)
establishes and reviews procedures for the consideration of Board candidates recommended by the Company’s stockholders;

(5)
reviews and approves potential conflict transactions between the Company and any affiliated parties, including CEG, with respect to acquisitions of assets and other transactions;

(6)
reviews and approves strategic transactions involving the transfer of 50% or more of the voting power in the Company;

(7)
periodically reviews relationships between the Company and each director and reports the results of its review to the Board for purposes of determining whether directors satisfy independence requirements;

(8)
makes recommendations to the Board concerning the structure, composition and functioning of the Board and its Committees, and periodically reviews the succession planning for directors (particularly the independent directors), including a review of the Board’s “next-generational” skills and experience in areas such as technology, cybersecurity and social communication;

(9)
recommends to the Board candidates for appointment to Committees;

(10)
reviews and assesses the channels through which the Board receives information, and the quality and timeliness of information received;

(11)
reviews and recommends to the Board retirement and other tenure policies for directors;

(12)
reviews and approves Company policies applicable to the Board, the directors and officers subject to Section 16 of the Exchange Act;

(13)
reviews and reports to the Board regarding potential conflicts of interests of directors;

(14)
recommends to the Board director candidates for the annual meeting of stockholders, and candidates to be elected by the Board as necessary to fill vacancies and newly created directorships;

(15)
oversees the evaluation of the Board, its Committees and management, and develops and recommends to the Board an annual self-evaluation process of the Board and its Committees;

(16)
monitors directorships in other public companies held by directors and senior officers of the Company;

(17)
oversees the orientation process for new director and programs for the continuing education of directors;

(18)
reviews developing trends and emerging ESG matters, as well as the Company’s strategies, activities polices and communications regarding ESG matters, and makes recommendations to the Board regarding potential actions by the Company; and

(19)
performs such other duties and responsibilities as are consistent with the purpose of the Corporate Governance, Conflicts and Nominating Committee and as the Board deems appropriate.

The Board and each of the Committees conduct annual self-evaluations to assess their effectiveness and review their charters. Individual directors are also evaluated by the Board. The Corporate Governance, Conflicts and Nominating Committee coordinates each of these annual evaluations.
The Board has determined that all of the Corporate Governance, Conflicts and Nominating Committee members are independent under the listing standards of the NYSE.
Energy Risk Management Committee
•
Current Members:   Jennifer Lowry (Chair), Emmanuel Barrois, Nathaniel Anschuetz

•
Number of meetings in 2024:   6

•
Primary Responsibilities:   oversee risks related to our marketing and trading of fuel, transportation, energy and related products and services.

•
Independence:   1 member

The Energy Risk Management Committee provides advice and assistance to the Board and to the Company to oversee risks related to management’s process for the identification, evaluation and mitigation of risks related to our marketing and trading of fuel, transportation, energy and related products and services.
Among other things, the Energy Risk Management Committee:
(1)
oversees the Company’s policies and procedures established by management to assess, monitor, manage and control the Company’s material energy risk exposures, including commodity market (including marketing and trading of fuel, transportation, energy and related products and services, and hedging of generation portfolio obligations), strategic, credit and liquidity;

(2)
advises and assists the Board in its review of the processes by which management and the combined Energy Risk Management Committee of the Company and CEG assess the Company’s exposure to risk;

(3)
reviews and approves all revisions to the Company’s Energy Risk Management Policy effecting changes to (a) approved list of commodities, products and instruments, (b) the project limits, (c) the Company’s Credit Risk Management Policy and (d) provisions explicitly stated to require Board or Committee approval to be revised;

(4)
reviews and approves any amendments to the Energy Risk Management Committee’s charter, which is reviewed annually;

(5)
reviews and approves transactions exceeding the Approval Authorities as outlined under the Company’s Energy Risk Management Policy;

(6)
assists the Audit Committee as necessary in matters related to energy risk management of the Company;

(7)
reviews and approves other matters that may be delegated by the Board or expressly noted in the Company’s Energy Risk Management Policy;

(8)
annually evaluates the performance of the Energy Risk Management Committee and the appropriateness of its charter; and

(9)
performs such other duties and responsibilities as are consistent with the purpose of the Energy Risk Management Committee and as the Board deems appropriate.

The Energy Risk Management Committee may delegate to one or more subcommittees such power and authority as the Energy Risk Management Committee deems appropriate. No subcommittee can consist of fewer than two members, and the Energy Risk Management Committee may not delegate to a subcommittee any power or authority that is required by any law, regulation or listing standard to be exercised by the Energy Risk Management Committee as a whole. The Energy Risk Management Committee has the authority to retain at the expense of the Company such outside counsel, experts, and other advisors as it determines appropriate to assist it in the full performance of its functions.
CODE OF CONDUCT
Our Board has adopted a Code of Conduct that applies to all of our directors and employees, including our officers. Our Code of Conduct is available on our website. If we amend or grant a waiver of one or more of the provisions of our Code of Conduct, we intend to satisfy the requirements under Item 5.05 of Form 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Conduct that apply to our principal executive, financial and accounting officers by posting the required information on our website. Our website is not part of this Proxy Statement.
INSIDER TRADING POLICY
Our Board has adopted an insider trading policy (the “Insider Trading Policy”) governing the purchase, sale and/or other dispositions of our securities by Company insiders, including our directors, officers and certain other employees identified in the Insider Trading Policy. We believe the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as applicable NYSE listing standards. A copy of the Insider Trading Policy has been filed as Exhibit 19 to the 2024 Form 10-K.
ANTI-HEDGING AND ANTI-PLEDGING POLICIES
The Company prohibits executive officers, directors and employees from directly or indirectly engaging in any kind of hedging transaction that could reduce or limit their economic risk with respect to their holdings, ownership or interest in the Company’s securities including prepaid variable forward contracts, equity swaps, collars, puts, calls and options. The Company also prohibits executive officers, directors and employees from directly or indirectly engaging in any transaction in which the Company’s securities are being pledged.
COMMUNICATION WITH DIRECTORS
Stockholders and other interested parties may communicate with the Board by writing to the Corporate Secretary, Clearway Energy, Inc., 300 Carnegie Center, Suite 300, Princeton, New Jersey 08540. Communications intended for a specific director or directors should be addressed to their attention to the Corporate Secretary at the address provided above. Communications received from stockholders are forwarded directly to Board members as part of the materials mailed in advance of the next scheduled Board meeting following receipt of the communications. The Board has authorized the Corporate Secretary, in his discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening, or similarly inappropriate. Advertisements, solicitations for periodical or other subscriptions, and other similar communications generally will not be forwarded to the directors.
ESG and Sustainability
The Company is committed to engaging with its stakeholders on ESG matters in a proactive, holistic and integrated manner. The Company strives to provide recent, credible and comparable data to investors around ESG issues and to comply with ESG disclosure requirements. The Board reviews developing trends and emerging ESG matters as well as the Company’s strategies, activities, policies and communications regarding ESG matters, and reviews and considers potential actions the Company could take regarding ESG matters.
Aligned with the Company’s strategy of owning and acquiring environmentally-sound assets, in 2024, approximately 86% of the Company’s total operating revenues were not tied to the dispatch of power generation emitting greenhouse gases. This non-greenhouse gas emitting operating revenue included renewable energy generation and grid reliability services in the Company’s Renewables segment and grid reliability services in the Company’s Flexible Generation segment at the El Segundo, Marsh Landing and Walnut Creek facilities. Also in 2024, 96% of the Company’s total generation was attributable to renewable energy and storage assets. The Company has also issued $2.1 billion of corporate green bonds under a green bond framework that applies the net proceeds to finance or refinance, in part or in full, new and existing facilities and assets meeting certain criteria focused on the supply of energy from renewable resources, including solar energy and wind energy.
Workplace safety impacts annual incentive payments to management. We monitor U.S. Occupational Safety and Health Administration (“OSHA”) recordable injuries to manage our safety performance, and awards made under our annual incentive program are negatively adjusted for any OSHA recordable injuries that occur during the year. In 2024, we had zero OSHA recordable injuries.
Human Capital
We depend upon personnel of CEG for the provision of asset management, administration and O&M services. For more detail regarding our relationship with CEG, see “Certain Relationships and Related Person Transactions.” In addition to the personnel of CEG, we rely on other third-party service providers in the daily operations of our facilities in the Flexible Generation segment, as well as certain renewable facilities.
We and CEG focus on attracting, developing and retaining a team of highly talented and motivated employees. We and CEG seek to attract and retain employees with industry experience and relevant skills to support operations, which in certain areas requires specific professional or technical skills and experience. Our and CEG’s programs to attract and recruit qualified candidates focus on identifying qualified candidates from a variety of backgrounds with the requisite skills and experience to bring value to us. We regularly conduct assessments of our compensation and benefit practices and pay levels to help ensure that staff members are compensated equitably and competitively. We devote extensive resources to staff development and training, including tuition assistance for career-enhancing academic and professional programs. We and CEG utilize various programs for developing and retaining employees that focus on employee engagement and belonging as well as continuing education. Employee performance is measured in part based on goals that are aligned with our annual objectives. We recognize that our success is based on the talents and dedication of those we employ, and we are highly invested in their success.
We and CEG are committed to maintaining a workplace that acknowledges, encourages and values its employees as individuals. We and CEG believe that individual differences, experiences, and strengths enrich the Company’s culture and help us to better understand the needs of our customers and the communities in which we operate.

PROPOSALS TO BE VOTED ON
PROPOSAL NO. 1
ELECTION OF DIRECTORS
Each of the eleven nominees for director named in this Proxy Statement has been nominated by the Board upon recommendation of the Corporate Governance, Conflicts and Nominating Committee. The persons named as proxies on the proxy card intend to vote the proxies for the election of the nominees listed below to the Board. Proxies cannot be voted for a greater number of persons than the number of nominees named. Each nominee listed below has consented to being named in this Proxy Statement and to serve as a director if elected. The biography for each nominee includes the specific experience, qualifications, attributes and skills that led the Board to conclude that the nominee should serve as a director. The Board believes that each of the directors has valuable individual skills and experiences that, taken together, provide the Company with the variety and depth of knowledge, judgment and vision necessary to provide effective oversight of the Company.
Nominees for Director
The following eleven directors are being nominated for a one-year term, and will be elected annually. Each director will hold office until his or her successor has been duly elected and qualified or until the director’s earlier death, resignation or removal.

Jonathan Bram
Age: 59
Chairman of the Board
Compensation Committee
Mr. Bram has served as a director and Chairman of the Board since August 2018. Mr. Bram is a Senior Managing Director and Founding Partner at GIP, a part of BlackRock, Inc. (“BlackRock”), and serves on its Equity and Credit Investment Committees. Prior to the formation of GIP in 2006, Mr. Bram spent 15 years at Credit Suisse as a managing director in the Investment Banking Division, where he served in a variety of positions including co-head of the Global Industrial and Services Group, chief operating officer of the Investment Banking Division, and co-head of corporate finance for the 150-person U.S. Energy Group. He has experience financing and investing in renewables companies and projects that utilize wind, solar, geothermal and hydroelectric technologies. Mr. Bram is a member of the board of directors of Zephyr Acquisition Holdings, L.P. (the indirect parent of CEG) (“Zephyr Acquisition Holdings”) and Chile Renovables, SpA. He previously served on the boards of Terra-Gen Power, Guacolda Energy, Channelview Cogeneration and SunPower Corporation. Mr. Bram holds a B.A. in economics from Columbia College. Mr. Bram’s significant experience in investment banking for, and investments in, energy and power companies, as well as his leadership role at GIP, provide strong financial and transactional experience to the Board.

Nathaniel Anschuetz
Age: 37
Energy Risk Management Committee
Mr. Anschuetz has served as a director since August 2018. Mr. Anschuetz is a Partner at GIP, a part of BlackRock. Prior to joining GIP in 2012, Mr. Anschuetz was an Analyst in the Power & Utilities Coverage Group at Citigroup from June 2010 through June 2012. Mr. Anschuetz is also a member of the board of directors of Zephyr Acquisition Holdings and Eolian, L.P. Mr. Anschuetz served as a board member on the Board of Directors of SunPower Corporation from September 2022 to October 2024. Mr. Anschuetz graduated with cum laude honors from Columbia College in 2010 with an A.B. in Economics and Operations Research, and a concentration in Sustainable Development. Mr. Anschuetz’s financial expertise provides significant value to the Board.

Emmanuel Barrois
Age: 42
Energy Risk Management Committee
Mr. Barrois has served as a director since October 2022. Mr. Barrois has 18 years of experience in the energy industry. Starting as a petroleum engineer in France and in Nigeria, he moved on to management positions in the Republic of Congo and the UAE. In 2019, he joined the strategy team in the Exploration & Production branch of TotalEnergies, where he led the Long Term Business Plan team. Since 2022, he has been in charge of TotalEnergies’ Renewables portfolio management team. Mr. Barrois served as a director on the board of directors of SunPower Corporation from February 2024 to November 2024. He holds Masters of Engineering from Ecole Nationale des Ponts et Chaussées and Ecole Nationale Supérieure des Pétroles et Moteurs, and a Master of Science from Colorado School of Mines. Mr. Barrois’ engineering, energy and leadership experience provides significant value to the Board.

Brian R. Ford
Age: 76
Lead Independent Director
Audit Committee (Chair)
Compensation Committee
Corporate Governance, Conflicts and Nominating Committee
Mr. Ford has served as a director since July 2013 and Lead Independent Director since January 2019. Mr. Ford was the Chief Executive Officer of Washington Philadelphia Partners, LP, a real estate investment company, from 2008 through 2010. He retired as a partner from Ernst & Young LLP in June 2008 where he had been employed since 1971. Mr. Ford currently serves on the board of various companies, including FS Investment Corporation portfolios, a specialty finance company that invests primarily in the debt securities of private U.S. middle-market companies, since 2013, where he also serves as the chairman of the audit committee. He also serves on the boards of Drexel University and BAYADA Home Health. From 2013 to 2020, Mr. Ford served on the board of AmeriGas Propane, Inc., where he also served as a member of its audit and corporate governance committees. Mr. Ford received his B.S. in Economics from Rutgers University. Mr. Ford’s extensive experience in accounting and public company matters provides strong financial, audit and accounting skills to the Board.

Jennifer Lowry
Age: 56
Audit Committee
Compensation Committee
Corporate Governance, Conflicts and Nominating Committee
Energy Risk Management Committee (Chair)
Ms. Lowry has served as a director since February 2022. Ms. Lowry served as Vice President of Risk, Treasury and Corporate Finance for McCormick & Company, Inc. from October 2019 through July 2021, and as Vice President of Corporate Finance from November 2016 through October 2019. From 2012 to 2016, Ms. Lowry held management positions with Exelon Corporation as Senior Vice President, Generation Company Strategy and Constellation Energy Group, Inc as Vice President and Treasurer. Prior to that, she held executive positions at companies within the electric power industry including AES Corporation and Cogentrix Energy Group, Inc. Ms. Lowry served on numerous governing committees within Constellation and Exelon and was Chair of the Maryland Zoo Board of Trustees. Ms. Lowry served on the board of Electriq Power Holdings, Inc. from August 2023 to May 2024 and served on its compensation committee. Ms. Lowry has also been a member of the board of directors of MYR Group, Inc. since 2018, and is currently chair of its Audit Committee. Ms. Lowry’s financial and energy industry experience provides significant value to the Board.

Bruce MacLennan
Age: 58
Mr. MacLennan has served as a director since August 2018. Mr. MacLennan is a Partner at GIP and focuses on the energy and power sectors. Prior to joining GIP at its formation in 2006, Mr. MacLennan was a Director in the Investment Banking Division of Credit Suisse. During his time at Credit Suisse, he worked in the Global Energy Group, the Global Project Finance Group and the Global Industrial and Services Group. Mr. MacLennan holds an A.B. from Harvard University and an M.B.A. from the Wharton School of the University of Pennsylvania. He is currently a member of the board of directors of Eolian, L.P. and previously served on the boards of Competitive Power Ventures and Zephyr Acquisition Holdings. Mr. MacLennan’s significant experience in investment banking for, and investments in, energy and power companies, as well as his leadership role at GIP, provide strong financial and transactional experience to the Board.

Daniel B. More
Age: 68
Audit Committee
Compensation Committee
Corporate Governance, Conflicts and Nominating Committee (Chair)
Mr. More has served as a director since February 2019. Mr. More has been a Senior Advisor with Guggenheim Securities since October 2015. Mr. More retired as a Managing Director and Global Head of Utility Mergers & Acquisitions of the Investment Banking Division of Morgan Stanley in 2014. He held such position since 1996. Mr. More has been an investment banker since 1978 and has specialized in the utility sector since 1986. Mr. More has served as a director of SJW Group since April 2015. He served as a director of Saeta Yield from February 2015 to June 2018 and served as a director of the New York Independent System Operator from April 2014 until February 2016. Mr. More’s extensive experience in investment banking, including capital raising and strategic initiatives, combined with experience as a director of energy industry companies, provides significant value to the Board.

E. Stanley O’Neal
Age: 73
Audit Committee
Compensation Committee (Chair)
Mr. O’Neal has served as a director since August 2018. Mr. O’Neal served as Chairman of the Board and Chief Executive Officer of Merrill Lynch & Co., Inc. until October 2007. He became Chief Executive Officer of Merrill Lynch in 2002 and was elected Chairman of the Board in 2003. Mr. O’Neal was employed with Merrill Lynch for 21 years, serving as President and Chief Operating Officer from July 2001 to December 2002; President of U.S. Private Client from February 2000 to July 2001; Chief Financial Officer from 1998 to 2000 and Executive Vice President and Co-head of Global Markets and Investment Banking from 1997 to 1998. Before joining Merrill Lynch, Mr. O’Neal was employed at General Motors Corporation where he held a number of financial positions of increasing responsibility. Currently, Mr. O’Neal is chairman of the nominating and governance committee and a member of the compensation and benefits committee of Arconic Corp., an aluminum manufacturing company and the former parent company of Alcoa Inc. Mr. O’Neal is also a director and member of the nominating and governance committee of Element Solutions Inc. (formerly Platform Specialty Products Corporation), a global, diversified producer of high technology specialty chemical products and provider of technical services. Mr. O’Neal is also a director of Hut 8 Corp, a cryptocurrency mining company, which was formed in November 2023 as a merger between Hut 8 Mining Corp and U.S. Data Mining Group, Inc. Mr. O’Neal was a director of General Motors Corporation from 2001 to 2006, chairman of the board of Merrill Lynch & Co., Inc. from 2003 to 2007, and a director of American Beacon Advisors, Inc. (investment advisor registered with the SEC) from 2009 to September 2012. Mr. O’Neal’s extensive executive experience, financial expertise and leadership skills enable him to provide unique guidance to the Board and the Company’s management team.

Craig Cornelius
Age: 45
President, CEO and Director
Mr. Cornelius has served as President and Chief Executive Officer of the Company since July 2024 and as a director since July 2024. He has been CEG’s chief executive officer since its formation through a spin-out of NRG Energy, Inc.’s (“NRG”) clean energy businesses in 2018. Previously, Mr. Cornelius was President of NRG’s renewables division. In this capacity, he oversaw origination, development, engineering and construction, operations and asset management across the company’s businesses in wind and solar power. He joined NRG in 2013 and initially led new business development for renewables, including the establishment of new market segments, acquisition of projects, and direction of process improvement initiatives. Before joining NRG, Mr. Cornelius served for five years as a Principal and then a Managing Director in the solar investing practice at Hudson Clean Energy Partners. Previously, he was the Program Manager of the U.S. Department of Energy’s Solar Energy Technologies Program, where he led the creation of the $1.5 billion Solar America Initiative. As President and Chief Executive Officer of the Company, Mr. Cornelius provides the Board with management’s perspective regarding the Company’s day to day operations and overall strategic plan.

Olivier Jouny
Age: 44
Mr. Jouny has served as a director since October 2024. Mr. Jouny currently serves as Senior Vice President of the Renewables division of TotalEnergies. He began his career in the Gas & Power Division of TotalEnergies, serving in marketing activities on the European gas markets and then LNG downstream developments in North & Central Americas. In 2008, he joined the Exploration & Production branch where he held several positions in Yemen, France and the Republic of Congo. He was successively Commercial Manager of Yemen LNG, Head of E&P New Ventures Economics Department and Business Development Manager of Total E&P Congo based in Pointe Noire. In September 2016, he joined the Marketing & Services branch where he was appointed Managing Director of Total Marine Fuels, TotalEnergies’ worldwide business unit in charge of bunkering activities, based in Singapore. Mr. Jouny then served as Managing Director of TotalEnergies E&P in Angola. He was, during this period, also the country chair for TotalEnergies in Angola. From January 2023 to August 2024, he was Senior Vice President of the Integrated Power division of TotalEnergies within the Gas, Renewables and Power branch, where he developed an expertise in electricity markets and flexible power generation assets. Mr. Jouny graduated as a mechanical engineer from the Mines Paris Tech. Mr. Jouny’s engineering, energy and leadership experience provides significant value to the Company’s Board.

Marc-Antoine Pignon
Age: 40
Mr. Pignon has served as a director since December 2024. Mr. Pignon currently serves as Chief Executive Officer of TotalEnergies Renewables USA. He has been employed by TotalEnergies since 2006, when he joined as an economist for upstream operations in Congo and the Middle East. Between 2008 and 2016, Mr. Pignon was successively appointed as Business Development Economist at TotalEnergies EP Norge AS, EPC Manager at TotalEnergies EP Nigeria Ltd and Head of Development & Long-Term Planning at TotalEnergies EP Australia. In 2016, he became Head of TotalEnergies Solar France, which is the French renewables arm of TotalEnergies. In 2019, he moved to the United States within SunPower Corporation and then TotalEnergies Renewables USA to lead TotalEnergies’ renewables efforts in the U.S. He served as a director on the Board of Directors of SunPower Corporation from July 2024 to November 2024. Mr. Pignon is a science and executive engineering graduate from Mines ParisTech. Mr. Pignon’s economics, engineering and leadership experience provides significant value to the Board.

The Board recommends a vote “FOR” the election to the Board of each of the foregoing nominees. Proxies received by the Board will be voted “FOR” each of the nominees unless a contrary vote is specified.

DIRECTOR COMPENSATION
The chart below describes the compensation program established for our directors for their service as Board members, chairs of the Committees and Lead Independent Director, as applicable, in 2024. Only our independent, non-employee directors receive compensation for their services as directors, which is set by our Board based on recommendations by the Compensation Committee. Neither our Current CEO nor Former CEO (as such terms are defined below) received compensation during 2024 for their respective service as a director, and none of the directors who are officers or employees of GIP or TotalEnergies receive compensation for their services as directors.
Compensation Element	Compensation Amount
Annual Cash Retainer	$90,000
Annual Deferred Stock Unit Award	$125,000
Lead Independent Director Retainer	$25,000
Audit Committee Chair Retainer	$25,000
Compensation Committee Chair Retainer	$20,000
Corporate Governance, Conflicts and Nominating Committee Chair Retainer	$20,000
Energy Risk Management Committee Chair Retainer	$20,000
Employee or Directors Affiliated with GIP or TotalEnergies	No compensation
Our independent directors receive an annual retainer of cash and equity for their services as directors. The independent directors received $90,000 in the form of cash and $125,000 in the form of stock awards issued under our Amended and Restated 2013 Equity Incentive Plan (the “Equity Incentive Plan” or “LTIP”). Chair retainers were payable 50% in the form of cash and 50% in the form of stock awards issued under the Equity Incentive Plan. Each stock award may, pursuant to an independent director’s deferral election, be awarded as deferred stock units (“DSUs”). In addition, directors may defer the cash component of their annual retainers into additional DSUs.
Each DSU issued in 2024 was equivalent in value to one share of Class C common stock and represents the right to receive one such share of Class C common stock payable at the time elected by the director, or in the event the director does not make an election with respect to payment in a particular year, in accordance with his or her prior deferral election. In the event that a director’s service with the Company is terminated for any reason, other than cause, DSU awards are payable in accordance with such director’s deferral election. If a director’s service with the Company is terminated for cause, the award is forfeited. In connection with the grants of the DSUs, each independent director also received dividend equivalent rights (“DERs”) which become vested proportionately with the DSUs to which they relate. Each DER represents the right to receive the dividends and distributions that would have otherwise been paid with respect to a share subject to a DSU award (if such share were outstanding rather than being subject to the DSU award). Typically, accrued DERs are credited as additional shares that will be subject to the vesting and payment terms of the corresponding award of DSUs. Accordingly, DERs are intended to represent the economic value that our independent directors would otherwise receive if, as applicable, they did not elect to receive DSUs and they, instead, held the shares relating to the DSUs outright.
Similar to its competitive assessment of NEO compensation, Pay Governance, the Compensation Committee’s compensation consultant, performed a review of director compensation and stock ownership guidelines in 2024. Results of the review were shared with the Compensation Committee, which made a recommendation to the full Board for final approval.
The Compensation Committee previously implemented a stock ownership guideline for directors requiring stock ownership equal to five times the annual cash retainer fee and, as part of its competitive assessment (described above), Pay Governance confirmed this guideline is consistent with the market (i.e., with respect to similarly situated businesses). Although directors are not required to make purchases of our common stock to meet their target ownership multiple, they are restricted from divesting any securities until such ownership multiple is attained, except to make a required tax payment, and must maintain their ownership multiple after any such transactions.
In addition, our independent directors are reimbursed for out-of-pocket expenses in connection with attending meetings of the Board or its Committees. As a general matter, we expect that in the future, any independent director will receive grants of equity-based awards upon appointment to our Board and from time to time thereafter for so long as he or she serves as a director.
Each member of our Board is indemnified for his or her actions associated with being a director to the fullest extent permitted under Delaware law. In addition, we have entered into indemnification agreements with each of our directors as well as our executive officers. The indemnification agreements provide the directors and executive officers with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under Delaware law.
Director Compensation
Fiscal Year Ended December 31, 2024(1)
Name	Fees Earned or Paid in Cash	Stock Awards	Total
Brian R. Ford	$115,000	$150,024	$265,024
Jennifer E. Lowry	$100,000	$135,016	$235,016
Daniel B. More	$100,000	$135,016	$235,016
E. Stanley O’Neal(2)	—	$235,004	$235,004

(1)
Reflects the grant date fair value of DSUs awarded in 2024 determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation Stock Compensation, the full amount of which is recorded as a compensation expense in the income statement for the 2024 fiscal year. For all directors, the grant date fair value of the DSUs that are payable in Class C common stock was based on the closing price of our Class C common stock on the date of grant. For all directors, the grant date fair value of the DSUs granted on June 1, 2024 for their period of service beginning on June 1, 2024 through May 31, 2025 was based on the May 31, 2024 Class C common stock closing price of $28.00.

(2)
Mr. O’Neal elected to receive the cash portion of his director compensation in the 2024 fiscal year in the form of DSUs that are payable in Class C common stock upon termination of service as a Board member.

The following table sets forth the aggregate number of stock awards (DSUs and any DERs thereon) held by each of the independent directors as of December 31, 2024. All DSUs held by the independent directors are payable upon termination of service as a Board member.
Name	Class A Stock Awards	Class C Stock Awards
Brian R. Ford	8,153	77,883
Jennifer E. Lowry	—	14,392
Daniel B. More	—	56,256
E. Stanley O’Neal	—	59,559

PROPOSAL NO. 2
APPROVAL, ON AN ADVISORY BASIS, OF THE COMPANY’S EXECUTIVE COMPENSATION
Under Section 14A of the Exchange Act, the stockholders of the Company are entitled to vote at this year’s Annual Meeting to approve the compensation of the NEOs, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K (“Regulation S-K”) of the rules and regulations under the Securities Act of 1933, as amended (the “Securities Act”).
As described more fully in the CD&A beginning on page 44, the Company’s executive compensation program is designed to attract, retain and reward top executive talent. The intent of the Company’s compensation program is to reward the achievement of the Company’s annual goals and objectives while supporting the Company’s long-term business strategy.
This proposal, commonly known as a “say on pay” proposal, gives stockholders the opportunity to express their views on the NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the NEOs as described in this Proxy Statement. Accordingly, the Board recommends that stockholders vote in favor of the following resolution:
“RESOLVED, that the compensation paid to the NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the CD&A, compensation tables and narrative discussion, is hereby APPROVED.”
The say on pay vote is advisory and therefore not binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of the stockholders and to the extent there is a significant number of votes against the NEO compensation as disclosed in this Proxy Statement, stockholders’ concerns will be considered and the Board and the Compensation Committee will evaluate actions necessary to address those concerns.
The Board recommends a vote “FOR” the approval of the Company’s executive compensation as disclosed in this Proxy Statement. Proxies received by the Board will be voted “FOR” the approval of the Company’s executive compensation unless a contrary vote is specified.

PROPOSAL NO. 3
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE 2025 FISCAL YEAR
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s consolidated financial statements. To execute this responsibility, the Audit Committee engages in a thorough annual evaluation of (i) the independent registered public accounting firm’s qualifications, performance and independence, (ii) whether the independent registered public accounting firm should be rotated, and (iii) the advisability and potential impact of selecting a different independent registered public accounting firm.
On May 10, 2024, the Audit Committee dismissed Ernst & Young LLP as the Company’s independent registered public accounting firm, due to the fact that Ernst & Young LLP would no longer be considered independent with respect to the Company under the rules of the SEC following the acquisition by BlackRock of all of the business and assets of Global Infrastructure Management, LLC (“GIM”), the investment manager of GIP, which acquisition was completed on October 1, 2024. Also on May 10, 2024, the Audit Committee appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ended December 31, 2024. The dismissal of Ernst & Young LLP and the appointment of PricewaterhouseCoopers LLP became effective on August 1, 2024, the date of the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024. The Audit Committee appointed PricewaterhouseCoopers LLP to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2025.
Each of Ernst & Young LLP’s audit reports on the consolidated financial statements of the Company and its subsidiaries as of and for the fiscal years ended December 31, 2022 and December 31, 2023 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.
During the fiscal years ended December 31, 2022 and December 31, 2023, and the subsequent interim period through August 1, 2024, there were no (i) disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions under the Exchange Act) between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the subject matter of the disagreement in connection with its report on the consolidated financial statements of the Company for the applicable year, or (ii) reportable events (within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions under the Exchange Act).
During the fiscal years ended December 31, 2022 and December 31, 2023, and the subsequent interim period through August 1, 2024, neither the Company, nor anyone on the Company’s behalf, consulted with PricewaterhouseCoopers LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided by PricewaterhouseCoopers LLP to the Company that PricewaterhouseCoopers LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was the subject of either a disagreement (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions under the Exchange Act) or a reportable event (within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions under the Exchange Act).
In accordance with SEC rules and PricewaterhouseCoopers LLP policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide audit services to the Company. For lead and concurring review audit partners, the maximum number of consecutive years of service in that capacity is five years. The Audit Committee is involved in the selection of PricewaterhouseCoopers LLP’s lead audit partner.
The Audit Committee and the Board believe that the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the 2025 fiscal year is in the best interests of the Company and its stockholders. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider its selection. Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting where they will be available to respond to questions and, if they desire, to make a statement.
The Board recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s lead independent registered public accounting firm for the 2025 fiscal year. Proxies received by the Board will be voted “FOR” ratification unless a contrary vote is specified.

EXECUTIVE OFFICERS
Our executive officers are elected by the Board annually to hold office until their successors are elected and qualified. The biographical information for each of the executive officers is provided below.
Craig Cornelius
Age 45
President and Chief Executive Officer
For biographical information for Craig Cornelius, see “Proposal No. 1 — Nominees for Director.”
Kevin P. Malcarney
Age 58
Executive Vice President, General Counsel and Corporate Secretary
Mr. Malcarney has served as the Company’s General Counsel, Corporate Secretary and Chief Compliance Officer since May 2018, and was promoted from Senior Vice President to Executive Vice President in January 2022. He was previously Vice President and Deputy General Counsel at NRG responsible for new businesses, mergers and acquisitions, divestitures and project financings, and managed a large team of lawyers that operated across all geographic regions and business areas of the company. Prior to NRG, Mr. Malcarney worked at two AmLaw 100 firms in Princeton, New Jersey, and Philadelphia, Pennsylvania, and handled mergers and acquisitions, project financing and general corporate matters. Mr. Malcarney received his JD/MBA from Rutgers University School of Law, Camden, and his BBA in Marketing from The Wharton School, University of Pennsylvania.
Sarah Rubenstein
Age 47
Executive Vice President and Chief Financial Officer
Ms. Rubenstein has served as Executive Vice President and Chief Financial Officer since April 2023 and previously served as Senior Vice President and Chief Accounting Officer of the Company from January 2022 to March 2023 and as Vice President, Accounting and Controller from November 2020 through December 2021, where she was responsible for providing oversight of the Company’s financial accounting and reporting functions. Ms. Rubenstein previously served as Assistant Controller of the Company from August 2018 through November 2020, where she was responsible for managing corporate accounting and financial reporting activities, and immediately prior to that, as Director of Accounting Research and Financial Reporting at NRG from August 2012 through August 2018. Ms. Rubenstein’s prior roles include Director of Finance at EPV Solar, Inc. and Senior Director of Financial Reporting at Warner Music Group. Ms. Rubenstein began her career as an auditor with PricewaterhouseCoopers.

STOCK OWNERSHIP OF DIRECTORS, NAMED EXECUTIVE OFFICERS AND
CERTAIN BENEFICIAL OWNERS
STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth information concerning beneficial ownership of the Company’s Class A and Class C common stock and combined voting power of Class A, Class B, Class C and Class D common stock for: (a) each director and the nominees for director; (b) each NEO; and (c) the directors and all executive officers as a group. The percentage of beneficial ownership is based on 34,613,853 shares of Class A common stock outstanding as of March 3, 2025 and 82,833,226 shares of Class C common stock outstanding as of March 3, 2025, and percentage of combined voting power is based on 78,600,553 votes represented by our outstanding Class A, Class B, Class C and Class D common stock in the aggregate as of March 3, 2025. The percentage of beneficial ownership and the percentage of combined voting power also include any shares that such person has the right to acquire within 60 days of March 3, 2025. Unless otherwise indicated, each person has sole voting and dispositive power with respect to the shares set forth in the following table.
The address of the beneficial owners is Clearway Energy, Inc., 300 Carnegie Center, Suite 300, Princeton, New Jersey 08540.
	Class A Common Stock		Class C Common Stock		Common Stock
Directors and Executive Officers	Number(1)	% of Class A Common Stock	Number(1)	% of Class C Common Stock	% of Combined Voting Power(2)
Jonathan Bram	—	—	—	—	—
Christopher S. Sotos(3)	—(3)	*	382,817(3)	*	*
Craig Cornelius	—(4)	*	326,141(4)	*	*
Kevin P. Malcarney	600(5)	*	72,787(5)	*	*
Sarah Rubenstein	380(6)	*	27,158(6)	*	*
Nathaniel Anschuetz	—	—	—	—	—
Emmanuel Barrois	—	—	—	—	—
Brian R. Ford	8,289(7)	*	79,116(7)	*	*
Olivier Jouny	—	—	—	—	—
Jennifer Lowry	—	—	15,423(8)	*	*
Bruce MacLennan	—	—	—	—	—
Daniel B. More	—	—	57,146(9)	*	*
E. Stanley O’Neal	—	—	70,502(10)	*	*
Marc-Antoine Pignon	—	—	—	—	—
All directors and executive officers as a group (14 people)	9,269(11)	*	1,031,091(11)	*	*

*
Less than one percent of outstanding Class A common stock, Class C common stock or combined voting power, as applicable.

(1)
The number of shares beneficially owned by each person or entity is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, each person or entity is considered the beneficial owner of any: (a) shares to which such person or entity has sole or shared voting power or dispositive power and (b) shares that such person or entity has the right to acquire within 60 days.

(2)
Represents the voting power of all of the classes of our common stock together as a single class. Each holder of Class A or Class B common stock is entitled to one vote for each share held. Each holder of Class C or Class D common stock is entitled to 1/100th of one vote for each share held. Holders of shares of our Class A, Class B, Class C and Class D common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise provided by applicable law.
(3)
Information based solely on a Form 4 filed with the SEC on June 5, 2024. On June 30, 2024, Mr. Sotos moved on from this position as President and Chief Executive Officer of the Company, at which time Mr. Sotos was no longer an executive officer of the Company.

(4)
Excludes 25,310 restricted stock units (RSUs), 3,375 dividend equivalent rights (DERs) and 75,889 relative performance stock units (RPSUs). Each RSU represents the right to receive one share of Class C common stock upon vesting. Each RPSU represents the potential to receive Class C common stock based upon the Company achieving a certain level of total shareholder return relative to the Company’s peer group over a three-year performance period. Each DER represents the right to receive the dividends and distributions that would have otherwise been paid with respect to a share subject to a RSU or RPSU award (if such share were outstanding rather than being subject to the applicable award).

(5)
Includes 1,088 DERs to be paid in Class C common stock. Excludes 7,043 RSUs, 3,026 DERs and 26,284 RPSUs. Each RSU represents the right to receive one share of Class C common stock upon vesting. Each RPSU represents the potential to receive Class C common stock based upon the Company achieving a certain level of total shareholder return relative to the Company’s peer group over a three-year performance period. Each DER represents the right to receive the dividends and distributions that would have otherwise been paid with respect to a share subject to a RSU or RPSU award (if such share were outstanding rather than being subject to the applicable award).

(6)
Includes 1,300 DERs to be paid in Class C common stock. Excludes 6,883 RSUs, 4,276 DERs and 33,123 RPSUs. Each RSU represents the right to receive one share of Class C common stock upon vesting. Each RPSU represents the potential to receive Class C common stock based upon the Company achieving a certain level of total shareholder return relative to the Company’s peer group over a three-year performance period. Each DER represents the right to receive the dividends and distributions that would have otherwise been paid with respect to a share subject to a RSU or RPSU award (if such share were outstanding rather than being subject to the applicable award).

(7)
Includes 4,547 DSUs and 2,742 outstanding DERs to be paid in Class A common stock and 57,510 DSUs and 21,606 DERs to be paid in Class C common stock, each payable in the event the director ceases to be a member of the Board. Each DSU represents the right of a participant to be paid one share of Class A common stock or Class C common stock, as applicable, at the end of a deferral period established under the award elected by the participant under the terms of an award and the tax rules applicable to nonqualified deferred compensation plans under Section 409A of the Code. DERs become vested proportionately with the DSUs to which they relate. Each DER represents the right to receive the dividends and distributions that would have otherwise been paid with respect to a share subject to a DSU award (if such share were outstanding rather than being subject to the DSU award).

(8)
Includes 13,075 DSUs and 1,546 DERs to be paid in Class C common stock, each payable in the event the director ceases to be a member of the Board. Each DSU represents the right of a participant to be paid one share of Class A common stock or Class C common stock, as applicable, at the end of a deferral period established under the award elected by the participant under the terms of an award and the tax rules applicable to nonqualified deferred compensation plans under Section 409A of the Code. DERs become vested proportionately with the DSUs to which they relate. Each DER represents the right to receive the dividends and distributions that would have otherwise been paid with respect to a share subject to a DSU award (if such share were outstanding rather than being subject to the DSU award).

(9)
Includes 45,994 DSUs and 11,152 DERs to be paid in Class C common stock, each payable in the event the director ceases to be a member of the Board. Each DSU represents the right of a participant to be paid one share of Class A common stock or Class C common stock, as applicable, at the end of a deferral period established under the award elected by the participant under the terms of an award and the tax rules applicable to nonqualified deferred compensation plans under Section 409A of the Code. DERs become vested proportionately with the DSUs to which they relate. Each DER represents the right to receive the dividends and distributions that would have otherwise been paid with respect to a share subject to a DSU award (if such share were outstanding rather than being subject to the DSU award).

(10)
Includes 49,786 DSUs and 10,716 DERs to be paid in Class C common stock, each payable in the event the director ceases to be a member of the Board. Each DSU represents the right of a participant to be paid one share of Class A common stock or Class C common stock, as applicable, at the end of a deferral period established under the award elected by the participant under the terms of an award and the tax rules applicable to nonqualified deferred compensation plans under Section 409A of the Code. DERs become vested proportionately with the DSUs to which they relate. Each DER represents the right to receive the dividends and distributions that would have otherwise been paid with respect to a share subject to a DSU award (if such share were outstanding rather than being subject to the DSU award).

(11)
Consists of the total holdings of directors and all executive officers as a group.

STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS
The following table sets forth information for each person known to the Company to own more than five percent of any class of the Company’s common stock. The information provided is as of the date of their most recent Schedule 13G or Schedule 13D filing with the SEC. For our stockholders other than the GIP Entities (as defined below), the BlackRock Advisory Entities (as defined below) and the TotalEnergies Entities (as defined below), percentage of beneficial ownership is based on 34,613,853 shares of Class A common stock outstanding as of February 28, 2025 and 82,833,226 shares of Class C common stock outstanding as of February 28, 2025, and percentage of combined voting power is based on 78,600,553 votes represented by our outstanding Class A, Class B, Class C and Class D common stock in the aggregate as of February 28, 2025. For the GIP Entities, the BlackRock Advisory Entities and the TotalEnergies Entities, percentage of beneficial ownership is based on 34,613,853 shares of Class A common stock outstanding as of February 28, 2025 and 82,833,226 shares of Class C common stock outstanding as of February 28, 2025, plus any shares exchangeable into Class A or Class C common stock within 60 days of February 28, 2025, and percentage of combined voting power is based on 78,600,553 votes represented by our outstanding Class A, Class B, Class C and Class D common stock in the aggregate as of February 28, 2025. The GIP Entities and the TotalEnergies Entities are the shared beneficial owners of our Class B and Class D common stock. Unless otherwise indicated, each person has sole voting and dispositive power with respect the shares set forth in the following table. For further information regarding material transactions between us and other related persons, see “Certain Relationships and Related Person Transactions.”
	Class A Common Stock		Class C Common Stock		Common Stock
Name of Beneficial Owner	Number(1)	% of Class A Common Stock	Number(1)	% of Class C Common Stock	% of Combined Voting Power(2)
GIP Entities and BlackRock Advisory Entities 50 Hudson Yards New York, New York 10001	42,897,568(3)	55.46%	43,756,815(3)	35.06%	55.13%(4)
TotalEnergies Entities 2, place Jean Millier La Défense 6, 92400 Courbevoie, France	42,760,591(5)	55.28%	42,078,090(5)	33.72%	54.94%(6)
BlackRock, Inc. 50 Hudson Yards New York, New York 10001	4,481,251(7)	12.95%	13,584,885(7)	16.40%	5.87%
The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania, 19355	4,061,716(8)	11.73%	9,568,569(8)	11.55%	5.29%
Morgan Stanley 1585 Broadway New York, New York 10036	1,828,361(9)	5.28%	—	—	2.33%

*
Less than one percent of outstanding Class A common stock, Class C common stock or combined voting power, as applicable.

(1)
The number of shares beneficially owned by each person or entity is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, each person or entity is considered the beneficial owner of any: (a) shares to which such person or entity has sole or shared voting power or dispositive power and (b) shares that such person or entity has the right to acquire within 60 days.

(2)
Represents the voting power of all of the classes of our common stock voting together as a single class. Each holder of Class A or Class B common stock is entitled to one vote for each share held. Each holder of Class C or Class D common stock is entitled to 1/100th of one vote for each share held. Holders of shares of our Class A, Class B, Class C and Class D common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise provided by applicable law.

(3)
Such share amounts differ from the information set forth in the Schedule 13D filed on January 30, 2025 (the “GIP/BlackRock 13D”) by BlackRock Portfolio Management LLC, an indirect wholly owned subsidiary of BlackRock (“BPM”). In the GIP/BlackRock 13D, BPM reported that, as of January 28, 2025, (i) Global Infrastructure Investors III, LLC, Global Infrastructure GP III, L.P., GIP III Zephyr Midco Holdings, L.P., Zephyr Holdings GP, LLC, GIP III Zephyr Acquisition Partners, L.P., and CEG (collectively, the “GIP Entities”) beneficially owned 42,760,591 shares of our Class A common stock and 42,075,949 shares of our Class C common stock, (ii) certain of BlackRock’s investment adviser subsidiaries (collectively, the “BlackRock Advisory Entities”), in their capacity as investment advisers to certain client accounts of BlackRock, beneficially owned 136,977 shares of our Class A common stock and 1,678,725 shares of our Class C common stock and (iii) the GIP Entities and the BlackRock Advisory Entities collectively had shared voting power and shared dispositive power over 42,897,568 Class A shares and 43,754,674 Class C shares. Since the filing of the GIP/BlackRock 13D, CEG acquired 2,141 shares of our Class C common stock. The shares beneficially owned by the GIP Entities include 42,738,750 Class B units and 41,961,750 Class D units of Clearway Energy LLC held by CEG. The Class B units of Clearway Energy LLC are exchangeable for shares of our Class A common stock at any time and the Class D units are exchangeable for shares of our Class C common stock at any time. As a result, the GIP Entities may be deemed to beneficially own the shares of Class A common stock or Class C common stock for which such Class B units or Class D units of Clearway Energy LLC, as applicable, are exchangeable. GIP Entities may exchange Class B units of Clearway Energy LLC for shares of our Class A common stock and Class D units of Clearway Energy LLC for shares of our Class C common stock on a one-for-one basis, subject to equitable adjustments for stock splits, stock dividends and reclassifications in accordance with the terms of the Exchange Agreement (as defined below); provided, however, upon any exchange of Class B units of Clearway Energy LLC for shares of our Class A common stock or Class D units of Clearway Energy LLC for shares of our Class C common stock, a corresponding number of shares of Class B common stock or Class D common stock, as applicable, are extinguished. For additional information, see “Certain Relationships and Related Person Transactions — Fourth Amended and Restated Limited Liability Company Agreement of Clearway Energy LLC” and “Certain Relationships and Related Person Transactions — Exchange Agreement.” The GIP Entities may be deemed to be acting as a group with the TotalEnergies Entities for purposes of Rule 13d-3 under the Exchange Act.

(4)
GIP Entities hold 42,738,750 shares of our Class B common stock and 41,961,750 shares of our Class D common stock. Each holder of Class B common stock is entitled to one vote per share of Class B common stock. Each holder of our Class D common stock is entitled 1/100th of one vote per share of Class D common stock.

(5)
Such share amounts differ from the information set forth in the Schedule 13D/A filed on June 28, 2024 (the “TotalEnergies 13D/A”) by TotalEnergies SE, TotalEnergies Gestion USA SARL, TotalEnergies Holdings USA, Inc., TotalEnergies Delaware, Inc., and TotalEnergies Renewables USA, LLC (collectively, the “TotalEnergies Entities”). In the TotalEnergies 13D/A, the TotalEnergies Entities reported to beneficially own, and to have shared voting power and shared dispositive power over, 42,760,591 Class A shares and 42,021,902 Class C shares as of June 28, 2024. Since the filing of the TotalEnergies 13D/A, CEG acquired 100,516 shares of our Class C common stock and disposed of 44,328 shares of our Class C common stock, resulting in a net acquisition by CEG of 56,188 shares of our Class C common stock. Includes 42,738,750 Class B units and 41,961,750 Class D units of Clearway Energy LLC held by CEG. The Class B units of Clearway Energy LLC are exchangeable for shares of our Class A common stock at any time and the Class D units are exchangeable for shares of our Class C common stock at any time. As a result, the TotalEnergies Entities may be deemed to beneficially own the shares of Class A common stock or Class C common stock for which such Class B units or Class D units of Clearway Energy LLC, as applicable, are exchangeable. TotalEnergies Entities may exchange Class B units of Clearway Energy LLC for shares of our Class A common stock and Class D units of Clearway Energy LLC for shares of our Class C common stock on a one-for-one basis, subject to equitable adjustments for stock splits, stock dividends and reclassifications in accordance with the terms of the Exchange Agreement; provided, however, upon any exchange of Class B units of Clearway Energy LLC for shares of our Class A common stock or Class D units of Clearway Energy LLC for shares of our Class C common stock, a corresponding number of shares of Class B common stock or Class D common stock, as applicable, are extinguished. For additional information, see “Certain Relationships and Related Person Transactions — Fourth Amended and Restated Limited Liability Company Agreement of Clearway Energy LLC” and “Certain Relationships and Related Person Transactions — Exchange Agreement.” The TotalEnergies Entities may be deemed to be acting as a group with the GIP Entities for purposes of Rule 13d-3 under the Exchange Act.
(6)
TotalEnergies Entities hold 42,738,750 shares of our Class B common stock and 41,961,750 shares of our Class D common stock. Each holder of Class B common stock is entitled to one vote per share of Class B common stock. Each holder of our Class D common stock is entitled 1/100th of one vote per share of Class D common stock.

(7)
Based upon information set forth in the Schedules 13G/A filed on July 8, 2024 and February 5, 2025 by BlackRock, Inc. (“BlackRock”). With respect to the Class A shares, BlackRock has sole voting power over 4,317,114 Class A shares and sole dispositive power over 4,481,251 Class A shares. With respect to the Class C shares, BlackRock has sole voting power over 13,198,189 Class C shares and sole dispositive power over 13,584,885 Class C shares.

(8)
Based upon information set forth in the Schedules 13G/A filed on February 13, 2024 by The Vanguard Group (“Vanguard”). With respect to the Class A shares, Vanguard has shared voting power over 11,793 Class A Shares, sole dispositive power over 4,026,206 Class A shares, and shared dispositive power over 35,510 Class A shares. With respect to the Class C shares, Vanguard has shared voting power over 29,549 Class C shares, sole dispositive power over 9,452,059 Class C shares and shared dispositive power over 116,510 Class C shares.

(9)
Based upon information set forth in the Schedule 13G filed on February 17, 2015 by Morgan Stanley. Morgan Stanley has sole voting power over 1,492,155 Class A shares. Morgan Stanley has shared voting power over 231,384 Class A shares and shared dispositive power over 1,596,978 Class A shares. The shares being reported on by Morgan Stanley as a parent holding company are owned, or may be deemed to be beneficially owned, by Morgan Stanley Smith Barney LLC, a wholly-owned subsidiary of Morgan Stanley and a broker dealer registered under Section 15 of the Exchange Act.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
RELATIONSHIP WITH CEG
CEG owns all of our outstanding Class B common stock and our Class D common stock, which represents, in the aggregate, approximately 54.91% of the combined voting power of our common stock as of February 28, 2025, and receives distributions from Clearway Energy LLC through its ownership of Class B and Class D units of Clearway Energy LLC. Holders of our Class A common stock and Class C common stock hold, in the aggregate, the remaining approximately 45.09% of the combined voting power of our stock as of February 28, 2025. Each holder of Class A or Class B common stock is entitled to one vote for each share held. Each holder of Class C or Class D common stock is entitled to 1/100th of one vote for each share held. The holders of our outstanding shares of Class A and Class C common stock are entitled to dividends as declared.
The diagram below depicts our organizational structure as of February 28, 2025. Clearway Energy LLC indirectly holds the equity interests in our facilities, other than Pine Forest, a 300 MW solar facility paired with a 200 MW battery energy storage system (“BESS”) facility currently under construction in Hopkins County, Texas.

Global Infrastructure Partners (a)
TotalEnergies (a)
Clearway Energy Group LLC
Public shareholders
Class B Common Stock and Class D Common Stock Aggregate 54.91% Voting Interest
Class B Units and Class D Units Aggregate 41.90% Economic Interest
Clearway Energy, Inc.
Class A Common Stock and Class C Common Stock Aggregate 45.09% Voting Interest
Sole Managing Member Class A Units and Class C Units Aggregate 58.10% Economic Interest
Clearway Energy LLC
Clearway Energy Operating LLC
Operating companies

(a)
GIP and TotalEnergies each own 50% of CEG through intermediate holding companies.

STRATEGIC SPONSORSHIP WITH CEG
CEG Master Services Agreement
The Company, along with certain of its subsidiaries, is a party to a Master Services Agreement with CEG (the “CEG Master Services Agreement”), pursuant to which CEG and certain of its affiliates or third-party service providers provide certain services to the Company, including operational and administrative services, which include human resources, information systems, cybersecurity, external affairs, accounting, procurement and risk management services, in exchange for the payment of fees in respect of such services. Until January 1, 2025, the Company provided certain services to CEG under a separate Master Services Agreement, including accounting, internal audit, tax and treasury services, in exchange for the payment of fees in respect of such services.
On April 30, 2024, the CEG Master Services Agreement was amended and restated as a result of a reorganization effected by the Company pursuant to which all of the employees of the Company transferred to CEG as of January 1, 2025. On February 13, 2025, but effective as of January 1, 2025, the CEG Master Services Agreement was amended and restated again to engage CEG in a payroll sharing agreement, such that the Company directly bears all labor costs for certain employees of CEG who perform work on behalf of the Company. Under the amended and restated agreement, CEG and certain of its affiliates or third-party service providers continued providing the operational and administrative services outlined above, and, effective January 1, 2025, also began providing accounting, internal audit, tax, legal and treasury services to the Company, in exchange for the payment of fees in respect of such services. Certain independent functions of the Company are directed by the Board’s Corporate Governance, Conflicts and Nominating Committee and paid for by the Company, while being administered by CEG. For the year ended December 31, 2024, the Company paid approximately $6,060,000 under the CEG Master Services Agreement.
CEG Committed Investments
The assets listed below represent our currently committed investments in facilities with CEG:
Asset	Technology	Gross Capacity (MW)	State	Estimated COD
Daggett 1	BESS	114	CA	1H25
Honeycomb Portfolio	BESS	320	UT	1H26
Luna Valley	Solar	200	CA	2H25
Pine Forest(a)	Solar/BESS	500	TX	2H25
Rosamond South(a)	Solar/BESS	257	CA	2H25

(a)
Included in a co-investment partnership.

Drop Down Transactions
Cedro Hill Repowering
On December 12, 2023, in connection with the repowering of the Cedro Hill wind facility, the Company entered into a financing agreement for non-recourse debt, which consists of construction loans, a tax equity bridge loan and a cash equity bridge loan.
On December 27, 2024, when the repowering of the Cedro Hill wind facility reached substantial completion, tax equity investors contributed $152 million to acquire the Class A membership interests in Cedro Hill TE Holdco LLC, a tax equity fund that owns the Cedro Hill wind facility. The Company, through its indirect subsidiary, Cedro Hill Class B Member LLC, consolidates as primary beneficiary, Cedro Hill TE Holdco LLC. The tax equity proceeds were utilized, along with $54 million in construction loan proceeds, to repay the $138 million tax equity bridge loan, the $16 million cash equity bridge loan, to fund $38 million in construction completion and related reserves, which is included in restricted cash on the Company’s consolidated balance sheet, to pay $11 million in construction invoices and to pay $4 million in associated fees with the remaining $26 million distributed to CEG.
Dan’s Mountain Drop Down
On November 18, 2024, the Company, through its indirect subsidiary, Dan’s Mountain Parent Holdco LLC, acquired the Class A membership interests in Dan’s Mountain TargetCo LLC, the indirect owner of Dan’s Mountain, a 55 MW wind facility that is currently under construction in Allegany County, Maryland, from Clearway Renew LLC, a subsidiary of CEG (“Clearway Renew”), for initial cash consideration of

$7 million. At substantial completion, which is expected to occur in the first half of 2025, the Company estimates it will pay an additional $31 million to Clearway Renew. Dan’s Mountain TargetCo LLC, a partnership between the Company and Clearway Renew, consolidates as primary beneficiary, Dan’s Mountain Tax Credit Holdco LLC, a tax equity fund that owns the Dan’s Mountain wind facility.
In connection with the Dan’s Mountain Drop Down, the Company assumed non-recourse facility-level debt, which included a cash equity bridge loan and tax equity bridge loan. A partial payment of $7 million was made on the cash equity bridge loan at acquisition date utilizing all of the proceeds from the Company, which were contributed back to the Company by CEG. CEG also contributed $2 million to the Company to pay $2 million in associated fees in connection with the funding.
Rosamond Central BESS Drop Down and Financing Activities
On June 30, 2023, Rosie Class B LLC, the indirect owner of the Rosamond Central solar facility, amended its financing agreement, which included a term loan, construction loan and tax equity bridge loan. On July 3, 2023, Rosie Class B LLC issued a loan to Clearway Renew, utilizing a portion of the loan proceeds under the amended financing agreement, in order to finance the construction of the BESS facility. On December 1, 2023, the Rosamond Central solar facility acquired a 147 MW co-located BESS facility from Clearway Renew.
On June 13, 2024, when the Rosamond Central BESS facility reached substantial completion, the Company paid $279 million to Clearway Renew as additional purchase price to complete its acquisition of the facility, which consisted of $64 million funded by the Company and $215 million funded through contributions from third-party investors. Also on June 13, 2024, Clearway Renew repaid the $184 million outstanding loan balance owed to Rosie Class B LLC utilizing the additional purchase price of $279 million paid by the Company. The Company utilized the proceeds from Clearway Renew, along with $39 million held previously in escrow and $56 million of the Company’s additional purchase price that was contributed back to the Company by CEG, to repay the $186 million tax equity bridge loan, to distribute $44 million to the cash equity investor, to fund $21 million in construction completion reserves, which is included in restricted cash on the Company’s consolidated balance sheet, and to pay $11 million in associated fees, of which $4 million was related to construction management agreement, or CMA, fees paid to CEG. In addition, on June 13, 2024, Clearway Renew redeemed Rosie Class B LLC’s entire investment of $28 million in Rosie Central BESS utilizing the additional purchase price paid by the Company.
Victory Pass and Arica Drop Down
On October 31, 2023, the Company, through its indirect subsidiary, VP-Arica Parent Holdco LLC, acquired the Class A membership interests in VP-Arica TargetCo LLC, a partnership and the indirect owner of Victory Pass, a 200 MW solar facility that is paired with a 50 MW BESS facility, and Arica, a 263 MW solar facility that is paired with a 136 MW BESS facility, both located in Riverside, California, from Clearway Renew. In connection with the Victory Pass and Arica Drop Down, the Company assumed non-recourse facility-level debt, which included a sponsor equity bridge loan and tax equity bridge loan.
On May 1, 2024, when the facilities reached substantial completion, the Company paid $165 million to Clearway Renew as additional purchase price, the cash equity investor contributed an additional $347 million, the tax equity investor contributed an additional $410 million and CEG contributed $52 million, which were utilized, along with $103 million held previously in escrow, to repay the $351 million cash equity bridge loan, to repay the $468 million tax equity bridge loan, to fund $75 million in construction completion reserves, which is included in restricted cash on the Company’s consolidated balance sheet, and to pay $18 million in associated fees, of which $9 million was related to CMA fees paid to CEG.
Cedar Creek Drop Down
On April 16, 2024, the Company, through its indirect subsidiary, Cedar Creek Wind Holdco LLC, acquired Cedar Creek Holdco LLC, the indirect owner of Cedar Creek, a 160 MW wind facility that is located in Bingham County, Idaho, from Clearway Renew for cash consideration of $117 million. Cedar Creek Holdco LLC consolidates as primary beneficiary, Cedar Creek TE Holdco LLC, a tax equity fund that owns the Cedar Creek wind facility.

In connection with the Cedar Creek Drop Down, the Company assumed non-recourse facility-level debt, which included a construction loan, sponsor equity bridge loan and tax equity bridge loan. At acquisition date, when the facility reached substantial completion, the tax equity investor contributed $108 million, which was utilized, along with the Company’s entire purchase price that was contributed back to the Company by CEG, to repay the tax equity bridge loan, to repay the sponsor equity bridge loan, to partially repay $2 million in construction loans, to fund $16 million in construction completion reserves, which is included in restricted cash on the Company’s consolidated balance sheet, and to pay $6 million in associated fees, of which $5 million were related to CMA fees paid to CEG.
Texas Solar Nova 1 and 2 Drop Downs
On March 15, 2024, the Company, through its indirect subsidiary, TSN1 TE Holdco LLC, acquired Texas Solar Nova 2, a 200 MW solar facility that is located in Kent County, Texas, from Clearway Renew for cash consideration of $112 million, $17 million of which was funded by the Company with the remaining $95 million funded through a contribution from the cash equity investor in Lighthouse Renewable Holdco 2 LLC. Lighthouse Renewable Holdco 2 LLC indirectly consolidates as primary beneficiary, TSN1 TE Holdco LLC, a tax equity fund that owns Texas Solar Nova 1 and Texas Solar Nova 2. Lighthouse Renewable Holdco 2 LLC is a partnership between the Company and a cash equity investor.
In connection with the Texas Solar Nova 2 Drop Down, the Company assumed non-recourse facility-level debt, which included a term loan and tax equity bridge loan. At acquisition date, the tax equity investor contributed $130 million, which was utilized, along with $9 million of the Company’s purchase price that was contributed back to the Company by CEG, to repay the $115 million tax equity bridge loan, to fund $19 million in construction completion reserves, which is included in restricted cash on the Company’s consolidated balance sheet, and to pay $4 million in associated fees, of which $3 million was related to CMA fees paid to CEG.
During 2024, CEG contributed $6 million to the Company as a purchase price true up related to the 2023 Texas Solar Nova 1 Drop Down and the 2024 Texas Solar Nova 2 Drop Down. The Company also distributed $2 million to CEG related to Texas Solar Nova 1 revenue earned prior to the Company’s acquisition on December 28, 2023.
Daggett 2 and 3 Drop Downs
During 2024, the Company distributed $1 million to CEG as a purchase price true up related to the 2023 Daggett 2 Drop Down. Also, CEG contributed $6 million to the Company as a purchase price true up paid to the cash equity investor in Daggett 2 and Daggett 3 connected with the 2023 Drop Downs.
OPERATIONS AND MAINTENANCE AGREEMENTS
CEG provides operations and maintenance (“O&M”) and day-to-day operational support to our utility scale solar and wind facilities in accordance with O&M agreements with us. Each of the counterparties to the O&M agreements is an affiliate of CEG. The O&M agreements for which the amount paid to CEG exceeded $120,000 during the year ended December 31, 2024 are described in the table below. Under these O&M agreements, we generally pay an annual or monthly fee, which may be subject to annual adjustment, plus any reimbursable expenses.
Facility	Agreement Description	Approximate Amount Paid to CEG
Solar
Agua Caliente	O&M Agreement, dated December 22, 2017	$4,608,000
Arica Solar	O&M Agreement, dated April 27, 2023	$1,420,000
Borrego	O&M Agreement, dated August 1, 2012	$442,000
Buckthorn Solar	O&M Agreement, dated May 22, 2017	$1,792,000
Chestnut Fund LLC	O&M Agreement, dated February 9, 2018	$1,402,000

Facility	Agreement Description	Approximate Amount Paid to CEG
Clearway & EFS Distributed Solar LLC	O&M Agreement, dated October 28, 2016	$410,000
CS4 Fund LLC	O&M Agreement, dated November 29, 2018	$190,000
CVSR	O&M Agreement, dated September 30, 2011	$2,964,000
Daggett 2	O&M Agreement, dated July 15, 2022	$1,006,000
Daggett 3	O&M Agreement, dated October 28, 2021	$1,278,000
DGPV Fund 1 LLC	O&M Agreement, dated June 12, 2015	$252,000
DGPV Fund 2 LLC	O&M Agreement, dated September 4, 2015	$1,066,000
DGPV Fund 4 LLC	O&M Agreement, dated June 16, 2017	$1,412,000
Golden Puma Fund LLC	O&M Agreement, dated March 30, 2017	$779,000
Kansas South	O&M Agreement, dated June 13, 2017	$624,000
Lanikuhana Solar LLC	O&M Agreement, dated December 28, 2017	$265,000
Mililani I	O&M Agreement, dated May 28, 2021	$856,000
Rosamond Central	O&M Agreement, dated June 30, 2023	$2,138,000
Solar Blythe	O&M Agreement, dated November 1, 2017	$195,000
Solar Blythe II	O&M Agreement, dated March 1, 2017	$287,000
Solar Community I	O&M Agreement, dated February 9, 2018	$137,000
SPP Funds	O&M Agreement, dated October 31, 2017	$500,000
TA High Desert	O&M Agreement, dated June 9, 2017	$414,000
Texas Solar Nova 1	O&M Agreement, dated October 24, 2022	$1,722,000
Texas Solar Nova 2	O&M Agreement, dated October 24, 2022	$391,000
Utah Solar Portfolio	O&M Agreement, dated June 13, 2022	$3,526,000
Victory Pass	O&M Agreement, dated April 27, 2023	$1,421,000
Waiawa	O&M Agreement, dated May 28, 2021	$637,000
Waipio PV LLC	O&M Agreement, dated December 28, 2017	$454,000
Wind
Alta Wind I	O&M Agreement, dated December 12, 2016	$1,947,000
Alta Wind II	O&M Agreement, dated December 12, 2016	$612,000
Alta Wind III	O&M Agreement, dated December 12, 2016	$657,000
Alta Wind IV	O&M Agreement, dated December 12, 2016	$477,000
Alta Wind V	O&M Agreement, dated December 12, 2016	$703,000
Alta Wind X	O&M Agreement, dated December 12, 2016	$2,505,000
Alta Wind XI	O&M Agreement, dated December 12, 2016	$1,940,000
Black Rock	O&M Agreement, dated December 30, 2020	$521,000
Broken Bow	O&M Agreement, dated Nov 6, 2017	$1,618,000
Buffalo Bear	O&M Agreement, dated May 1, 2016	$307,000
Cedar Creek	O&M Agreement, dated June 15, 2023	$449,000
Cedro Hill	O&M Agreement, dated Nov 11, 2015	$3,061,000
Crofton Bluffs	O&M Agreement, dated February 13, 2012	$432,000
Elbow Creek	O&M Agreement, dated October 31, 2018	$1,711,000
Forward	O&M Agreement, dated October 20, 2016	$756,000
Goat Wind	O&M Agreement, dated February 18, 2008	$2,597,000
Langford	O&M Agreement, dated July 30, 2018	$2,815,000
Laredo Ridge	O&M Agreement, dated December 24, 2015	$1,705,000
Lookout	O&M Agreement, dated February 11, 2008	$819,000

Facility	Agreement Description	Approximate Amount Paid to CEG
Mesquite Sky	O&M Agreement, dated December 30, 2020	$998,000
Mesquite Star	O&M Agreement, dated May 7, 2019	$1,026,000
Mt. Storm	O&M Agreement, dated April 23, 2021	$1,824,000
Mountain Wind 1	O&M Agreement, dated September 17, 2016	$1,228,000
Mountain Wind 2	O&M Agreement, dated September 17, 2016	$1,498,000
Ocotillo	O&M Agreement, dated November 3, 2020	$1,575,000
Odin	O&M Agreement, dated September 16, 2016	$278,000
Pinnacle	O&M Agreement, dated December 1, 2016	$1,375,000
Rattlesnake	O&M Agreement, dated February 5, 2020	$1,629,000
Sleeping Bear	O&M Agreement, dated May 1, 2016	$1,745,000
South Trent	O&M Agreement, dated October 1, 2015	$2,002,000
Spanish Fork	O&M Agreement, dated September 16, 2016	$500,000
Taloga	O&M Agreement, dated July 1, 2016	$2,754,000
Wildorado	O&M Agreement, dated February 11, 2008	$3,547,000
ASSET MANAGEMENT AND ADMINISTRATIVE SERVICES AGREEMENTS
CEG provides day-to-day administrative support to certain of our facility-level entities in accordance with asset management and administrative services agreements (the “ASAs”). The ASAs for which the amount involved exceeded $120,000 during the year ended December 31, 2024 are described in the table below. Under these agreements, we generally pay an annual or monthly fee, which may be subject to annual adjustment, plus any reimbursable expenses.
Facility	Agreement Description	Approximate Amount Paid to CEG
Solar
Agua Caliente	Asset Management Agreement, dated January 18, 2012	$677,000
Alpine	Asset Management Agreement, dated March 15, 2012	$161,000
Arica Solar	Project Administration Agreement dated November 16, 2022	$282,000
Buckthorn Solar	Asset Management Agreement, dated May 22, 2017	$178,000
Chestnut Fund LLC	Asset Management Agreement, dated July 31, 2017	$225,000
CS4 Fund LLC	Asset Management Agreement, dated November 29, 2018	$237,000
CVSR	Asset Management Agreement, dated April 26, 2016	$277,000
Daggett 3	Project Administration Agreement, dated October 28, 2021	$415,000
Mililani I	Project Administration Agreement, dated May 28, 2021	$147,000
Oahu Solar	Project Administration Agreement, dated December 28, 2017	$222,000
SPP Facilities	Asset Management Agreement, dated October 31, 2017	$492,000
Texas Solar Nova 1	Project Administration Agreement, dated October 24, 2021	$273,000
Texas Solar Nova 2	Project Administration Agreement, dated October 24, 2022	$201,000
Utah Solar Portfolio	Asset Management Agreement, dated December 1, 2021	$784,000
Victory Pass	Project Administration Agreement, dated November 16, 2022	$196,000
Waiawa	Project Administration Agreement, dated May 28, 2021	$135,000

Facility	Agreement Description	Approximate Amount Paid to CEG
Wind
Black Rock	Project Administration Agreement, dated December 30, 2020	$266,000
Broken Bow	Amended and Restated Services Agreement, dated February 13, 2012	$263,000
Buffalo Bear	Amended and Restated Services Agreement, dated September 15, 2011	$164,000
Capistrano Portfolio Holdco	Supplemental Services Agreement, dated June 23, 2022	$1,644,000
Cedar Creek	Project Administration Agreement, dated March 10, 2023	$233,000
Cedro Hill	Management and Administration Agreement, dated March 10, 2010	$178,000
Crofton Bluffs	Amended and Restated Services Agreement, dated February 13, 2012	$263,000
Elbow Creek	Project Administration Agreement, dated January 1, 2018	$292,000
Forward	Services Agreement, dated January 1, 2012	$228,000
Langford	Project Administration Agreement, dated April 24, 2020	$164,000
Laredo Ridge	Support Services Agreement, dated May 27, 2010	$168,000
Lighthouse Renewable Holdco 2 LLC	Management Services Agreement, dated December 17, 2021	$178,000
Lookout	Services Agreement, dated January 1, 2012	$228,000
Mesquite Sky	Project Administration Agreement, dated December 30, 2020	$310,000
Mesquite Star	Services Agreement, dated May 7, 2019	$256,000
Mountain Wind 1	Amended and Restated Services Agreement, dated February 13, 2012	$283,000
Mountain Wind 2	Amended and Restated Services Agreement, dated February 13, 2012	$263,000
Mt. Storm	Project Administration Agreement, dated April 23, 2021	$310,000
Ocotillo	Services Agreement, dated November 3, 2020	$273,000
Pinnacle	Amended and Restated Services Agreement, dated September 15, 2011	$236,000
Rattlesnake	Project Administration Agreement, dated February 5, 2020	$131,000
Sleeping Bear	Services Agreement, dated January 1, 2012	$228,000
South Trent	Project Administration Agreement, dated October 1, 2015	$232,000
Spanish Fork	Services Agreement, dated January 1, 2012	$228,000
Taloga	Services Agreement, dated November 20, 2012	$164,000
Viento Funding II, LLC	Management and Administration Agreement, dated July 1, 2013	$269,000
Wildorado	Project Administration Agreement, dated September 25, 2017	$298,000
LAND LEASE AGREEMENTS
The Company is party to various land lease agreements with CEG. The land lease agreements for which the amount involved exceeded $120,000 during the year ended December 31, 2024 are described in the table below. Under these agreements, the Company generally pays a quarterly or monthly fee, which may be subject to annual adjustment.

Facility	Agreement Description	Approximate Amount Paid to CEG
Solar
Daggett 2 .	Land Lease Agreement, dated October 27, 2021	$982,000
Daggett 3 .	Land Lease Agreement, dated December 18, 2020	$1,609,000
Mililani I	Land Lease Agreement, dated November 18, 2020	$824,000
Oahu Solar	Land Lease Agreement, dated September 19, 2019	$922,000
Rosamond Central	Land Lease Agreement, dated November 18, 2020	$580,000
DEVELOPMENT COLLABORATION AGREEMENT
On February 9, 2024, the Company entered into a Development Collaboration Agreement with Clearway Renew (the “Collaboration Agreement”), pursuant to which, among other things, the Company procures substitute resource adequacy (“RA”) capacity from Clearway Renew to meet the Company’s contractual obligations to deliver RA capacity to various load-serving entities and to meet certain tariff requirements to provide RA capacity to cover planned outages. Under the Collaboration Agreement, certain subsidiaries of the Company that own and operate the Company’s natural gas-fired generating assets purchase substitute RA capacity from certain subsidiaries of Clearway Renew that operate its BESS development companies (the “BESS Facility Companies”), in each case pursuant to separate, five-year purchase agreements (the “RA Agreements”). In addition, pursuant to the Collaboration Agreement, Clearway Renew has offered the Company a right of first offer to acquire an ownership interest in the BESS Facility Companies or certain of Clearway Renew’s BESS facilities. Under the Collaboration Agreement and the RA Agreements, the BESS Facility Companies posted approximately $1,435,000 of security to the Company in 2024 to guarantee the financial obligations of the BESS Facility Companies. The value of such security may increase in the future if certain milestones are met.
INSURANCE REIMBURSEMENTS
During 2024, we paid approximately $7,799,000 to CEG, consisting primarily of reimbursements of insurance premiums and employee-related benefits that CEG paid on our behalf. We also received $3,910,000 from CEG, consisting primarily of employee-related expenses that we paid on behalf of CEG.
During 2024, we also paid approximately $5,995,000 consisting of annual property insurance premiums to TotalEnergies’ captive insurance affiliate and reimbursement for professional fees that TotalEnergies incurred on our behalf.
FOURTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF CLEARWAY ENERGY LLC
The following is a description of the material terms of Clearway Energy LLC’s Fourth Amended and Restated Limited Liability Company Agreement. For the year ended December 31, 2024, Clearway Energy LLC made approximately $140,451,000 in distributions to us (the holder of the Class A and Class C units) and $193,993,000 to CEG (the holder of Class B and Class D units). In addition to the quarterly distributions, Clearway Energy LLC distributed an additional $1,087,000 to us and $789,000 to CEG during the year ended December 31, 2024 in order for us to make certain tax payments.
Governance
We serve as the sole managing member of Clearway Energy LLC. As such, we and effectively our Board, control the business and affairs of Clearway Energy LLC and are responsible for the management of its business.
Voting and Economic Rights of Members
Clearway Energy LLC has four classes of Units: Class A units, Class B units, Class C units and Class D units. Class A units and Class C units may be issued only to us as the sole managing member, and

Class B units and Class D units may be issued only to CEG and held by CEG or its permitted transferees. Units of each of the four classes have equivalent economic and other rights, except that upon issuance, each holder of a Class B unit will also be issued a share of our Class B common stock, and each holder of a Class D unit will also be issued a share of our Class D common stock. Each Class B unit is exchangeable for a share of our Class A common stock and each Class D unit is exchangeable for a share of our Class D common stock, in each case subject to equitable adjustments for stock splits, dividends and reclassifications in accordance with the terms of the Exchange Agreement (as described below).
Net profits and net losses and distributions by Clearway Energy LLC are allocated and made to holders of units in accordance with the respective number of membership units of Clearway Energy LLC held. Generally, Clearway Energy LLC will make distributions to holders of units for the purpose of funding tax obligations in respect of income of Clearway Energy LLC that is allocated to the members of Clearway Energy LLC.
Coordination with Clearway Energy LLC
Any time we issue a share of Class A common stock or a share of our Class C common stock for cash, the net proceeds therefrom will promptly be transferred to Clearway Energy LLC, and Clearway Energy LLC will either:
•
transfer a newly issued Class A unit of Clearway Energy LLC to us in the case of the issuance of a share of Class A common stock, or a newly issued Class C unit of Clearway Energy LLC to us in the case of the issuance of a share of Class C common stock; or

•
use the net proceeds to purchase a Class B unit of Clearway Energy LLC from CEG in the case of the issuance of a share of Class A common stock, which Class B unit will automatically convert into a Class A unit of Clearway Energy LLC when transferred to us, or a Class D unit of Clearway Energy LLC from CEG in the case of the issuance of a share of Class C common stock, which Class D unit will automatically convert into a Class C unit of Clearway Energy LLC when transferred to us.

If we elect to redeem any shares of our Class A common stock or Class C common stock for cash, Clearway Energy LLC will, immediately prior to such redemption, redeem an equal number of Class A units or Class C units, as applicable, held by us upon the same terms and for the same price, as the shares of Class A common stock so redeemed.
EXCHANGE AGREEMENT
We are a party to a Second Amended and Restated Exchange Agreement with CEG and Clearway Energy LLC (the “Exchange Agreement”). Under the Exchange Agreement, CEG (and certain permitted assignees and permitted transferees who acquire Class B units or Class D units of Clearway Energy LLC (collectively with CEG, the “CEG Unitholders”)) may from time to time cause Clearway Energy LLC to exchange their Class B units for shares of our Class A common stock on a one-for-one basis, subject to adjustments for stock splits, stock dividends and reclassifications, or exchange their Class D units for shares of our Class C common stock on a one-for-one basis, subject to equitable adjustments for stock splits, stock dividends and reclassifications.
When a CEG Unitholder exchanges a Class B unit of Clearway Energy LLC for a share of our Class A common stock, we will automatically redeem and cancel a corresponding share of our Class B common stock and the Class B unit will automatically convert into a Class A unit when issued to us; similarly, when a CEG Unitholder exchanges a Class D unit of Clearway Energy LLC for a share of our Class C common stock, we will automatically redeem and cancel a corresponding share of our Class D common stock and the Class D unit will automatically convert into a Class C unit when issued to us. As a result, when a CEG Unitholder exchanges its Class B units for shares of our Class A common stock, or its Class D units for shares of our Class C common stock, our interest in Clearway Energy LLC will be correspondingly increased.
Additionally, when a CEG Unitholder exchanges a Class B unit or Class D unit of Clearway Energy LLC, the CEG Unitholder will pay us an equitable cash settlement on the applicable exchange date for the value of certain of our assets that are not held through Clearway Energy LLC. The amount of any such payment will be calculated based on the net present value of the projected discounted cash flow of such assets, using a discount rate equal to the weighted average cost of capital for such assets, and the daily volume-weighted average closing price of our Class A common stock or Class C common stock, as applicable, for the trailing 30 trading days ending on the second trading day prior to the applicable exchange date.
INDEMNIFICATION OF OFFICERS
We have entered into indemnification agreements with each of our executive officers. The indemnification agreements provide the executive officers with contractual rights to indemnification, expense advancement and reimbursement to the fullest extent permitted under Delaware law.
REGISTRATION RIGHTS AGREEMENT
We are a party to an Amended and Restated Registration Rights Agreement with CEG (the “Registration Rights Agreement”). Under the Registration Rights Agreement, CEG and its affiliates are entitled to demand registration rights, including the right to demand that a shelf registration statement be filed, and “piggyback” registration rights, for shares of our Class A common stock that are issuable upon exchange of Class B units of Clearway Energy LLC that CEG owns and shares of our Class C common stock that are issuable upon exchange of the Class D units of Clearway Energy LLC that CEG owns.
PROCEDURES FOR REVIEW, APPROVAL AND RATIFICATION OF RELATED PERSON TRANSACTIONS; CONFLICTS OF INTEREST
Our Board has adopted a written Related Person Transaction Policy (the “Related Person Policy”) that provides that the Corporate Governance, Conflicts and Nominating Committee will periodically review all related person transactions that are required to be disclosed under SEC rules and, when appropriate, initially authorize or ratify all such transactions. See “Governance of the Company — Corporate Governance, Conflicts and Nominating Committee.”
The Related Person Policy operates in conjunction with our Code of Conduct and is applicable to all “Related Person Transactions”, which are all transactions, arrangements or relationships in which:
•
the aggregate amount involved will or may be expected to exceed $50,000 in any calendar year;

•
the Company is a participant; and

•
any Related Person (as that term is defined below) has or will have a direct or indirect interest.

A “Related Person” is:
•
any person who is, or at any time during the applicable period was, a director of the Company or a nominee for director or an executive officer;

•
any person who is known to the Company to be the beneficial owner of more than 5% of any class of the Company’s voting stock;

•
any immediate family member of any of the persons referenced in the preceding two bullets, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the director, nominee for director, executive officer or more than 5% beneficial owner of any class of the Company’s voting stock, and any person (other than a tenant or employee) sharing the household of such director, nominee for director, executive officer or more than 5% beneficial owner of any class of the Company’s voting stock; and

•
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

In determining whether to recommend the initial approval or ratification of a Related Person Transaction, the Corporate Governance, Conflicts and Nominating Committee considers all of the relevant facts and circumstances available, including (if applicable) but not limited to: (a) whether there is an appropriate business justification for the transaction; (b) the benefits that accrue to us as a result of the transaction; (c) the terms available to unrelated third parties entering into similar transactions; (d) the impact of the transaction on director independence (in the event the related person is a director, an immediate family member of a director or an entity in which a director or an immediate family member of a director is a partner, stockholder, member or executive officer); (e) the availability of other sources for comparable products or services; (f) whether it is a single transaction or a series of ongoing, related transactions; and (g) whether entering into the transaction would be consistent with the Related Person Transaction Policy.
If the aggregate amount involved is expected to be less than $500,000, the transaction may be approved or ratified by the Chair of the Corporate Governance, Conflicts and Nominating Committee.
As part of its review of each Related Person Transaction, the Corporate Governance, Conflicts and Nominating Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than the terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the Related Person’s interest in the transaction. This Related Person Policy also provides that certain transactions, based on their nature and/or monetary amount, are deemed to be pre-approved or ratified by the Corporate Governance, Conflicts and Nominating Committee and do not require separate approval or ratification.
Transactions involving ongoing relationships with a Related Person will be reviewed and assessed at least annually by the Corporate Governance, Conflicts and Nominating Committee to ensure that such Related Person Transactions remain appropriate and in compliance with the Committee’s guidelines.
The Committee’s activities with respect to the review and approval or ratification of all Related Person Transactions are reported periodically to the Board. Any transaction between us and any Related Person, including CEG, will be subject to the prior review and approval of our Corporate Governance, Conflicts and Nominating Committee.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION & ANALYSIS

EXECUTIVE SUMMARY
EXECUTIVE COMPENSATION PROGRAM
Clearway is a publicly-traded energy infrastructure investor with a focus on investments in clean energy and owner of modern, sustainable and long-term contracted assets across North America. The Company is sponsored by GIP and TotalEnergies through the portfolio company, CEG, and, together, GIP and TotalEnergies hold all of the Company’s Class B common stock and Class D common stock and thus collectively have the majority voting interest in the Company. This Compensation Discussion and Analysis (this “CD&A”) describes the philosophy, elements, implementation, and results of the Company’s 2024 executive compensation program as it applies to the executive team.
The Compensation Committee’s objectives are to design a simple, yet competitive, executive compensation program for the Company, which is aligned with the interests of our stockholders. This program is designed to align our short-term and long-term compensation with the Company’s annual performance and three-year total stockholder return (“TSR”), respectively. Our annual incentive program (“AIP”) is primarily based on objective criteria that support the achievement of our short-term objectives, which we believe create long-term stockholder value. Our long-term incentive awards, which are issued under the LTIP, are comprised of approximately 67% Relative Performance Stock Units (“RPSUs”), which vest based on relative TSR measured over three years, and approximately 33% Restricted Stock Units (“RSUs”), which vest based on continued service over three years. The program is intended to incorporate many best practices in compensation design, while being tailored to our business needs and compensation objectives.
In 2024, the Compensation Committee reviewed and did not modify its general philosophy related to the compensation program. However, the Company does not pay any cash compensation or provide employee benefits (other than LTIP benefits) to Mr. Cornelius, who became our President and CEO on July 1, 2024 (“Current CEO”) (i.e., upon the departure of Mr. Sotos, our former President and CEO on June 30, 2024 (“Former CEO”)). Mr. Cornelius is an employee of CEG and serves as CEG’s Chief Executive Officer in addition to his role as the Company’s President and CEO. As an employee of CEG, Mr. Cornelius’ cash-based compensation is paid solely by CEG and his employee benefits (other than LTIP benefits) are provided solely by CEG in accordance with the terms of his employment agreement and CEG’s benefit plans. Although the Company pays CEG the management fee, (i) the management fee is unaffected by the compensation CEG provides to Mr. Cornelius, and (ii) the Company does not otherwise pay or reimburse CEG for the foregoing cash compensation and employee benefits that are provided by CEG to Mr. Cornelius. However, pursuant to our LTIP, the Compensation Committee may, from time to time, grant RPSUs, RSUs and/or other equity-based awards to Mr. Cornelius. The following table sets forth the payor of each primary element of Mr. Cornelius’ compensation:
Primary Element of Mr. Cornelius’ Compensation	Payor of Compensation Element
Base Salary	CEG
Annual Incentive Compensation	CEG
Long-Term Incentive Compensation	The Company / CEG
Employee Benefits	CEG
Because the Company does not pay any cash compensation or provide employee benefits (other than the benefits with respect to the Company’s LTIP) to Mr. Cornelius, the Company has not disclosed these items with respect to Mr. Cornelius in the Summary Compensation Table. Instead, the Company has disclosed only compensatory amounts that are payable by the Company, which are limited to Mr. Cornelius’ RSU and RPSU grants under the LTIP.
With respect to our NEOs, excluding our Current CEO (“Other NEOs”), compensation during 2024 continued to be delivered through a mix of the following: (x) base salary, (y) an annual incentive bonus opportunity under the AIP and (z) long-term incentive compensation under our LTIP in the form of RPSUs and RSUs.
At our 2024 Annual Meeting of Stockholders, we received approximately 98% support for our say on pay proposal. We believe these results demonstrate our stockholders support our pay practices and that our compensation program is aligned with their interests.

KEY GOVERNANCE FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM
Our compensation program and practices incorporate several key governance features as highlighted in the table below.
What We Do:	What We Don’t Do:

•
Pay for performance by compensating our Current CEO through equity

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The large majority of our equity compensation for Senior Vice Presidents and above is performance-based

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Target our peer group median for total direct compensation for the Other NEOs

•
Require a double trigger for the acceleration of equity vesting in connection with a change-in-control

•
Prevent undue risk taking in our compensation practices and engage in robust risk monitoring

•
Include legally-required and Company-specific clawback policies in our compensation plans

•
Maintain robust stock ownership guidelines for our NEOs

•
Provide market-level retirement benefits and limited perquisites

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Engage an independent compensation consultant to provide advice to the Compensation Committee with respect to our compensation program

•
Conduct an annual say on pay vote

•
No excise tax gross-ups on change-in-control payments and no tax gross-ups on perquisites or benefits

•
No pledging or hedging of the Company’s stock by NEOs or directors

•
No employment agreements for executive officers with the exception of the Current CEO and Former CEO

•
No guaranteed bonus payments under our AIP for our NEOs

•
No supplemental executive retirement plans

•
No re-pricing of underwater stock options and no stock option grants with an exercise price below 100% of fair market value

BUSINESS STRATEGY
The Company’s primary business strategy is to focus on the acquisition and ownership of assets with predictable, long-term cash flows that allow the Company to increase the cash dividends paid to holders of the Company’s Class A and Class C common stock over time without compromising the ongoing stability of the business. The Company’s plan for executing this strategy includes the following key components: focusing on contracted renewable energy and flexible generation; growing our business through acquisitions of contracted operating assets primarily in North America; and maintaining sound financial practices to grow our dividend. For additional information regarding the Company’s business results during 2024, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of the 2024 Form 10-K.

EXECUTIVE COMPENSATION PROGRAM
2024 NAMED EXECUTIVE OFFICERS
This CD&A describes the material components of our compensation program for our NEOs in 2024. For the year ended December 31, 2024, our NEOs included the following individuals:
NEO	2024 Title
Craig Cornelius	President and Chief Executive Officer(1)
Christopher S. Sotos	Former President and Chief Executive Officer(2)
Sarah Rubenstein	Executive Vice President and Chief Financial Officer
Kevin P. Malcarney	Executive Vice President, General Counsel and Corporate Secretary

(1)
Mr. Cornelius was appointed to serve as President and CEO of the Company on July 1, 2024.

(2)
Mr. Sotos voluntarily resigned from his employment with the Company and from his service on our Board on June 30, 2024.

GOALS AND OBJECTIVES OF THE PROGRAM
The Compensation Committee is responsible for the development and implementation of the Company’s executive compensation program, subject to Board approval for equity awards under the LTIP to certain officers, and references to Compensation Committee actions described below should be read in a manner that contemplates the requisite Board approval, as applicable, is in effect (see “Board Committees — Compensation Committee” above). The intent of the program is to reward the achievement of the Company’s annual goals and objectives while supporting the Company’s long-term business strategy. The Compensation Committee is committed to aligning executive compensation with performance. Our Compensation Committee has designed an executive compensation program that is intended to:
•
closely align our executive compensation with stockholder value creation, avoiding plans that encourage executives to take excessive risk, while driving long-term value to stockholders;

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support our long-term business strategy, while rewarding our executive team for their individual accomplishments with tailored individual executive compensation metrics and incentives; and

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provide a competitive compensation opportunity while aligning with market standards for compensation.

The Compensation Committee’s objectives are achieved through the use of short-term incentives for the Other NEOs and long-term incentives for all the NEOs. The Company currently targets total direct compensation with respect to the Other NEOs at the median of our Compensation Peer Group (defined below), as described below under “Elements of Compensation.”
THE COMPENSATION PROCESS
COMPENSATION CONSULTANT
Pursuant to its charter, the Compensation Committee is authorized to engage, at the expense of the Company, a compensation consultant to provide independent advice, support and expertise to assist the Compensation Committee in overseeing and reviewing our overall executive compensation strategy, structure, policies and programs, and to assess whether our compensation structure establishes appropriate incentives for management and other key employees. Pay Governance has been the Compensation Committee’s independent compensation consultant since August 2020, and Pay Governance has continued to serve in that capacity to the present date. Pay Governance worked with the Compensation Committee to formulate the design of the executive and director compensation programs for 2024. As part of its work with the Compensation Committee, Pay Governance provided reports to the Compensation Committee containing research, market data, survey information and information regarding trends and developments in executive and director compensation, and Pay Governance reported directly to the Compensation Committee.

Neither Pay Governance, nor any of its affiliates, provided any other services for us or any of our affiliates in 2024. In accordance with SEC rules and requirements, the Company has affirmatively determined that no conflicts of interest exist between the Company and Pay Governance (or any individuals working on the Company’s account on behalf of Pay Governance).
COMPENSATION PEER GROUP ANALYSIS
The Compensation Committee, with support from its independent compensation consultant, identifies the most appropriate comparator group within relevant industries for purposes of benchmarking compensation. The Compensation Committee aims to compare our compensation program to a consistent peer group year-to-year but given the dynamic nature of our industry and the companies that constitute it, the Compensation Committee annually examines the peer group for appropriateness in terms of size, complexity, and industry. In connection with this annual review, the Compensation Committee reviewed the peer group identified for 2023 and adjusted it to remove South Jersey Industries, Inc. due to its acquisition and delisting, and add Capital Power Corporation and Boralex Inc. for compensation benchmarking purposes in 2024 (the “Compensation Peer Group”).
For these purposes, the Compensation Peer Group, comprised of similarly sized publicly owned energy and utility companies, is identified below:
Company	Ticker	Company	Ticker
Algonquin Power & Utilities Corp.	NYSE: AQN	MGE Energy, Inc.	NASDAQ: MGEE
Alliant Energy Corporation	NASDAQ: LNT	Northland Power Inc.	TSX: NPI
Atmos Energy Corporation	NYSE: ATO	NorthWestern Corporation	NYSE: NWE
Avista Corporation	NYSE: AVA	Ormat Technologies, Inc.	NYSE: ORA
Black Hills Corporation	NYSE: BKH	Portland General Electric Company	NYSE: POR
Boralex Inc.	OTCMKTS: BRLXF	TransAltaCorporation	NYSE: TAC
Capital Power Corporation	OTCMKTS: CPXWF
Equitrans Midstream Corporation(1)	NYSE: ETRN
Genesis Energy, L.P.	NYSE: GEL
Innergex Renewable Energy Inc.	TSX: INE

(1)
Equitrans Midstream Corporation was acquired by EQT Corporation in July 2024 and was delisted, but was included by Pay Governance as part of its 2024 compensation benchmarking analysis, and for that reason, Equitrans Midstream Corporation is included in the Compensation Peer Group for 2024 but will not be part of the Compensation Peer Group for 2025 or going forward.

For the purposes of determining appropriate NEO compensation levels for 2024, the Compensation Committee reviewed NEO compensation from peers, where available and when appropriate (e.g., based on an NEO’s position and duties). To supplement this analysis, the Compensation Committee reviewed relevant third-party survey data and considered the recommendations of the Former CEO (i.e., given that such analysis and recommendations took place prior to the Current CEO’s commencement as our President and CEO on July 1, 2024), on Other NEO and employee compensation matters not involving the Former CEO. The Compensation Committee may accept or adjust CEO recommendations at its discretion. The NEOs did not participate in Compensation Committee discussions regarding their own compensation.

ELEMENTS OF COMPENSATION
Our executive compensation program consists of fixed compensation (base salary), performance-based compensation (AIP bonus and RPSUs) and time-based compensation (RSUs), noting that the only compensation directly provided by the Company to the Current CEO consists of awards of RPSUs and RSUs that are issued pursuant to our LTIP. We generally use the median percentile of our Compensation Peer Group as a guidepost in establishing the targeted levels of total direct compensation (cash and/or equity, as applicable) for our NEOs, noting that the terms of the initial RPSU and RSU awards and the target value of such awards granted to our Current CEO in 2024 were established pursuant to his employment agreement. We expect that, over time, the relevant components of targeted total direct compensation for our NEOs will continue to approximate the median of our Compensation Peer Group. Realized pay in a given year depends on the achievement of defined performance-based compensation metrics. While a portion of the above-described compensation is fixed, a significant percentage is at-risk and payable and/or realizable only if certain performance objectives are met.
BASE SALARY
As noted above, the Company does not pay cash compensation to our Current CEO, who is an employee of CEG. As a result, our Current CEO’s base salary is paid solely by CEG in accordance with his employment agreement. However, the Compensation Committee is permitted under the terms of our Current CEO’s employment agreement to make non-binding recommendations to the CEG compensation committee regarding any adjustments to Mr. Cornelius’ base salary, with the CEG compensation committee having final decisional authority with respect to such adjustments.
With respect to our Other NEOs, we use base salary as a critical component to compensate such NEO for his or her level of experience and position responsibilities and for the continued expectation of superior performance. Recommendations on increases to base salary take into account, among other factors, the applicable NEO’s individual performance, the general contributions of the NEO to overall corporate performance, the level of responsibility of such NEO with respect to his or her specific position, and the NEO’s current base salary level compared to the market median. The base salary for each NEO for fiscal year 2024 as of December 31, 2024 is set forth below:
Named Executive Officer	2024 Annualized Base Salary ($)(1)	Percentage Increase Over 2023 (%)(2)
Craig Cornelius(3)	750,000	33
Christopher S. Sotos(4)	691,809	4
Sarah Rubenstein	425,000	10
Kevin P. Malcarney	428,480	4

(1)
Actual 2024 base salary earnings are presented in the Summary Compensation Table for the Other NEOs.

(2)
As compared to the December 31, 2023 annualized base salary.

(3)
Mr. Cornelius’ base salary is payable solely by CEG in accordance with his employment agreement and is included in the above table for the sake of completeness, but is not included in the Summary Compensation Table.

(4)
Mr. Sotos voluntarily resigned from his employment with the Company and from his service on our Board on June 30, 2024.

ANNUAL INCENTIVE COMPENSATION
Overview
As noted above, the Company does not pay cash compensation to our Current CEO, who is an employee of CEG. As a result, our Current CEO’s annual bonus compensation is paid solely by CEG (pursuant to CEG’s annual bonus program) in accordance with his employment agreement. Pursuant to his employment agreement and beginning with the 2024 fiscal year, our Current CEO is eligible to receive an annual incentive bonus at a target amount equal to 175% of his then-current base salary, with the actual annual bonus with respect to a fiscal year being based on the level of achievement of annual performance objectives established for such fiscal year with respect to CEG; provided that such actual annual bonus may not exceed 300% of the Current CEO’s base salary as in effect at the end of such fiscal year. However, during fiscal years in which the Current CEO serves as our CEO (including fiscal year 2024), the performance objectives with respect to his annual bonus will be established, evaluated and approved (including for such purposes that relate to the extent to which such performance objectives are attained) by the Compensation Committee. The CEG compensation committee, in turn, is permitted to make non-binding recommendations to the Compensation Committee regarding the foregoing performance objective matters, and the Compensation Committee will have final decisional authority with respect to these matters. Our Current CEO’s performance objectives were primarily based on the 2024 AIP bonus performance criteria and weighting described below, along with three additional key performance milestones. As a result, the key performance milestone target for our Current CEO was achievement of five out of eight key performance milestones.
With respect to our Other NEOs, annual incentive compensation awards (AIP bonuses) are made under our AIP (our Current CEO does not participate in our AIP). AIP bonuses represent short-term compensation designed to compensate our Other NEOs for meeting annual Company goals and for their individual performance over the course of the year. The Compensation Committee establishes these annual Company goals after reviewing the Company’s business strategy and other matters. As further discussed below, the annual goals for 2024 relate to: (a) CAFD and (b) key performance milestones. In addition, the overall bonus payout is negatively adjusted for any OSHA recordable injuries that occur during the year, and each Other NEO’s individual performance may (negatively or positively) affect the bonus amount that he or she ultimately receives under our AIP. However, notwithstanding individual performance or the extent to which the Company goals are achieved, the Compensation Committee retains sole discretion under the AIP to reduce the amount of or eliminate any AIP bonuses that are otherwise payable under the AIP.
AIP bonus opportunities are expressed in terms of threshold, target and maximum bonus opportunities. Different percentages of each Other NEO’s annual base salary relate to these threshold, target and maximum AIP bonus opportunities. However, in the event threshold performance for 2024 was not achieved with respect to one of the AIP performance metrics, no AIP bonuses would have been payable for that component for 2024.
The AIP provides our Other NEOs (other than Mr. Sotos) eligibility for a pro-rated target bonus payment for the year of a qualifying severance termination, based on the portion of the performance period that the NEO was employed. Mr. Sotos, pursuant to the terms of his Separation Agreement (as defined below), remained eligible for a pro-rated bonus payment for 2024.
2024 AIP Bonus Performance Criteria
The 2024 AIP bonus performance criteria applicable to our Other NEOs are based upon the two Company goals described above and adjusted, as discussed, based on OSHA recordable injuries and individual performance, as applicable. The table below sets forth the 2024 AIP performance criteria and weightings applicable to all Other NEOs, assuming the achievement of each goal at target.
Goal	Weight
CAFD(1)	40%
Key Performance Milestones	60%
Overall Funding	100%
OSHA Recordables (per recordable injury)	−5%
Individual Performance	+/−20%

(1)
A non-GAAP measure, CAFD is defined as adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) plus cash distributions/return of investment from unconsolidated affiliates, and subsequent release post-bankruptcy, cash receipts from notes receivable, cash distributions from noncontrolling interests, adjustments to reflect sales-type lease cash payments, less cash distributions to noncontrolling interests, maintenance capital expenditures, pro-rata Adjusted EBITDA from unconsolidated affiliates, cash interest paid, income taxes paid, principal amortization of indebtedness, changes in prepaid and accrued capacity payments, and adjusted for development expenses.
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CAFD.   The Compensation Committee set the 2024 threshold, target and maximum CAFD performance metric at $320 million, $395 million and $445 million, respectively. For 2024, the CAFD goals and the achieved level are set forth in the chart below.

CAFD Threshold	CAFD Target	CAFD Maximum	CAFD Actual
$320 million	$395 million	$445 million	$425 million

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Key Performance Milestones.   “Key performance milestones” performance metrics are established as a defined annual incentive category. The Compensation Committee establishes threshold, target and maximum levels of performance for this category based on the number of milestones achieved. For 2024, a total of five milestones were established relating to CAFD per share goals, the Company’s tax runway position, adherence to budget, the Company’s compliance with the Inflation Reduction Act (IRA), and Enterprise Resource Planning (ERP) selection and implementation readiness. For 2024, threshold performance required the achievement of two out of the five milestones, target performance required the achievement of three out of the five milestones, and maximum performance required the achievement of all five milestones. Ultimately, maximum performance was attained with the achievement of all five milestones in 2024.

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Individual Performance.   As indicated above, an Other NEO’s individual performance may (negatively or positively) affect his or her AIP bonus by up to 20% of his or her target award, although no AIP bonus payments can exceed 200% of the target award. Such individual performance is determined on a subjective basis based on the Compensation Committee’s assessment of the Other NEO’s contributions in supporting adherence to budget, support towards the achievement of key milestones, and other contributions towards the successful execution of the Company’s business strategy.

2024 AIP Bonus Opportunity
The threshold, target and maximum AIP bonus opportunities for each NEO for 2024, expressed as a percentage of base salary, were:
Named Executive Officer	Threshold (%)(1)	Target (%)(1)	Maximum (%)(1)	Target Amount ($)
Craig Cornelius(2)	87.5	175	300	1,312,500
Christopher S. Sotos(3)	50	100	200	691,809
Sarah Rubenstein	32.5	65	130	276,250
Kevin P. Malcarney	32.5	65	130	278,512

(1)
This assumes that the CAFD performance metric and all other quantitative and qualitative goals, including the key milestones, are achieved at threshold, target and maximum levels, as applicable.

(2)
Mr. Cornelius’ AIP bonus is payable solely by CEG in accordance with his employment agreement and is included in the above table for the sake of completeness, but is not included in the Summary Compensation Table.

(3)
Mr. Sotos voluntarily resigned from his employment with the Company and from his service on our Board on June 30, 2024.

2024 AIP Bonuses
As noted above, with respect to AIP bonuses for 2024, the CAFD target was $395 million and the key performance milestone target was achievement of three out of five key performance milestones.

For 2024, CAFD achievement was above target and below maximum at approximately $425 million, five out of five key performance milestones were achieved, and there were no OSHA recordable injuries. Due to the achievement specified above, 2024 AIP bonuses were paid after taking into account the pro rata adjustment made to Mr. Sotos pursuant to his Separation Agreement, and at levels between target and maximum for each of Ms. Rubenstein and Mr. Malcarney. The Compensation Committee elected to not apply an individual performance modifier with respect to any of our Other NEOs’ 2024 AIP bonuses. If performance falls between threshold and target or target and maximum, the bonus opportunity will be determined on an interpolated basis. As a result, the CAFD metric and the key performance milestone metrics were respectively weighted at 40% and 60% of target.
The annual incentive bonuses paid to NEOs for 2024 were:
Named Executive Officer	Percentage of Annual Base Salary Achieved (%)	Individual Performance Modifier (+/−20%)	Percentage of Target Achieved (%)	Annual Incentive Payment ($)
Christopher S. Sotos(1)	82	—	82	564,183
Sarah Rubenstein	120	—	184	508,300
Kevin P. Malcarney	120	—	184	512,462

(1)
Mr. Sotos voluntarily resigned from his employment with the Company and from his service on our Board on June 30, 2024 and, pursuant to his Separation Agreement, his annual incentive payment was adjusted on a pro rata basis based on the number of days Mr. Sotos was employed by the Company during 2024.

2024 Annual Bonus for Current CEO
As noted above, during fiscal years in which the Current CEO serves as our CEO (including fiscal year 2024), the performance objectives with respect to his annual bonus will be established, evaluated and approved (including for such purposes that relate to the extent to which such performance objectives are attained) by the Compensation Committee with non-binding input from the CEG compensation committee. The fiscal year 2024 performance objectives for Mr. Cornelius were established in accordance with the foregoing, with the addition of three key performance milestones.
Based on the above CAFD achievement, the achievement of seven out of eight key performance milestones, and that there were no OSHA recordable injuries, the 2024 bonus for Mr. Cornelius, was earned at a level between target and maximum, as follows.
Named Executive Officer	Percentage of Annual Base Salary Achieved (%)	Individual Performance Modifier (+/−20%)	Percentage of Target Achieved (%)	Annual Incentive Payment ($)
Craig Cornelius(1)	287	—	164	2,152,500(2)

(1)
Mr. Cornelius’ annual bonus is payable solely by CEG in accordance with his employment agreement and is included in the above table for the sake of completeness, but is not included in the Summary Compensation Table.

(2)
Mr. Cornelius may elect to receive a portion of his annual bonus in shares of Company stock granted pursuant to CEG’s equity compensation program that would vest 100% immediately upon their grant.

LONG-TERM INCENTIVE COMPENSATION
We believe that equity awards directly align our NEOs’ interests with those of our stockholders. In 2024, the Compensation Committee granted our NEOs a combination of performance-based equity awards directly linked to long-term stockholder value creation and time-based equity awards which also represent a critical component of our long-term incentive compensation due to the retention aspects of the awards. To enhance our compensation program’s focus on Company performance, the majority of these long-term incentive awards (67%) were performance-based (i.e., granted as RPSUs). The remainder of our long-term incentive awards (33%) were time-based (i.e., granted as RSUs which vest over three years). We believe that our AIP appropriately focuses our Other NEOs on shorter-term (one-year) financial metrics while our LTIP emphasizes to our NEOs the importance of long-term stockholder value creation (i.e., three-year TSR outperformance).
The Compensation Committee and senior management monitor the Company’s equity grant practices to evaluate whether such policies comply with governing regulations and are consistent with good corporate practices. Such grants are typically made in mid-April each year. In addition, the Compensation Committee may make grants at any time during the year it deems appropriate, including with respect to new hires or transitions. Therefore, the proximity of any awards to other significant corporate events is coincidental. We do not grant, and in 2024 did not grant, stock options in anticipation of the release of material non-public information (“MNPI”). We attempt to make equity awards during periods when we do not have MNPI that could impact our stock price and we do not time, and in 2024 did not time, the release of MNPI based on equity grant dates or for the purpose of affecting the value of executive compensation.
For 2024, Mr. Cornelius and Mr. Sotos’ target LTIP awards were 350% of their respective base salaries and Ms. Rubenstein and Mr. Malcarney’s target LTIP awards were 125% of their respective base salaries. Mr. Sotos, Ms. Rubenstein and Mr. Malcarney’s target LTIP awards remained unchanged from 2023. In addition, Mr. Cornelius received an award of 375,000 restricted shares of Class C common stock of the Company under CEG’s equity compensation program on April 30, 2024. This award, which was made outside of our LTIP and which is not payable by the Company, vests in three equal amounts, with one-third having vested on October 1, 2024, and one-third vesting on each of October 1, 2025 and October 1, 2026.
Relative Performance Stock Units
Each RPSU represents the potential to receive one share of Class C common stock, as adjusted, based on the Company’s TSR performance ranked against the TSR performance of a comparator group of similar companies (the “Performance Peer Group”) after the completion of a specified performance period. The performance period is generally three years, but in the case of the initial RPSU award granted to our Current CEO pursuant to his employment agreement, such RPSU award covers the period from April 30, 2024 through December 31, 2026. Relative measures are designed to normalize for externalities, ensuring the program appropriately reflects management’s impact on the Company’s TSR by including peer companies that the Compensation Committee believes are similarly impacted by market conditions.
The payout of shares of Class C common stock at the end of the performance period is based on the Company’s TSR performance percentile rank compared with the TSR performance of the Performance Peer Group. To ensure a rigorous program design, the target level payout (100% of shares granted) generally requires the Company to perform at the 50th percentile. However, to induce management to achieve greater than target level (i.e., 50th percentile) performance in a down market, in the event that the Company’s TSR performance declines by more than 20% over the performance period, the target level payout (100% of shares granted) will require achievement of 60th percentile performance. The Compensation Committee believes that this increased performance requirement addresses the concern that a disproportionate award may be paid in the event that our relative performance is high, but absolute performance is low.
In the event relative performance is below the 25th percentile, or “Threshold” performance, the award is forfeited. In the event relative performance is between the 25th percentile and the 50th percentile, or “Standard Target” performance (or the 60th percentile if our TSR performance declines by more than 20% over the performance period, or “Modified Target” performance), payouts will be based on an interpolated calculation. In the event relative performance reaches the 50th percentile (or the 60th percentile as described above), 100% of the award will be paid. In the event relative performance is between the 50th percentile (or the 60th percentile as described above) and the 75th percentile, payouts will be based on an interpolated calculation. In the event that relative performance is at or above the 75th percentile, or “Maximum” performance, a maximum payout of 150% of the target will be paid with respect to RPSU awards granted in 2024. For RPSUs granted after 2024, the Compensation Committee changed the payout opportunity to equal 50% in the event of Threshold performance, 100% in the event of Standard Target performance, and 150% in the event of Maximum performance (based on an interpolated calculation for performance between these achievement levels). Additionally, with respect to such awards, payout opportunity is limited to 100% if the Company’s absolute TSR is negative regardless of the Company’s relative percentile rank. Based on the Company’s TSR performance ranked against the TSR performance of the Performance Peer Group over the three-year performance period ending on December 31, 2024, the RPSUs granted in 2022 will vest on April 15, 2025 at 31% of target.
The table below illustrates the design of our RPSUs in 2024.
Performance Targets	Performance Requirement		Payout Opportunity
Maximum	75th percentile or above		150%
Target	Standard Target: 50th percentile	Modified Target: 60th percentile (less than −20% absolute TSR)	100%
Threshold	25th percentile		25%
Below Threshold	Below 25th percentile		0%
Restricted Stock Units
Each RSU represents the right to receive one share of our Class C common stock after the completion of the vesting period. The RSUs granted to the NEOs in 2024 vest ratably, meaning that one-third of the award vests each year on the anniversary of the grant date, over a three-year period.
Dividend Equivalent Rights (DERs)
In connection with awards of both RPSUs and RSUs, each NEO also receives DERs, which accrue with respect to the award to which they relate. Accrued DERs are credited as additional shares that will be subject to the vesting and payment terms of the corresponding award of RPSUs or RSUs, as applicable. Accordingly, accrued DERs are paid at the same time the shares of Class C common stock underlying each award are delivered to the NEO, and accrued DERs are forfeited if, or to the extent that, the underlying award is forfeited.
CLAWBACKS
In 2023, the Compensation Committee adopted a “clawback” policy that is intended to comply with the requirements under the federal securities laws, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). A copy of the clawback policy has been filed as Exhibit 97 to the 2024 Form 10-K. In addition to the above “Dodd-Frank” clawback policy, the Company has long maintained a separate clawback policy that the Compensation Committee may apply with regard to awards made under the AIP and LTIP in the case of a material financial restatement, including a restatement resulting from employee misconduct, or in the case of fraud, embezzlement or other serious misconduct that is materially detrimental to the Company. The Compensation Committee retains discretion regarding application of this separate policy. Each of the above policies is incremental to other remedies that are available to the Company. In addition to the above policies, if the Company is required to restate its earnings as a result of noncompliance with a financial reporting requirement due to misconduct, under the Sarbanes-Oxley Act, the CEO and the CFO would also be subject to a “clawback,” as required by the Sarbanes-Oxley Act.
BENEFITS
All of our Other NEOs are eligible to participate in the same retirement, life insurance, health and welfare plans as other employees of the Company (Mr. Cornelius participates in similar employee benefit plans maintained by CEG pursuant to his employment agreement and the terms of CEG’s employee benefit plans). To generally support more complicated financial planning and estate planning matters, NEOs are eligible for reimbursement of annual tax return preparation, tax advice, financial planning and estate planning expenses (CEG is responsible for making these reimbursement payments for Mr. Cornelius pursuant to his employment agreement). During 2024, each of Mr. Sotos and Mr. Cornelius were eligible for a maximum reimbursement of $12,000 per year and the remaining Other NEOs were each eligible for a maximum reimbursement of $3,000 per year.
POTENTIAL SEVERANCE AND CHANGE-IN-CONTROL BENEFITS
Each NEO’s RPSU and RSU award agreements under the LTIP provide for certain treatment in the event of such NEO’s termination of employment under certain circumstances, including in connection with a change-in-control. Additionally, Mr. Cornelius, pursuant to his employment agreement (as described below), Mr. Sotos, pursuant to his Separation Agreement (as described below), and the remaining Other NEOs, pursuant to the Company’s Executive Change-in-Control and General Severance Plan (the “CIC Plan”) as well as pursuant to the Compensation Committee’s discretion under the AIP, are entitled to additional severance payments and benefits in the event of termination of employment under certain circumstances, including following a change-in-control.
We believe change-in-control arrangements are considered a market practice among many publicly held companies. Most often, these arrangements are utilized to encourage executives to remain with the company during periods of extreme job uncertainty and to ensure that any potential transaction is thoroughly and objectively evaluated. In order to enable a smooth transition during an interim period, change-in-control arrangements provide a defined level of security for the executive and the company, enabling a more seamless implementation of a particular merger, acquisition or asset sale or purchase, and subsequent integration. In addition, such agreements include restrictive covenants, such as non-compete, non-solicitation and confidentiality provisions that protect the interests of the Company.
For a more detailed discussion, including the quantification of potential payments, please see the section entitled “Severance and Change-in-Control” following the executive compensation tables below.
OTHER MATTERS
STOCK OWNERSHIP GUIDELINES
The Compensation Committee and the Board require the CEO to hold Company stock with a value equal to 5.0 times his base salary until his separation from the Company. Executive Vice Presidents are required to hold Company stock with a value equal to 3.0 times their base salary until their separation from the Company. Senior Vice Presidents are required to hold Company stock with a value equal to 2.0 times their base salary until their separation from the Company. Personal holdings, vested awards and unvested RSUs count towards the ownership multiple. Although NEOs are not required to make purchases of our common stock to meet their target ownership multiple, NEOs are restricted from divesting any securities until such ownership multiples are attained, except in the event of hardship or to make a required tax payment, and they must maintain their ownership multiple after any such transactions. Once met, they must maintain their ownership multiple during their service. The current target stock ownership for NEOs as of March 3, 2025 is shown below. Each NEO met or exceeded his or her stock ownership guidelines as of March 3, 2025, or in the case of Mr. Sotos, as of the date of his resignation from the Company.
Named Executive Officer	Target Ownership Multiple	Actual Ownership Multiple
Craig Cornelius	5.0x	15.1x
Christopher S. Sotos(1)	5.0x	23.4x
Sarah Rubenstein	3.0x	3.0x
Kevin P. Malcarney	3.0x	8.0x

(1)
Reported for Mr. Sotos as of the last business day prior to his voluntary resignation of employment with the Company and service on our Board on June 30, 2024.

TAX AND ACCOUNTING CONSIDERATIONS
Section 162(m) of the Internal Revenue Code (the “Code”) precludes us, as a public company, from taking a tax deduction for individual compensation to certain of our executive officers in excess of $1 million, subject to certain exemptions. Prior to 2018, the exemptions included an exclusion of performance-based compensation within the meaning of Section 162(m) of the Code (“Section 162(m)”). The Tax Cuts and Jobs Act, enacted in December 2017, however, amended Section 162(m) and eliminated the exclusion of performance-based compensation from the $1 million limit, subject to certain exemptions. The Compensation Committee believes tax deductibility of compensation is an important consideration and continues to consider the implications of legislative changes to Section 162(m). However, the Compensation Committee also believes that it is important to retain flexibility in designing compensation programs, and as a result, has not adopted a policy that any particular amount of compensation must be deductible to the Company under Section 162(m).
The Compensation Committee also takes into account tax consequences to NEOs in designing the various elements of our compensation program, such as designing the terms of awards to defer immediate income recognition under Section 409A of the Code. The Compensation Committee remains informed of, and takes into account, the accounting implications of its compensation programs. However, the Compensation Committee approves programs based on their total alignment with our strategy and long-term goals.

COMPENSATION TABLES
Summary Compensation Table
Fiscal Year Ended December 31, 2024
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Craig Cornelius(5) Current President and Chief Executive Officer	2024	—	—	2,851,921	—	—	—	—	2,851,921
Christopher S. Sotos Former President and Chief Executive Officer	2024	357,016	—	2,144,197	—	—	—	695,553	3,196,766
	2023	665,201	—	2,244,752	—	532,161	—	16,885	3,458,999
	2022	659,682	—	1,951,273	—	725,069	—	12,200	3,348,224
Sarah Rubenstein Executive Vice President and Chief Financial Officer	2024	418,846	—	470,513	—	508,300	—	13,800	1,411,459
	2023	369,365	—	464,062	—	200,200	—	13,200	1,046,827
	2022	324,197	—	378,417	—	177,125	—	12,200	891,939
Kevin P. Malcarney Executive Vice President, General Counsel and Corporate Secretary	2024	425,945	—	474,339	—	512,462	—	16,800	1,429,546
	2023	410,154	—	496,605	—	214,240	—	16,200	1,137,199
	2022	398,461	—	465,703	—	283,400	—	12,850	1,160,414

(1)
Reflects base salary earnings.

(2)
Reflects the grant date fair value determined in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Comparison — Stock Compensation. The Company uses the price of its Class C common stock on the date of grant as the fair value of the Company’s RSUs. The fair value of RPSUs is estimated on the date of grant using a Monte Carlo simulation model. The number of RPSUs granted is based on the 10-day average closing price of the Company’s Class C common stock ending on the date of grant, which is intended to more closely reflect the compensation practices of the Compensation Peer Group companies. For RPSUs granted in 2024, if the maximum level of performance is achieved, the fair value will be approximately $2,894,786 for Mr. Cornelius, $2,017,825 for Mr. Sotos, $442,771 for Ms. Rubenstein and $446,385 for Mr. Malcarney.

(3)
The amounts shown in this column represent the annual incentive bonuses paid to the NEOs. Further information regarding the annual incentive bonuses is included in the “2024 Annual Incentive Bonuses” section of this CD&A.

(4)
The amounts provided in the All Other Compensation column represent the additional benefits payable by the Company and include insurance benefits; the employer match under the Company’s 401(k) plan; financial counseling services up to $12,000 per year for Mr. Sotos and up to $3,000 per year for all Other NEOs, excluding the financial advisor’s travel or out-of-pocket expenses; and when applicable, the Company’s discretionary contribution to the 401(k) plan. In addition, the amounts provided in the All Other Compensation column represent benefits paid to Mr. Sotos in connection with his departure from the Company. The following table identifies the additional compensation for each NEO:

Name	Year	Financial Advisor Services ($)	401(k) Employer Matching Contribution ($)	PTO Supplemental Payout ($)	Severance Payments and Benefits ($)(a)	Consulting Payments ($)(b)	Total ($)
Christopher S. Sotos	2024	4,160	13,800	79,166	565,093	33,334	695,553
	2023	3,685	13,200	—	—	—	16,885
	2022	—	12,200	—	—	—	12,200
Sarah Rubenstein	2024	—	13,800	—	—	—	13,800
	2023	—	13,200	—	—	—	13,200
	2022	—	12,200	—	—	—	12,200
Kevin P. Malcarney	2024	3,000	13,800	—	—	—	16,800
	2023	3,000	13,200	—	—	—	16,200
	2022	650	12,200	—	—	—	12,850

(a)
Amounts reported reflect the total severance payments and benefits payable to Mr. Sotos in connection with his termination of employment, excluding accrued but unpaid paid-time-off and payments of consulting fees. We provide a description of these amounts below under the section titled, “— Potential Payments Upon Termination or Change in Control”.

(b)
Amounts reported reflect the consulting fees paid to Mr. Sotos, pursuant to the consulting agreement between Mr. Sotos and the Company. We provide a description of this agreement below under the section titled, “— Severance and Change in Control”.

(5)
Disclosure with respect to Mr. Cornelius is limited to compensatory amounts that are payable by the Company, which are limited to his RSU and RPSU grants under the LTIP. For a more detailed discussion of the compensatory amounts provided to Mr. Cornelius by CEG, please see the sections entitled “Base Salary,” “Annual Incentive Compensation,” “Long-Term Incentive Compensation,” “Benefits,” and “Potential Severance and Change-In-Control Benefits” in the “Elements of Compensation” section above.

Grants of Plan-Based Awards
Fiscal Year Ended December 31, 2024
Name	Award Type	Grant Date	Approval Date	Estimated Possible Payouts Under Non- Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares	Grant Date Fair Value of Stock ($)4)
				Threshold ($)(1)	Target ($)(2)	Maximum ($)(3)	Threshold (#)	Target (#)	Maximum (#)
Craig Cornelius(5)	RPSU	7/1/2024	4/30/2024	—	—	—	18,972	75,889	113,834	—	1,929,857
	RSU	7/1/2024	4/30/2024	—	—	—	—	—	—	37,945	922,064
Christopher S. Sotos	AIP	—	—	345,905	691,809	1,383,618	—	—	—	—	—
	RPSU	4/15/2024	2/15/2024	—	—	—	17,309	69,234	103,851	—	1,345,217
	RSU	4/15/2024	2/15/2024	—	—	—	—	—	—	35,526	798,980
Sarah Rubenstein	AIP	—	—	138,125	276,250	552,500	—	—	—	—	—
	RPSU	4/15/2024	2/15/2024	—	—	—	3,798	15,192	22,788	—	295,181
	RSU	4/15/2024	2/15/2024	—	—	—	—	—	—	7,796	175,332
Kevin P. Malcarney	AIP	—	—	139,256	278,512	557,024	—	—	—	—	—
	RPSU	4/15/2024	2/15/2024	—	—	—	3,829	15,316	22,974	—	297,590
	RSU	4/15/2024	2/15/2024	—	—	—	—	—	—	7,859	176,749

(1)
Threshold non-equity incentive plan awards include annual incentive plan threshold payments, as presented in the CD&A.

(2)
Target non-equity incentive plan awards include annual incentive plan target payments, as presented in the CD&A.

(3)
Maximum non-equity incentive plan awards include annual incentive plan maximum payments, as presented in the CD&A.

(4)
Reflects the grant date fair value determined in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Comparison — Stock Compensation. The Company uses the price of its Class C common stock on the date of grant as the fair value of the Company’s RSUs. The fair value of RPSUs is estimated on the date of grant using a Monte Carlo simulation model. The number of RPSUs granted is based on the 10-day average closing price of the Company’s Class C common stock ending on the date of grant.

(5)
Disclosure with respect to Mr. Cornelius is limited to compensatory amounts that are payable by the Company, which are limited to his RSU and RPSU grants under the LTIP. For a more detailed discussion of the incentive-based compensation provided to Mr. Cornelius by CEG, please see the sections entitled “Annual Incentive Compensation” and “Long-Term Incentive Compensation” in the “Elements of Compensation” section above.

Outstanding Equity Awards at Fiscal Year End
Fiscal Year Ended December 31, 2024
	Option Awards				Stock Awards
							Equity Incentive Plan Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Number of Unearned Shares that Have Not Vested (#)	Market Value of Unearned Shares that Have Not Vested ($)(1)
Craig Cornelius	—	—	—	—	39,068(2)	1,015,768	117,208(3)	3,047,408
Christopher S. Sotos(4)	—	—	—	—	—	—	—	—
Sarah Rubenstein	—	—	—	—	13,399(5)	348,374	27,638(6)	718,588
Kevin P. Malcarney	—	—	—	—	13,900(7)	361,400	30,024(8)	780,624

(1)
Amounts reflect the market value of the unearned shares based on the December 31, 2024 Class C common stock closing price of $26.00.

(2)
This amount represents 12,635 RSUs and 374 DERs that will vest on July 1, 2025, 12,636 RSUs and 374 DERs that will vest on July 1, 2026, and 12,674 RSUs and 375 DERs that will vest on July 1, 2027.

(3)
This amount represents 117,208 RPSUs and 2,250 DERs that will vest on July 1, 2027 if maximum target payout is achieved.

(4)
Mr. Sotos voluntarily resigned from his employment with the Company and from his service on our Board on June 30, 2024 and as a result, all of his unvested equity was forfeited.

(5)
This amount represents 5,581 RSUs and 513 DERs that will vest on April 15, 2025, 4,279 RSUs and 305 DERs that will vest on April 15, 2026, and 2,604 RSUs and 117 DERs that will vest on April 15, 2027.

(6)
This amount represents 8,913 RPSUs and 1,232 DERs that will vest on April 15, 2025 if payout is achieved at target, 2,850 RPSUs and 287 DERs that will vest on April 15, 2026 if payout is achieved at minimum, and 15,875 RPSUs and 683 DERs that will vest on April 15, 2027 if payout is achieved at target.

(7)
This amount represents 5,862 RSUs and 558 DERs that will vest on April 15, 2025, 4,418 RSUs and 319 DERs that will vest on April 15, 2026, and 2,625 RSUs and 118 DERs that will vest on April 15, 2027. Amounts do not include shares withheld for payment of taxes due to retirement eligibility.

(8)
This amount represents 10,970 RPSUs and 1,517 DERs that will vest on April 15, 2025 if payout is achieved at target, 3,050 RPSUs and 246 DERs that will vest on April 15, 2026 if payout is achieved at minimum, and 16,004 RPSUs and 688 DERs that will vest on April 15, 2027 if payout is achieved at target.

Option Exercises and Stock Vested
Fiscal Year Ended December 31, 2024
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Craig Cornelius(3)	—	—	—	—
Christopher S. Sotos	—	—	51,839(4)	1,165,896
Sarah Rubenstein	—	—	6,096(5)	137,106
Kevin P. Malcarney	—	—	11,822(6)	265,936

(1)
Includes shares and DERs that vested pursuant to underlying awards and converted to Class C common stock in 2024.

(2)
The values are based on the April 15, 2024 Class C common stock closing share price of $22.49 for awards and DERs that vested on April 15, 2024. The values for retirement eligible NEOs are based on the Class C common stock closing share price on the dates the awards became eligible for continued vesting and shares and DERs were withheld to cover certain tax withholding obligations.

(3)
Disclosure with respect to Mr. Cornelius is limited to compensatory amounts that are payable by the Company, which are limited to his RSU and RPSU grants under the LTIP. For a more detailed discussion of the equity-based compensation provided to Mr. Cornelius by CEG, please see the section entitled “Long-Term Incentive Compensation” in the “Elements of Compensation” section above.

(4)
Represents 6,758 RSUs, 24,085 RPSUs and 4,893 DERs that vested on April 15, 2024 pursuant to the stock compensation awards granted on April 15, 2021. Represents 6,724 RSUs and 743 DERs that vested on April 15, 2024 pursuant to the stock compensation award granted on April 15, 2022. Represents 8,113 RSUs and 523 DERs that vested on April 15, 2024 pursuant to the stock compensation award granted on April 15, 2023.

(5)
Represents 2,471 RSUs and 392 DERs that vested on April 15, 2024 pursuant to the stock compensation award granted on April 15, 2021. Represents 1,304 RSUs and 144 DERs that vested on April 15, 2024 pursuant to the stock compensation award granted on April 15, 2022. Represents 1,677 RSUs and 108 DERs that vested on April 15, 2024 pursuant to the stock compensation award granted on April 15, 2023.

(6)
Represents 1,536 RSUs, 5,472 RPSUs and 1,111 DERs that vested on April 15, 2024 pursuant to the stock compensation awards granted on April 15, 2021. Represents 1,462 RSUs and 161 DERs that vested on April 15, 2024 pursuant to the stock compensation award granted on April 15, 2022. Represents 1,795 RSUs and 115 DERs that vested on April 15, 2024 pursuant to the stock compensation award granted on April 15, 2023. Represents 160 shares and 10 DERs that were withheld to cover certain tax obligations in 2024 due to awards becoming eligible for continued vesting in the event of the NEO’s retirement.

EMPLOYMENT AGREEMENTS
During 2024, the Company was not a party to employment agreements with any executive officers other than Mr. Sotos and Mr. Cornelius.
Sotos Employment Agreement
On April 30, 2024, Mr. Sotos informed the Company that, effective as of June 30, 2024, he would voluntarily resign from his position as President and CEO and from his role as a member of our Board to pursue other opportunities. In connection with the announcement of Mr. Sotos’ resignation, we entered into a Separation Agreement and General Release with Mr. Sotos on April 30, 2024 (the “Separation Agreement”), which governs the terms of his separation from the Company. Pursuant to the Separation Agreement, Mr. Sotos continued in his position as President and CEO and as a member of our Board from April 30, 2024 until June 30, 2024 (the “Transition Period”). During the Transition Period, the Company continued to provide Mr. Sotos with certain compensation and benefits described in his amended and restated employment agreement with the Company, dated as of September 23, 2021 (the “Sotos Employment Agreement”), including (i) current annual base salary, (ii) any bonus, incentive compensation, deferred compensation and other compensation earned or accrued by Mr. Sotos until June 30, 2024 under the Company’s compensation and benefit plans, programs and arrangements, (iii) any accrued but unused vacation pay, expense reimbursements and other cash entitlements accrued by Mr. Sotos, in accordance with Company policy until June 30, 2024, and (iv) all benefits accrued by Mr. Sotos under the Company’s benefit plans and qualified and nonqualified retirement, pension, 401(k) and similar plans and arrangements. The Separation Agreement superseded and preempted the Sotos Employment Agreement, although certain of Mr. Sotos’ restrictive covenant obligations and indemnification rights under the Sotos Employment Agreement were preserved pursuant to the Separation Agreement. The separation benefits Mr. Sotos received pursuant to the Separation Agreement (in lieu of the separation benefits he would have otherwise received under the Sotos Employment Agreement) are described and quantified under the section “Severance and Change-in-Control” below.
Cornelius Employment Agreement
In connection with the announcement of Mr. Sotos’ voluntary resignation, on April 30, 2024, our Board elected Mr. Cornelius as a member of the Board and appointed Mr. Cornelius as President and CEO of the Company, in each case effective as of July 1, 2024. As part of Mr. Cornelius’ appointment as our President and CEO, the then-existing employment agreement between CEG and Mr. Cornelius was amended and restated on April 30, 2024 (the “Cornelius Employment Agreement”). Pursuant to the Cornelius Employment Agreement, the Company was added as a party to that agreement.
The Cornelius Employment Agreement entitles Mr. Cornelius to an annual base salary, payable solely by CEG, of $500,000, which was increased to $750,000 as of July 1, 2024. As noted above, the Compensation Committee is permitted under the terms of the Cornelius Employment Agreement to make non-binding recommendations to the CEG compensation committee regarding any adjustments to Mr. Cornelius’ base salary, and the CEG compensation committee will have final decisional authority with respect to such adjustments.
The Cornelius Employment Agreement provides that, beginning with the 2024 fiscal year, Mr. Cornelius will be eligible to receive an annual incentive bonus (the “CEG Bonus”) at a target amount equal to 175% of his then-current base salary, with the actual CEG Bonus with respect to a fiscal year payable solely by CEG based on the level of achievement of annual performance objectives established for such fiscal year with respect to the Company; provided that such actual CEG Bonus may not exceed 300% of Mr. Cornelius’ base salary as in effect at the end of such fiscal year. As noted above, during fiscal years in which Mr. Cornelius serves as our CEO (including fiscal year 2024), the performance objectives with respect to the CEG Bonus will be established, evaluated and approved (including for such purposes that relate to the extent to which such performance objectives are attained) by the Compensation Committee. The CEG compensation committee, in turn, is permitted to make non-binding recommendations to the Compensation Committee regarding the foregoing performance objective matters, and the Compensation Committee will have final decisional authority with respect to these matters.
The Cornelius Employment Agreement provides that Mr. Cornelius is eligible to participate in the LTIP, on such terms as are set forth therein. Mr. Cornelius’ annual long term incentive grant under the LTIP (the “Target LTIP Award”) will be 350% of his then-current annual base salary. The Target LTIP Award, one-third of which will be in the form of RSUs and the remainder of which will be in the form of RPSUs. The 2024 Target LTIP Award was granted to Mr. Cornelius on July 1, 2024. In addition, Mr. Cornelius received from CEG (i.e., under CEG’s equity compensation program) a grant of 375,000 restricted shares of the Class C common stock of the Company on April 30, 2024, which vests in three equal amounts, with one-third having vested on October 1, 2024 and one-third vesting on each of October 1, 2025 and October 1, 2026.
In addition to the compensation and benefits described above, the Cornelius Employment Agreement provides that Mr. Cornelius will receive the following:
•
Reimbursement by CEG for reasonable business expenses incurred by Mr. Cornelius in carrying out his duties and responsibilities as our President and CEO;

•
Reimbursement by CEG for personal financial advisory and tax preparation services, or related legal advisory services, up to a maximum of $12,000 per year; and

•
Payment by CEG of an amount equal to $40,000 in connection with the attorneys’ fees anticipated to be incurred by Mr. Cornelius in connection with establishing the terms of Mr. Cornelius’ services as our President and CEO, negotiating the Cornelius Employment Agreement and related matters.

In addition, under the Cornelius Employment Agreement, CEG and the Company have agreed to indemnify Mr. Cornelius against any claims arising as a result of his position with the Company to the fullest extent legally permitted by CEG’s and the Company’s certificates of incorporation, bylaws or board resolutions (in each case, as applicable to CEG and the Company) or, if greater, Delaware law.

The Cornelius Employment Agreement includes (i) non-competition and non-interference restrictions on Mr. Cornelius with respect to CEG and the Company during the term of his employment, and (ii) non-solicitation restrictions on Mr. Cornelius with respect to CEG and the Company during the term of his employment and for one year after his termination of employment. The Cornelius Employment Agreement also includes confidentiality, non-disparagement obligations and intellectual property restrictions with respect to CEG and the Company.
The Cornelius Employment Agreement further entitles Mr. Cornelius to certain severance payments and benefits in the event his employment is terminated under certain circumstances. These separation benefits are described and quantified under the section “Severance and Change-in-Control” below.
SEVERANCE AND CHANGE-IN-CONTROL
Each NEO’s RPSU and RSU award agreements under the LTIP provide for special treatment in the event of such NEO’s termination of employment under certain circumstances. Upon death or disability, an NEO’s RSUs and RPSUs will vest in full and the performance metrics with respect to the RPSUs will be deemed to be achieved at target levels. Upon retirement, an NEO’s RSUs and RPSUs will remain eligible for vesting pursuant to the award agreement as though the NEO was continuously employed by the Company throughout the relevant period; provided that retirement occurs more than 12 months following the applicable award’s grant date. Further, if an NEO’s employment is involuntarily terminated by the Company without “cause” (as defined in the Sotos Employment Agreement with respect to Mr. Sotos, as defined in the Cornelius Employment Agreement with respect to Mr. Cornelius, and as defined in the LTIP with respect to the Other NEOs) during the “Change in Control Period” (as defined below), (i) such NEO’s RSUs will vest in full immediately upon the later of such change in control or such termination of employment and (ii) the Compensation Committee will, pursuant to the terms and conditions of the LTIP and RPSU award agreement(s), determine the final amount payable to the NEO, if any, pursuant to his or her RPSUs; provided that pursuant to the Cornelius Employment Agreement, the payout percentage with respect to Mr. Cornelius’ RPSUs will be deemed met at no less than 100% (or, if greater, the payout percentage determined based on actual performance). In general, no RPSU or RSU that is granted to an NEO provides for accelerated vesting upon any other involuntary termination. RSUs granted to Ms. Rubenstein prior to her promotion to Senior Vice President and Chief Accounting Officer in 2022 provide pro-rated vesting for certain involuntary terminations of service that occur in connection with certain significant business events.
The “Change in Control Period” is the period commencing six months immediately prior to, and ending 24 months immediately following, a “change in control” of the Company (as “change in control” is defined in the Sotos Employment Agreement with respect to Mr. Sotos, and in the LTIP with respect to the Other NEOs).
In addition to the above described treatment of the equity awards, Mr. Sotos, pursuant to the Sotos Employment Agreement, and the other NEOs, pursuant to the CIC Plan and in some cases, the AIP, are entitled to certain additional severance payments and benefits in the event of termination of employment under certain circumstances, including following a change-in-control.
MR. SOTOS’ BENEFITS
Pursuant to the Separation Agreement and in consideration for the release of claims Mr. Sotos entered into with respect to the Company, Mr. Sotos received the following separation benefits: (i) the waiver by the Company of the non-compete covenant contained in the Sotos Employment Agreement, (ii) his annual performance bonus in respect of the 2024 calendar year, adjusted on a pro rata basis based on the number of days Mr. Sotos is actually employed by the Company during 2024, which if earned (i.e., contingent on the satisfaction of applicable performance goals), will be paid to Mr. Sotos in a lump sum cash payment on or about the date on which annual bonuses are paid to the Company’s other executive officers, and (iii) reimbursement of certain expenses incurred by Mr. Sotos in connection with the negotiation of the Separation Agreement, up to a maximum of $20,000. The Separation Agreement superseded and preempted the Sotos Employment Agreement, although Mr. Sotos’ restrictive covenant obligations (excluding non-competition obligations) and indemnification rights under the Sotos Employment Agreement were preserved pursuant to the Separation Agreement. Therefore, except as described above, the severance benefits under the Sotos Employment Agreement (i.e., a lump sum payment equal to no less than 1.5 times Mr. Sotos’ annual base salary and reimbursement of the portion of COBRA premiums) were not triggered or otherwise applicable to Mr. Sotos in connection with his voluntary resignation from his position as President and CEO and from his role as a member of our Board. In addition, Mr. Sotos entered into a consulting agreement on June 20, 2024 in connection with his departure, under which he agreed to provide transition, advisory and consulting services to the Company over a two-month term beginning on July 1, 2024, which term was subject to renewal (however, no such renewal took place). Under the consulting agreement, Mr. Sotos was entitled to receive (x) a fee of $33,334 for each two-month term under the consulting agreement, and (y) in the event Mr. Sotos performed consulting services in excess of 20 hours in any two-month period, a prorated amount for such excess hours at an hourly rate of $1,500. Mr. Sotos also was entitled to be reimbursed for certain reasonable and actual out-of-pocket expenses incurred in performing the consulting services.
MR. CORNELIUS’ BENEFITS
Pursuant to the Cornelius Employment Agreement, if Mr. Cornelius’ employment is involuntarily terminated by CEG without cause, or if he terminates his employment for good reason, CEG agrees to provide Mr. Cornelius with the following severance benefits, subject to Mr. Cornelius executing a release of claims as a condition to receipt of certain of the following severance benefits:
•
All accrued but unpaid base salary through the date of termination, any unpaid or unreimbursed expenses incurred in accordance with the Cornelius Employment Agreement and any benefits provided under CEG’s employee benefit plans upon a termination of employment (collectively, the “Accrued Obligations”);

•
An amount equal to his then-current base salary plus the target CEG Bonus for the year of termination, which amount will be paid during the 12-month period after the date of termination in accordance with CEG’s regular payroll practices;

•
Any unpaid CEG Bonus amount for the prior fiscal year to the extent not paid prior to the termination date; and

•
Reimbursement of COBRA premiums for 12 months after the date of termination, except that such coverage will be discontinued if Mr. Cornelius becomes eligible to receive any health benefits as a result of subsequent employment or service.

If Mr. Cornelius’ employment is terminated as a result of his death or disability, Mr. Cornelius will be entitled to (i) the Accrued Obligations, (ii) any unpaid CEG Bonus for the prior fiscal year, and (iii) an amount equal to the target CEG Bonus for the year of termination, which amount will be prorated based on the number of days during the year that Mr. Cornelius was employed by CEG. The Cornelius Employment Agreement does not provide Mr. Cornelius with any additional enhanced benefits in connection with a change in control, such that his severance benefits, if any, will be dictated by the trigger event for his termination.
If an excise tax under section 4999 of the Code would be triggered by any payments under the Cornelius Employment Agreement or otherwise, CEG will reduce such payments so that no amounts are subject to section 4999 of the Code, provided that such payments will only be reduced to the extent that the after-tax value of amounts received by Mr. Cornelius after application of such reduction would exceed the after-tax value of the amounts received without application of such reduction.
OTHER NEO BENEFITS
Other NEOs (excluding Mr. Sotos) may receive a discretionary payment of the pro-rated target bonus under the AIP in the event of their termination of employment under certain circumstances, including upon his or her termination due to retirement or involuntary termination without cause. Such amount, if payable in the Compensation Committee’s discretion, will be pro-rated based on the number of days during the year that he or she was employed by the Company.
In addition, under the CIC Plan, in the event of involuntary termination without cause, Other NEOs (excluding Mr. Sotos) are entitled to a general severance benefit equal to 1.5 times base salary payable in a lump sum amount and reimbursement for COBRA benefits continuation cost for a period of 18 months.

The CIC Plan also provides such Other NEOs with a change-in-control benefit in the event that, within six months prior to, as well as 24 months following, a change-in-control, their employment is either involuntarily terminated by the Company without cause or voluntarily terminated by such Other NEO for good reason. The change-in-control benefit for Mr. Malcarney and Ms. Rubenstein consists of an amount equal to 2.99 times the sum of his or her base salary plus the annual target incentive for the year of termination. All such Other NEOs are also eligible for (i) an amount equal to their target bonus for the year of termination, pro-rated for the number of days during the performance period that they were employed by the Company and (ii) reimbursement for all or a portion of their COBRA benefits continuation cost for a period of 18 months at the same coverage level and cost, on an after-tax basis, as in effect immediately prior to his or her termination of employment.
As a condition of receiving severance or change-in-control benefits, such Other NEOs must execute a release of claims and acknowledge the restrictive covenants in the CIC Plan. Such restrictive covenants include non-competition, non-solicitation and non-disparagement covenants applicable for one year after termination, confidentiality and intellectual property obligations. The provisions of the CIC Plan may only be waived by the written consent of the Compensation Committee and the applicable Other NEO.
If an excise tax under Section 4999 of the Code would be triggered for an Other NEO by any payments under the CIC Plan or otherwise upon a change-in-control, the Company will reduce such payments so that no amounts are subject to Section 4999 of the Code, if such reduction would cause the amount to be retained by such Other NEO to be greater than if such Other NEO were required to pay such excise tax.
DEFINITION OF CHANGE-IN-CONTROL, ETC.
In general, under the CIC Plan and the LTIP:
•
A “change-in-control” occurs in the event: (a) any person or entity (with certain exceptions), becomes the direct or indirect beneficial owner of 50% or more of the Company’s then-outstanding voting or common stock or obtains the power to, directly or indirectly, vote or cause to be voted 50% or more of the Company’s capital stock entitled to vote in the election of directors, including by contract or through proxy, (b) directors serving on the Board as of a specified date cease to constitute at least a majority of the Board unless such directors are approved by a vote of at least a majority of the incumbent directors; provided that a person whose assumption of office is in connection with an actual or threatened election contest or actual or threatened solicitation of proxies including by reason of agreement intended to avoid or settle such contest shall not be considered to be an incumbent director, (c) any reorganization, merger, consolidation, sale of all or substantially all of the assets of the Company or other transaction is consummated unless the previous stockholders of the Company own more than 50% of the then-outstanding common stock and combined voting power of the company resulting from such change-in-control transaction, or (d) the stockholders approve a plan or proposal to liquidate or dissolve the Company.

•
An involuntary termination without “cause” means the Other NEO’s termination by the Company for any reason other than the Other NEO’s (a) conviction of, or agreement to a plea of nolo contendere to, a felony or other crime involving moral turpitude (including an indictment therefore under the CIC Plan), (b) willful failure to perform his or her duties, (c) willful gross neglect or willful misconduct (including a material act of theft, fraud, malfeasance or dishonesty in connection with his or her performance of duties under the CIC Plan), or (d) breach of any written agreement between the Company or NEO, a violation of the Company’s Code of Conduct or other written policy.

In general, under the CIC Plan:
•
A voluntary termination for “good reason” means the resignation of the Other NEO in the event of (a) a reduction in his or her base salary or target total compensation by more than 15%, excluding across-the-board reductions to his or her base salary or annual bonus target, or if during the Change in Control Period, any reduction of base salary or target total compensation (without regard to whether the reduction applies on an across-the-board basis), (b) a material reduction in his or her benefits under or relative level of participation in the Company’s employee benefit plans, (c) a material diminution in his or her title, authority, duties or responsibilities, (d) a relocation of his or her principal place of employment by more than 50 miles or (e) the failure of a successor to the Company to agree, in writing, to assume the CIC Plan.
In general, under the Cornelius Employment Agreement:
•
An involuntary termination with “cause” means Mr. Cornelius’ (i) act or acts of gross negligence or willful misconduct in the course of his employment under the Cornelius Employment Agreement, (ii) willful failure or refusal to perform in any material respect his duties or responsibilities (other than by reason of disability or illness), (iii) misappropriation (or attempted misappropriation) of any assets or business opportunities with respect to CEG or the Company, (iv) embezzlement or fraud committed (or attempted) by him or at his direction, (v) conviction of, indictment for, or pleading “guilty” or “ no contest” to, (x) a felony or (y) any other criminal charge that has, or could be reasonably expected to have, an adverse impact on the performance of his duties with respect to CEG or the Company or otherwise result in material injury to the reputation or business of CEG or the Company, (vi) any material violation of CEG’s policies, including but not limited to those relating to sexual harassment or business conduct, and those otherwise set forth in the manuals or statements of policy of the CEG, or (vii) Mr. Cornelius’ material breach of the Cornelius Employment Agreement.

•
A voluntary termination for “good reason” means the resignation of Mr. Cornelius in the event of (i) a material demotion in his title, duties, or responsibilities under the Cornelius Employment Agreement, including a change in reporting relationship to the CEG board of directors, (ii) a material reduction in his base salary or target CEG Bonus opportunity (other than pursuant to an across-the-board reduction applicable to all similarly situated executives), (iii) the relocation of his principal place of employment of more than twenty (20) miles from its current location, or (iv) any other material breach of a provision of the Cornelius Employment Agreement by CEG.

The definitions of cause and good reason under the Sotos Employment Agreement, which were similar to the definitions under the CIC Plan, are not described in this section due to his voluntary resignation from his position as President and CEO and from his role as a member of our Board on June 30, 2024.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
The amount of compensation payable by the Company to each NEO in each circumstance is shown in the table below, assuming that termination of employment occurred as of December 31, 2024, and including payments by the Company that would have been earned as of such date. The amounts shown below do not include benefits payable under the Company’s 401(k) plan.
Named Executive Officer	Involuntary Termination Not for Cause ($)	Voluntary Termination for Good Reason ($)	Involuntary Not for Cause or Voluntary for Good Reason Following a Change in Control ($)(1)	Death or Disability ($)	Qualified Retirement
Craig Cornelius(2)	—	—	3,047,442	3,047,442	—
Christopher S. Sotos(3)	—	—	—	—	—
Sarah Rubenstein	947,516	—	3,696,164	1,565,661	—
Kevin P. Malcarney(4)	954,847	—	3,630,490	1,662,705	1,033,061

(1)
The figure for Mr. Malcarney represents the best-net after-tax scenario if this results in him being in a better net after-tax position.

(2)
Disclosure with respect to Mr. Cornelius is limited to separation benefits that are payable by the Company, which are limited to his RSU and RPSU grants under the LTIP.

(3)
Mr. Sotos voluntarily resigned from his employment with the Company in June 2024, such that he was not entitled to receive separation benefits as of December 31, 2024. However, in connection with

Mr. Sotos’ voluntary termination event, he received a pro-rated payment of his annual bonus under the AIP in the amount of $564,183 plus $910 in reimbursements for expenses incurred by Mr. Sotos in connection with the negotiation of the Separation Agreement. In addition, Mr. Sotos received $33,334 consulting fees pursuant to the consulting agreement between Mr. Sotos and the Company.
(4)
Mr. Malcarney met the definition of Qualified Retirement in 2022 and is therefore entitled to certain payments and vesting of awards in the event he retires before they vest.

CEO PAY RATIO
As a result of the rules under the Dodd-Frank Act, the SEC requires disclosure of the CEO to median employee pay ratio. The following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our CEO, Mr. Cornelius, to the annual total compensation of our median employee. Mr. Cornelius became our President and CEO on July 1, 2024 upon the departure of Mr. Sotos, our former President and CEO on June 30, 2024. Under this scenario, applicable SEC rules permit us to annualize the compensation of Mr. Cornelius in presenting the pay ratio. The annual total compensation of Mr. Cornelius listed below equals his total compensation as reported in the Summary Compensation Table. As discussed further in the CD&A, this amount reflects only amounts that are payable by the Company, which are limited to Mr. Cornelius’ annual RSU and RPSU grants under the LTIP for 2024, such that, there was no need to annualize these grants as their full grant date fair values are already included in Mr. Cornelius’ fiscal year 2024 compensation in the Summary Compensation Table under applicable SEC rules.
For purposes of our 2024 CEO pay ratio analysis, we determined that we could use the same median employee that we used for 2023 given that there had been no change in either our employee population or our employee compensation arrangements that we believe would significantly impact our 2024 pay ratio disclosure. Similarly, there has been no change in our median employee’s circumstances that we reasonably believe would result in a significant change to our 2024 pay ratio disclosure. Our median employee’s annual total compensation for 2024 was determined using the same rules that apply to reporting the compensation of our NEOs (including our CEO) in the “Total” column of the “Summary Compensation Table — 2022 – 2024” above. The following total compensation amounts were determined based on that methodology:
•
The annual total compensation of the median employee for 2024 was $148,212.

•
The annual total compensation of Mr. Cornelius for 2024 was $2,851,921.

•
As a result, we estimate that Mr. Cornelius’ 2024 annual total compensation was approximately 19 times that of our median employee.

Given the different methodologies, exemptions, estimates and assumptions that various public companies use to determine an estimate of their pay ratio, the estimated ratio reported above should not be solely used as a basis for comparison between companies.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement required by Item 402(b) of Regulation S-K with management and, based upon such review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Compensation Committee:
E. Stanley O’Neal, Chair
Jonathan Bram
Brian R. Ford
Jennifer Lowry
Daniel B. More

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
No member of our Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the compensation committee of any other company that has an executive officer serving as a member of the Board. None of our executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation Committee.

PAY VERSUS PERFORMANCE
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Act, we provide the following disclosure regarding executive compensation for our principal executive officers (“PEOs”) and Non-PEO NEOs and Company performance for the fiscal years listed below:
Year(1)	Summary Compensation Table Total for First PEO(2) ($)	Summary Compensation Table Total for Second PEO(2) ($)	Compensation Actually Paid to First PEO(3) ($)	Compensation Actually Paid to Second PEO(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(2) ($)	Average Compensation Actually Paid to Non-PEO NEOs(3) ($)	Value of Initial Fixed $100 Investment based on(4)		Net Income ($ Millions)	CAFD ($ Millions)(5)
							TSR ($)	Peer Group TSR ($)
2024	3,196,766	2,851,921	(2,118,247)	3,136,532	1,420,503	1,301,872	166.54	134.24	(63)	425
2023	3,458,999	—	2,399,165	—	1,092,013	914,431	165.11	111.05	(14)	342
2022	3,348,224	—	2,612,184	—	1,016,878	187,491	181.30	122.25	1,060	326
2021	3,092,509	—	5,238,269	—	1,066,691	1,603,696	196.83	121.46	(75)	336
2020	3,248,568	—	8,010,421	—	859,642	1,413,200	167.04	102.72	(62)	295

(1)
Christopher S. Sotos served as PEO from 2020 to June 2024 (“First PEO”). Craig Cornelius served as PEO from July 2024 to present (“Second PEO”). The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2020	2021	2022	2023	2024
Kevin P. Malcarney Chad Plotkin Mary-Lee Stillwell	Kevin P. Malcarney Chad Plotkin	Kevin P. Malcarney Sarah Rubenstein Chad Plotkin	Kevin P. Malcarney Sarah Rubenstein	Kevin P. Malcarney Sarah Rubenstein

(2)
Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year in the case of Mr. Sotos and Mr. Cornelius and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for the Company’s Non-PEO NEOs for the applicable year.

(3)
The amounts shown for “Compensation Actually Paid” have been calculated in accordance with Item 402(v) of Regulation S-K for the applicable year and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments made as described under the “Reconciliation of CAP Adjustments” section below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for First PEO ($)	Exclusion of Stock Awards for First PEO ($)	Inclusion of Equity Values for First PEO ($)	Compensation Actually Paid to First PEO ($)
2024	3,196,766	(2,144,197)	(3,170,816)	(2,118,247)
Year	Summary Compensation Table Total for Second PEO ($)	Exclusion of Stock Awards for Second PEO ($)	Inclusion of Equity Values for Second PEO ($)	Compensation Actually Paid to Second PEO ($)
2024	2,851,921	(2,851,921)	3,136,532	3,136,532

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2024	1,420,503	(472,426)	353,795	1,301,872
The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:
Year	Year-End Fair Value of Equity Awards Granted During Year that Remained Unvested as of Last Day of Year for First PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for First PEO ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested During Year for First PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Equity Awards Granted During any Prior Year that Vested During Year for First PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Granted During any Prior Year that Forfeited During Year for First PEO ($)	Total – Inclusion of Equity Values for First PEO ($)
2024	—	—	—	(229,888)	(2,940,928)	(3,170,816)
Year	Year-End Fair Value of Equity Awards Granted During Year that Remained Unvested as of Last Day of Year for Second PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Second PEO ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested During Year for Second PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Equity Awards Granted During any Prior Year that Vested During Year for Second PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Granted During any Prior Year that Forfeited During Year for Second PEO ($)	Total – Inclusion of Equity Values for Second PEO ($)
2024	3,136,532	—	—	—	—	3,136,532

Year	Average Year-End Fair Value of Equity Awards Granted During Year that Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Equity Awards Granted During any Prior Year that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Granted During any Prior Year that Forfeited During Year for Non-PEO NEOs ($)	Total – Average Inclusion of Equity Values for Non-PEO NEOs ($)
2024	584,239	(190,699)	—	(39,745)	—	353,795

(4)
The Peer Group TSR set forth in this table utilizes the Philadelphia Utility Sector Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in the 2024 Form 10-K. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company’s Class C common stock and in the Philadelphia Utility Sector Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

(5)
As noted in the CD&A, the Compensation Committee selected CAFD as one of the key metrics for evaluating and rewarding management’s performance in the 2024 annual incentive compensation program. CAFD is a non-GAAP measure that is defined in the CD&A under the heading “2024 AIP Bonus Performance Criteria.” Given the importance of CAFD, as discussed further above (i.e., CAFD has a 40% weighting in the AIP scorecard), the Company has determined, in the Company’s assessment, that CAFD represents the most important financial performance measure (that is not otherwise required to be disclosed in the above table) used by the Company to link Compensation Actually Paid to the NEOs for 2024.

RELATIONSHIP BETWEEN PAY AND PERFORMANCE
We believe the Compensation Actually Paid in each of the years reported above and over the five-year cumulative period are reflective of the Compensation Committee’s emphasis on “pay-for-performance” as the Compensation Actually Paid fluctuated year-over-year, primarily due to the result of our stock performance and our varying levels of achievement against pre-established performance goals under the LTIP. Given the leverage of our compensation program towards equity awards, the Compensation Actually Paid is most directly impacted by our stock price performance.
Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, the Company’s Class C common stock cumulative TSR over the five most recently completed fiscal years, and the Peer Group’s cumulative TSR over the same period.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus TSR
Compensation Actually Paid ($ Millions)
10
8
6
4
2
0
-2
-4
TSR (12/31/2019 Indexed to $100)
$250
$200
$150
$100
$50
$0
8.0
1.4
167.04
102.72
5.2
1.6
196.83
121.46
2.6
0.2
181.30
122.25
2.4
0.9
165.11
111.05
-2.1
3.1
1.3
166.54
134.24
2020
2021
2022
2023
2024
Fiscal Year
Christopher S. Sotos Compensation Actually Paid
Craig R. Cornelius Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Clearway Energy, Inc. Class C TSR
Philadelphia Utility Sector Index TSR

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the five most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Net Income
Compensation Actually Paid ($ Millions)
Net Income ($ Millions)
10
8
6
4
2
0
-2
1200
1000
800
600
400
200
0
-200
8.0
1.4
5.2
1.6
2.6
0.2
2.4
0.9
-2.1
3.1
1.3
1,060
-62
-75
-14
-63
2020
2021
2022
2023
2024
Fiscal Year
Christopher S. Sotos Compensation Actually Paid
Criag R. Cornelius Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Clearway Energy, Inc. Net Income

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and CAFD
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our CAFD during the five most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus CAFD
Compensation Actually Paid ($ Millions)
CAFD ($ Millions)
10
8
6
4
2
0
-2
-4
450
400
350
300
250
200
150
100
50
0
8.0
1.4
5.2
1.6
2.6
0.2
2.4
0.9
-2.1
3.1
1.3
295
336
326
342
425
2020
2021
2022
2023
2024
Fiscal Year
Christopher S. Sotos Compensation Actually Paid
Craig R. Cornelius Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Clearway Energy, Inc. CAFD

TABULAR LIST OF MOST IMPORTANT FINANCIAL PERFORMANCE MEASURES
The following is a list of financial performance measures, which in our assessment represent the most important financial performance measures used by the Company to link Compensation Actually Paid to the NEOs for 2024. The measures in this table are not ranked. In addition to these metrics, the Company’s AIP includes key performance milestones relating to the Company’s tax runway position, adherence to budget, the Company’s compliance with the Inflation Reduction Act (IRA), and Enterprise Resource

Planning (ERP) selection and implementation readiness in order to emphasize those initiatives as priorities throughout the organization. Please see the CD&A for a further description of the metrics used in the Company’s executive compensation program.
•
CAFD

•
Relative TSR

•
CAFD Per Share

AUDIT COMMITTEE REPORT
The primary purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting process. The Audit Committee’s function is more fully described previously in this Proxy Statement and in its charter. The Audit Committee reviews the charter on an annual basis. The Board annually reviews the NYSE listing standards’ definition of independence for audit committee members and has determined that each member of the Audit Committee meets that standard. The Board has also determined that each of the four members of the Audit Committee who served as such in 2024 met the requirements of an “audit committee financial expert.”
Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations.
The Company’s independent registered public accounting firm for the fiscal year 2024, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles and auditing the Company’s internal control over financial reporting.
The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2024 with the Company’s management and has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the PCAOB Auditing Standard No. 1301, as amended, “Communication with Audit Committees.” In addition, PricewaterhouseCoopers LLP has provided the Audit Committee with the written disclosures and the letter required by Statement on the PCAOB Auditing Standard No. 1301, “Communication with Audit Committees,” and the Audit Committee has discussed with PricewaterhouseCoopers LLP their independence. The Audit Committee also reviewed, and discussed with management and PricewaterhouseCoopers LLP, management’s report and PricewaterhouseCoopers LLP’s report and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.
Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the SEC.
Audit Committee:
Brian R. Ford, Chair
Jennifer Lowry
Daniel B. More
E. Stanley O’Neal

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT AND NONAUDIT FEES
The following table presents fees for professional services rendered by (i) Ernst & Young LLP, our former principal independent registered public accounting firm, and (ii) PricewaterhouseCoopers LLP, our current principal independent registered public accounting firm, for the years ended December 31, 2024 and December 31, 2023:
	Year Ended December 31,
	2024	2023
Audit Fees	$4,479,259	$4,665,386
Tax Fees	518,572	1,565,229
All Other Fees	2,000	10,000
Total	$4,999,831	$6,240,615
AUDIT FEES
The Company was billed approximately $4,479,259 and $4,665,386 in 2024 and 2023, respectively, for the integrated audit of the Company’s annual consolidated financial statements and audits of subsidiary (non-SEC registrants) financial statements, internal control over financial reporting, and the review of the Company’s quarterly consolidated financial statements on Form 10-Q that are customary under the standards of the Public Company Accounting Oversight Board (United States).
AUDIT-RELATED FEES
There were no audit-related fees billed to the Company in 2024 or 2023.
TAX FEES
The Company was billed approximately $518,572 and $1,565,229 in 2024 and 2023, respectively, relating mainly to compliance work.
ALL OTHER FEES
The Company was billed approximately $2,000 and $10,000 in 2024 and 2023, respectively, in other fees relating to online subscription fees.
POLICY ON AUDIT COMMITTEE PRE-APPROVAL
The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the independent registered public accounting firm of the Company. The Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm of the Company.
The Audit Committee annually reviews and pre-approves services that are expected to be provided by the independent registered public accounting firm. The term of the pre-approval is 12 months from the date of the pre-approval, unless the Audit Committee approves a shorter time period. The Audit Committee may periodically amend and/or supplement the pre-approved services based on subsequent determinations.
Unless the Audit Committee has pre-approved Audit Services or a specified category of non-audit services, any engagement to provide such services must be pre-approved by the Audit Committee if it is to be provided by the independent registered public accounting firm. The Audit Committee must also pre-approve any proposed services exceeding the pre-approved budgeted fee levels for a specified type of service.

The Audit Committee has authorized its Chair to pre-approve services in amounts up to $100,000 per engagement. Engagements exceeding $100,000 must be approved by the full Audit Committee. Engagements pre-approved by the Chair are reported to the Audit Committee at its next scheduled meeting. The Audit Committee approved all of the audit-related fees, tax fees and all other fees described above.

QUESTIONS AND ANSWERS
WHAT IS THE PURPOSE OF THE ANNUAL MEETING?
The purpose of the Annual Meeting is to:
1.
elect eleven directors;

2.
approve the Say on Pay Proposal;

3.
approve the Ratification of PricewaterhouseCoopers LLP’s Appointment Proposal; and

4.
conduct such other business as may properly come before the Annual Meeting and any adjournment or postponement.

Other than these proposals, the Board is not aware of any other matters to be presented for a vote at the Annual Meeting.
WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?
All of our stockholders may attend the Annual Meeting. However, only stockholders who owned our Class A, Class B, Class C or Class D common stock at the close of business on February 28, 2025, the record date for the Annual Meeting, or their duly appointed proxies, are entitled to vote at the Annual Meeting.
Many stockholders hold their shares through a stockbroker, bank, trustee or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially:
•
Stockholder of Record — If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the stockholder of record of those shares.

•
Beneficial Owner — If your shares are held in a stock brokerage account, or by a bank, trustee or other nominee, you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote and you are also invited to attend the Annual Meeting virtually, as described below. Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the Annual Meeting. Your broker, trustee or nominee is obligated to provide you with a voting instruction card for you to use to vote during the Annual Meeting. You may be required to provide proof of beneficial ownership, such as your most recent account statement as of the record date, a copy of the voting instruction form provided by your broker, bank, trustee or nominee, or other similar evidence of ownership.

HOW MANY VOTES DO I HAVE?
You have one vote for each share of our Class A or Class B common stock you owned as of the record date for the Annual Meeting. You have 1/100th of one vote for each share of our Class C or Class D common stock you owned as of the record date for the Annual Meeting. Holders of shares of our Class A, Class B, Class C and Class D common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise provided by applicable law. CEG owns all of our outstanding Class B and Class D common stock, which represents, in the aggregate, approximately 54.91% of the combined voting power of our common stock as of the record date.
WHAT ARE THE RECOMMENDATIONS OF THE BOARD?
The Board recommends a vote:
1.
FOR the election of the director nominees;

2.
FOR the Say on Pay Proposal; and

3.
FOR the Ratification of PricewaterhouseCoopers LLP’s Appointment Proposal.

If you grant a proxy and any additional matters are properly presented for a vote at the Annual Meeting, either of the persons named as proxy holders, Craig Cornelius or Kevin P. Malcarney, will have the discretion to vote your shares.
HOW MANY VOTES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?
We will have a quorum, and will be able to conduct the business of the Annual Meeting, if the holders of a majority in voting power of the outstanding shares of our Class A, Class B, Class C and Class D common stock entitled to vote at the Annual Meeting are represented through virtual attendance or by proxy at the Annual Meeting. As of the record date, there were 78,600,553 votes entitled to be cast in the aggregate by the holders of all shares of our common stock outstanding, consisting of:
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34,613,853 shares of our Class A common stock (representing the same number of votes);

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42,738,750 shares of our Class B common stock (representing the same number of votes);

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82,833,226 shares of our Class C common stock (representing 828,332 votes); and

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41,961,750 shares of our Class D common stock (representing 419,618 votes).

The presence of holders entitled to cast at least 39,300,277 votes will be required to establish a quorum. Both abstentions and broker non-votes, if any, are counted as present for determining the presence of a quorum. For more information regarding the treatment of abstentions and broker non-votes, see “What are abstentions and broker non-votes and how are they treated?”
WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?
1.
Election of Directors — The nominees for election as directors at the Annual Meeting will be elected by the vote of a plurality of the votes entitled to be cast by all shares of our common stock entitled to vote on the election, voting as a single class and represented through virtual attendance or by proxy at the Annual Meeting. This means the director nominees receiving the highest number of affirmative votes will be elected as directors. Votes withheld from a director nominee will have no effect on the election of the director from whom votes are withheld.

2.
Say on Pay Proposal — This proposal requires the affirmative vote of the majority in voting power of the shares of our common stock present through virtual attendance or represented by proxy at the Annual Meeting and entitled to vote on the proposal. While this is an advisory vote, the Board and the Compensation Committee value the opinions of stockholders and if there are a significant number of votes against this proposal, the Board and the Compensation Committee will consider stockholders’ concerns and evaluate actions necessary to address those concerns.

3.
Ratification of PricewaterhouseCoopers LLP’s Appointment Proposal — This proposal requires the affirmative vote of a majority in voting power of the shares of our common stock present through virtual attendance or represented by proxy at the Annual Meeting and entitled to vote on the proposal. If the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not ratified, the Audit Committee will reconsider its selection.

WHAT ARE ABSTENTIONS AND BROKER NON-VOTES AND HOW ARE THEY TREATED?
An abstention occurs when a stockholder or its proxy is present at the meeting and entitled to vote on a proposal but either expressly abstains or does not vote on the proposal. A “broker non-vote” occurs when a broker has not received voting instructions from the beneficial owner with respect to the proposal and the broker does not have discretionary authority to vote the shares because the proposal is non-routine. Brokers who do not receive instructions from the beneficial owner are entitled to vote on the Ratification of PricewaterhouseCoopers LLP’s Appointment Proposal, but do not have the discretion to vote on the election of directors or the Say on Pay Proposal. Broker non-votes and abstentions, if any, will be treated as follows with respect to votes on each of the proposals:
Proposal		Treatment of Abstentions	Treatment of Broker Non-Votes
1.	Election of Directors	No effect on this proposal.	No effect on this proposal.
2.	Say on Pay Proposal	Counted toward the tabulation of votes on this proposal and will have the same effect as a vote AGAINST this proposal.	No effect on this proposal.
3.	Ratification of PricewaterhouseCoopers LLP’s Appointment Proposal	Counted toward the tabulation of votes on this proposal and will have the same effect as a vote AGAINST this proposal.	Not applicable since brokers have discretionary authority to vote on this proposal.
HOW DO I VOTE?
If you hold shares of Class A, Class B, Class C or Class D common stock directly as the stockholder of record, you may vote through virtual attendance at the Annual Meeting, by granting a proxy or, if you hold shares in street name (through a bank, broker, trustee or other nominee), by submitting voting instructions to your bank, broker, trustee or nominee. You may vote over the Internet, by telephone, by mail if you have a paper copy of the proxy materials, or through virtual attendance at the Annual Meeting. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your bank, broker, trustee or nominee.
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Vote By Internet:   If you have Internet access, you may submit your proxy by using the Internet 24 hours a day, 7 days a week, up until 11:59 p.m., Eastern Time, on April 21, 2025 by visiting the website provided on the Notice of Internet Availability of Proxy Materials (Notice of Availability) or voting instruction card. If you vote by using the Internet, you do not need to return your proxy card or voting instruction card.

•
Vote By Telephone:   If you live in the United States, you may use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, up until 11:59 p.m., Eastern Time, on April 21, 2025. The telephone number is printed on your proxy card or voting instruction card. If you vote by telephone, you do not need to return your proxy card or voting instruction card.

•
Vote By Mail:   If you received or requested a paper copy of the materials, you may submit your proxy by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker, trustee, or nominee, and mailing it in the enclosed, postage-paid, addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign, but do not provide instructions, your shares will be voted as the Board recommends. Mark, sign and date your proxy card and return it in the postage-paid envelope provided as soon as possible as it must be received by the Company prior to April 22, 2025, the Annual Meeting date.

•
Vote During the Virtual Annual Meeting:   To vote during the virtual Annual Meeting, Stockholders of record at the close of business on February 28, 2025, or their legal proxy holders, must register for and log in to www.virtualshareholdermeeting.com/CWEN2025 using their 16-digit control number provided on their proxy card. Stockholders holding shares in a joint account may virtually attend the meeting if they provide proof of joint ownership, and if each stockholder follows the admission requirements described below. Please refer to “How can I vote virtually during the Annual Meeting” on page 81.

MAY I CHANGE MY VOTE?
You may change your proxy instructions or revoke your proxy at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this by: (a) delivering a written notice of revocation bearing a later date than the proxy being revoked, (b) signing and delivering a later dated written proxy relating to the same shares or (c) virtually attending the Annual Meeting and voting

(although virtual attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). For shares held in street name, you may change your vote by submitting new voting instructions to your broker, trustee, or nominee, or by attending the Annual Meeting and voting using your 16-digit control number.
HOW CAN I VOTE VIRTUALLY DURING THE ANNUAL MEETING?
Stockholders of record at the close of business on February 28, 2025, or their legal proxy holders, will be able to access the Annual Meeting webcast, ask questions and vote online at www.virtualshareholdermeeting.com/CWEN2025 by entering their 16-digit control number provided on their proxy card. This website also will contain instructions to participate in the virtual Annual Meeting.
WHAT HAPPENS IF I DO NOT PROVIDE INSTRUCTIONS AS TO HOW TO VOTE?
If you sign your proxy card or voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board.
WHERE CAN I OBTAIN THE LIST OF STOCKHOLDERS ENTITLED TO VOTE?
The names of stockholders of record entitled to vote at the Annual Meeting will be available at the website for the Annual Meeting at www.virtualshareholdermeeting.com/CWEN2025 and for ten days prior to the meeting for any purpose germane to the Annual Meeting, between the hours of 8:30 a.m. and 5:00 p.m., Eastern Time, at our principal executive offices at 300 Carnegie Center, Suite 300, Princeton, New Jersey 08540. Please contact our Corporate Secretary if you wish to review the list of stockholders at our principal executive offices.
WHO PAYS THE COST OF SOLICITATION OF PROXIES?
We will pay for the cost of preparing, assembling, printing, mailing and distributing these proxy materials. Our directors and officers may solicit proxies or votes in person, by telephone, or by electronic communication. Such individuals will not receive any additional compensation for these solicitation activities. We have retained MacKenzie Partners, Inc. to assist us in soliciting your proxy for an estimated fee of $25,000, plus reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and any other solicitation materials to beneficial owners of our common stock.
WHO IS THE COMPANY’S TRANSFER AGENT?
Our transfer agent is Computershare. All communications concerning stockholder inquiries can be handled by contacting Clearway Energy, Inc. c/o Computershare, Computershare Investor Services, by regular mail to P.O. Box 43006, Providence, RI 02940-3006, by overnight delivery to 150 Royall Street, Suite 101, Canton, MA 02021, or by telephone at 1-877-373-6374, or 1-781-575-2879 (outside the U.S. and Canada), or 1-800-952-9245 (Hearing Impaired-TTY). Their website is http://www.computershare.com. Certificates for transfer and address changes should be sent either by regular mail to Computershare, P.O. Box 43006, Providence, RI 02940-3006 or by overnight delivery to Computershare, 150 Royall Street, Suite 101, Canton, MA 02021.
WHY DID I RECEIVE A ONE-PAGE NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?
Pursuant to rules adopted by the SEC, we are using the Internet as the primary means of furnishing proxy materials to stockholders. Accordingly, we are sending the Notice of Availability to our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Availability or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Availability. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.

WHAT IS “HOUSEHOLDING”?
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, multiple stockholders who share the same last name and address and do not participate in electronic delivery will receive only one copy of the proxy materials or the Notice of Availability. We have undertaken householding to reduce our printing costs and postage fees. Stockholders may elect to receive individual copies of the proxy materials or Notice of Availability at the same address by contacting Broadridge Financial Solutions, Inc. by telephone at 1-866-540-7095, by mail at Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or by e-mail at sendmaterial@proxyvote.com. Stockholders who are receiving individual copies of such materials, and who would like to receive single copies at a shared address, may contact Broadridge Financial Solutions, Inc. with this request by using the contact information provided above.
HOW CAN I REQUEST ADDITIONAL MATERIALS?
Stockholders may request additional copies of the proxy materials or Notice of Availability by contacting Broadridge Financial Solutions, Inc. by telephone at 1-800-579-1639 or by e-mail at sendmaterial@proxyvote.com.
WHOM SHOULD I CALL IF I HAVE QUESTIONS ABOUT THE ANNUAL MEETING?
If you have any questions or need any assistance in voting your shares, please contact our proxy solicitor:
MacKenzie Partners, Inc.
7 Penn Plaza, Suite 503
New York, NY 10001
(800) 322-2885
or
(212) 929-5500
Email: proxy@mackenziepartners.com
***

REQUIREMENTS FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR
THE 2026 ANNUAL MEETING OF STOCKHOLDERS
STOCKHOLDER PROPOSALS FOR INCLUSION IN THE COMPANY’S PROXY STATEMENT FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS
Deadline
In order for a stockholder proposal to be considered for inclusion in our proxy statement for the 2026 Annual Meeting, our Corporate Secretary must receive the proposal no later than the close of business on November 13, 2025, which is the 120th day prior to the first anniversary of the date on which this Proxy Statement was first released to our stockholders in connection with the 2025 Annual Meeting. If we change the date of the 2026 Annual Meeting by more than 30 days from the anniversary of this year’s Annual Meeting, stockholder proposals must be received a reasonable time before we begin to print and mail the proxy materials for the 2026 Annual Meeting in order to be considered for inclusion in our proxy statement. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, no later than February 24, 2026.
Method of Submitting Proposals
Proposals must be sent via registered, certified, or express mail (or other means that allows the stockholder to determine when the proposal was received by the Corporate Secretary) to the Corporate Secretary, Clearway Energy, Inc., 300 Carnegie Center, Suite 300, Princeton, New Jersey 08540. Proposals must contain the information required under our Bylaws, a copy of which is available upon request to our Corporate Secretary, and also must comply with the SEC’s regulations regarding the inclusion of stockholder proposals in Company-sponsored proxy materials.
STOCKHOLDER PROPOSALS OR STOCKHOLDER NOMINATION OF DIRECTOR TO BE BROUGHT AT THE 2026 ANNUAL MEETING (WITHOUT INCLUSION IN THE COMPANY’S PROXY STATEMENT)
Alternatively, stockholders intending to present a proposal or nominate a director for election at the 2025 Annual Meeting without having the proposal or nomination included in our proxy statement must comply with the requirements set forth in our Bylaws and summarized below.
Deadline
Our Bylaws require, among other things, that our Corporate Secretary receive the proposal or nomination no earlier than the close of business on the 120th day, and no later than the close of business on the 90th day, prior to the first anniversary of this year’s Annual Meeting, unless the 2026 Annual Meeting is more than 30 days before or more than 70 days after such anniversary date. For our 2026 Annual Meeting, our Corporate Secretary must receive the proposal or nomination no earlier than December 23, 2025 and no later than the close of business on January 22, 2026, unless the 2026 Annual Meeting is held earlier than March 23, 2026 or later than July 1, 2026, in which case the proposal or nomination should be received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (a) the 90th day prior to the date of the 2026 Annual Meeting or (b) the 10th day following the day on which the date of the 2026 Annual Meeting is first publicly announced by the Company.
Information Required
The proposal or nomination must contain the information required by Article II, Section 11 of the Bylaws, a copy of which is available upon request to our Corporate Secretary. If the stockholder does not meet the applicable deadlines or comply with the requirements of SEC Rule 14a-4, we may exercise discretionary voting authority under proxies we solicit to vote, in accordance with our best judgment, on any such proposal.

SCAN TO VIEW MATERIALS & VOTE CLEARWAY ENERGY, INC. C/O OFFICE OF GENERAL COUNSEL 300 CARNEGIE CENTER SUITE 300 PRINCETON, NJ 08540 VOTE BY INTERNET Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on April 21, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting — Go to www.virtualshareholdermeeting.com/CWEN2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on April 21, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V65358-P27304 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY Date Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. !! !! 3.To ratify the appointment of PricewaterhouseCoopers LLP as Clearway Energy, Inc.’s independent registered public accounting firm ! for the 2025 fiscal year. ! 2.To approve, on a non-binding advisory basis, Clearway Energy, Inc.’s executive compensation. For Against Abstain 01)Jonathan Bram 07) Daniel B. More 02)Nathaniel Anschuetz 08) E. Stanley O’Neal 03)Emmanuel Barrois 09) Craig Cornelius 04)Brian R. Ford 10) Olivier Jouny 05)Jennifer Lowry 11) Marc-Antoine Pignon 06)Bruce MacLennan The Board of Directors recommends you vote FOR proposals 2 and 3: To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ! !! The Board of Directors recommends you vote FOR the following: 1.Election of Directors Nominees: For Withhold For All All   All   Except CLEARWAY ENERGY, INC.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting, Proxy Statement and Annual Report for the year ended December 31, 2024 are available at www.proxyvote.com. V65359-P27304 CLEARWAY ENERGY, INC. ANNUAL MEETING OF STOCKHOLDERS April 22, 2025 9:00 A.M. (Eastern Time) Virtual via live webcast on the Internet at www.virtualshareholdermeeting.com/CWEN2025 This Proxy Voting Instruction Card is Solicited on Behalf of the Board of Directors of Clearway Energy, Inc. for the 2025 Annual Meeting of Stockholders. The undersigned hereby constitutes and appoints Craig Cornelius and Kevin P. Malcarney, and each of them, attorneys and proxies with full power of substitution, to represent the undersigned and to vote all shares of Class A common stock, $0.01 par value, Class B common stock, $0.01 par value, Class C common stock, $0.01 par value and Class D common stock, $0.01 par value, of Clearway Energy, Inc. (the “Company”), that the undersigned would be entitled to vote through virtual attendance at the 2025 Annual Meeting of Stockholders of the Company, to be held on April 22, 2025, at 9:00 A.M. (Eastern Time) online at www.virtualshareholdermeeting.com/CWEN2025, and at any adjournments or postponements thereof (the “Meeting”), as herein specified and in such proxyholder’s discretion upon any other matters that may properly come before the Meeting including, without limitation, to vote on the election of such substitute nominees as such proxies may select in the event nominee(s) named on their card become(s) unable to serve as director. By granting this proxy, the undersigned hereby revokes any proxy previously granted by the undersigned. THIS PROXY WILL BE VOTED AS DIRECTED. IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES LISTED UNDER PROPOSAL 1, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3. Continued and to be signed on reverse side